UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Ovintiv Inc.
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Ovintiv
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Ovintiv

MARCH 20, 2025

A Message From Our Board Chair

Dear Fellow Shareholders:

2024 marked another year of operational excellence and strategic execution for our Company as we continued to provide the safe, affordable, and secure energy that fuels the world. Our durable returns strategy continues to deliver. We posted significant efficiency gains that further increased our profitability, and we also continued to expand our premium return drilling inventory.

In 2024, Ovintiv converted operational success into bottom-line financial results, generating full year non-GAAP free cash flow† of approximately $1.7 billion—up 50% year-over-year—and returning more than $900 million directly to our shareholders through base dividends and share buybacks.

In November, we high-graded our portfolio with the announcement of an oil-rich acquisition in the core of the Alberta Montney and the divestiture of our Uinta assets. These transactions add premium return drilling inventory and are highly accretive across all key financial measures. They significantly enhance our capital efficiency and free-cash flow generation, allowing us to pay down debt faster and increase returns to shareholders. Going forward, Ovintiv will operate a more streamlined portfolio with anchor positions in the Permian and Montney - two of the most valuable remaining oil resources in North America. Our Permian and Montney assets are complimented by our low-cost, low-decline, high free cash flow generating asset in the Anadarko basin.

We continued to harness the power of innovation to deliver efficiency gains in each of our assets. Record-setting drilling and completion performance, leading well productivity per lateral foot, and base decline management are a few of the areas contributing to our exceptional return on invested capital. We saw multiple quarters of production guidance and cost beats, allowing us to raise guidance three times with unchanged full year capital investment. We also continued to deliver on our Scope 1 & 2 Greenhouse Gas (“GHG”) target, with 2024 emissions intensity down 46% from 2019 levels.

Strong corporate governance is a cornerstone of our Company. We are committed to conducting our business in a manner that is safe, ethical, responsible, and commercially minded - an approach which we believe supports the sustainability of our business and drives better corporate outcomes.

In January of 2025, through its ongoing board refreshment process, the Ovintiv Board added a new independent director, which marks the third new independent director in as many years. We take pride in having an effective, active, engaged, and independent Board.

Our Board has a long-standing practice of seeking direct feedback from our shareholders. Through our 2024 outreach program, we offered engagement opportunities to more than two-thirds of our shareholders. This engagement provides an opportunity for certain Board Members to answer questions from our investors regarding our approach to strategy, corporate governance, and risk oversight.

Safety is a foundational value at Ovintiv and remains a key area of focus and oversight for the Board. In the two years since our Safety Task Force was initiated, this organization-wide effort has continued to be a foundational priority for both the Board and Company leadership. This is evident both in our 2024 safety performance and in how we are advancing our safety culture. From implementing the task force’s recommendations, introducing new safety concepts like safe-decision making, and rolling out competency-based safety training, Ovintiv has deepened our safety-leadership mindset throughout the organization. We are constantly looking to improve safety awareness and procedures to ensure that our employees and service providers go home safely to their families each night.

We continue to anticipate a dynamic global environment that will have important impacts for our industry. Ovintiv remains committed to working constructively with all governing bodies, regardless of political affiliation. We actively participate in public policy development at the federal, state, provincial, and local levels in the United States and Canada to support effective policies governing responsible energy development in North America. The Ovintiv Board supports constructive public policy engagement to achieve results-based outcomes which align economic, environmental, and energy security needs.

We are proud of the impressive results our Company delivered in 2024. Looking forward, we are committed to maintaining the highest standards of conduct, while also generating superior durable returns for our shareholders.

Safe, reliable, and affordable energy is critical to the sustainability of our communities, and that’s why we are proud to provide the energy that makes modern life possible.

On behalf of the Board, thank you for your investment in our Company.

PETER A. DEA CHAIR OF THE BOARD

Ovintiv Inc.	2025 Proxy Statement | 1

Our products fuel the world—

we make modern

life possible.

2 | 2025 Proxy Statement	Ovintiv Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date 8:00 a.m. (Mountain Time) on May 1, 2025	Place Online at www.virtualshareholder meeting.com/ovv2025	Record Date March 4, 2025	The Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about March 20, 2025

Meeting Agenda

Shareholders will be asked to vote on the following proposals at our 2025 Annual Meeting of Shareholders of Ovintiv (the “Meeting”):

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Approval of the Third Amendment to the Omnibus Incentive Plan	FOR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Record Date

Shareholders at the close of business on March 4, 2025 (the “Record Date”) are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 260,324,464 shares of Ovintiv common stock issued and outstanding.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 20, 2025.

By Order of the Board,

Meghan N. Eilers

Executive Vice-President, Midstream & Marketing and General Counsel

Ovintiv Inc.

March 20, 2025

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the internet by following the directions on your proxy card. Internet voting is available 24-hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the card and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders of record as of the Record Date can vote virtually at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2025. To vote virtually at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of or at the Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS

The SEC’s “Notice and Access” rule permits Ovintiv to deliver a Notice of Internet Availability of Proxy Materials to shareholders in lieu of paper copies of the Company’s Proxy Statement, Annual Report on Form 10-K and related materials (collectively, the “Proxy Materials”). The Notice of Internet Availability of Proxy Materials provides instructions as to how shareholders can access the Proxy Materials through the Internet or, alternatively, request printed copies of the Proxy Materials be sent to them by mail.

Ovintiv Inc.	2025 Proxy Statement | 3

PROXY STATEMENT SUMMARY

This summary is provided for your convenience. It does not contain all of the information you should consider when casting your vote. We encourage you to read this entire Proxy Statement before voting. For additional information, please refer to the 2024 Annual Report on Form 10-K of Ovintiv Inc. (“Ovintiv” or the “Company”) dated February 26, 2025 (the “Annual Report”). Unless noted otherwise, information in this Proxy Statement is as of February 26, 2025. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP (as hereinafter defined) and, therefore, are considered non-GAAP measures (as hereinafter defined and noted by the † symbol). For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

Business Overview

High Quality Portfolio

•  Significant basin scale in the Permian and Montney, the two largest remaining undeveloped oil resources in North America

•  Supported by the strong Free Cash Flow† generation of the Anadarko

Deep Inventory of Premium Drilling Locations

•  10-20 years of oil & condensate and 20+ years of natural gas inventory

•  Proven organic assessment and appraisal program

Multi-Product Commodity Exposure

•  Premium return drilling options across both oil/condensate and natural gas

•  Maximizing price realizations through market diversification strategy

Leveraging Operational Excellence to Drive Efficiencies

•  Industry-leading operational capability

•  Optimized development programs enhance margins while minimizing capital expenditures

Generating Durable Returns

•  Expertise and culture to convert resource to Free Cash Flow†

•  Disciplined capital allocation

Select 2024 Highlights

Strong Financial Results

Capital efficiency, well productivity, margin maximization and cost controls drove approximately $3.7 billion cash from operating activities and approximately $1.7 billion of Free Cash Flow†.

Substantial Shareholder Returns Returned more than $900 million to shareholders through our base dividend and share buybacks.

Portfolio High-Grading

Announced the acquisition of approximately 109,000 net acres in the Montney oil window, adding approximately 900 net 10,000 foot well locations, including 600 premium locations, to Ovintiv’s drilling inventory (“Montney Acquisition”). Simultaneously, the Company announced the sale of its Uinta assets. The combined transactions are expected to boost the Company’s go-forward estimated Free Cash Flow† generation by approximately $300 million annually.

Leading Operational Execution

Year-over-year efficiency improvements and optimized base production performance allowed the Company to increase its production guidance three times in 2024 without additional capital investment.

Continued Debt Reduction Lowered Net Debt† by more than $320 million.

Note:

For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

4 | 2025 Proxy Statement	Ovintiv Inc.

Key Year-End 2024 Business Metrics

Our Approach

Producing safe, affordable and reliable energy both profitably and sustainably is a powerful purpose – one that Ovintiv takes seriously. Our products fuel the world and make modern life possible. Oil, natural gas, and natural gas liquids are essential to every aspect of life from transportation to education and healthcare. As a responsible and innovative producer of oil and natural gas, we are committed to drive progress and improve lives. Responsible business and durability are pillars of our strategy. Our Board of Directors (the “Board”) and executive leadership team (“ELT”) direct and oversee our enterprise risk management, including sustainability matters, monitoring our progress and performance through the Board’s committee structure. High standards for durable excellence are established through our policies and programs; employees understand the Company’s expectations and are empowered to take ownership of their own performance. By linking employee and executive compensation to metrics that tie to risk oversight responsibility, and business resilience, the Board is ensuring every team member is aligned to continuous improvement. Starting in 2021, we included our methane emissions reductions target in our compensation scorecard. In our 2022 compensation program, we established a Scope 1 & 2 GHG emissions intensity target, further incentivizing our team members to be both innovative and responsible in their daily decision-making. Our Scope 1 & 2 GHG emissions intensity target was not adjusted for acquisition or divestiture activity in 2023 or 2024. In 2023, we added a total incident severity metric to emphasize a concentrated effort to reduce serious injuries.

History of Durable Leadership

A HISTORY OF ROBUST AND TRANSPARENT DISCLOSURE

In May of 2024, Ovintiv published its 2023 Sustainability Report, highlighting the Company’s leadership and highlighting its significant achievements in various initiatives on our dynamic website to further improve our industry leading transparency and reporting performance.

Ovintiv Inc.	2025 Proxy Statement | 5

OUR COMMITMENT

EMISSIONS

•  Scope 1 & 2 GHG intensity reduction target tied to compensation (benchmarked to 2019).

•  46% reduction in Scope 1 & 2 GHG intensity at year-end 2024 (benchmarked against 2019 results).

•  Ovintiv is committed to eliminating routine flaring from its operations.

TRANSPARENCY

•  20th consecutive year of industry leading sustainability reporting and transparency in 2024.

•  Leading industry-wide initiatives through active trade association engagement with the American Exploration & Production Council, the Canadian Association of Petroleum Producers, and the American Petroleum Institute.

•  Produced disclosures aligned with Task Force on Climate-related Financial Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) guidance.

HUMAN CAPITAL

At Ovintiv, we are committed to fostering an environment where employees have the tools, opportunities, and support to grow their careers. This year, we launched the Driving Your Career workshop, designed to help employees navigate career progression, understand growth opportunities, and take ownership of their professional development.

To support a workplace where contributions are recognized and rewarded fairly, we also conducted a comprehensive Equal Pay for Equal Work analysis. By aligning career development initiatives with pay equity, we are reinforcing a workplace where performance, opportunity, and reward go hand in hand. Additionally, we implemented the Culture Amp Tool to strengthen our employee listening strategy, allowing us to better understand workforce needs and continuously improve the employee experience.

By integrating career development, pay equity, and employee engagement, we are shaping a workplace where talent thrives, contributions are valued, and employees can build long-term success at Ovintiv.

GOVERNANCE

Strong corporate governance is the core of our sustainable initiatives. In 2023, the Company updated its Insider Trading and Clawback policies and added a Board Overboarding and Change in Circumstance policy, all of which set the standards for strong corporate governance.

In January of 2025, the Ovintiv Board added a new independent director to the Board, which marks the third new independent director in as many years. Our board draws on a wide range of backgrounds and perspectives, bringing diverse viewpoints to their oversight of risk and strategic opportunities.

To learn more about Ovintiv’s sustainability initiatives, please refer to our Sustainability Report, which is available on our website under the “Sustainability” tab.

6 | 2025 Proxy Statement	Ovintiv Inc.

Safety Advisory Taskforce

At Ovintiv, safety is a foundational value and drives decision-making across the organization. We want every person who steps foot on our worksite to leave in the same condition they arrived.

Throughout 2024, we worked to imbed and sustain the recommendations of the Safety Advisory Taskforce stemming from the detailed review of our safety practices in 2023. In 2024, we implemented a new Start Work Safely Authorization process in our daily operations, enhanced how we integrate safety considerations into our supply management and commercial processes, introduced a new mandatory Safety Leadership Training program for all employees, and continued to build upon our already strong safety culture by focusing on the elimination of serious incidents and fatalities from our worksites, reinforcing the importance of safe decision making and hosting a company-wide safety commitment day where senior leaders engaged with office and field staff to better understand how they experience safety at Ovintiv.

Shareholder Engagement

We value shareholder feedback and conduct an annual outreach program. This allows our Board and management team to hear directly from our institutional investors so that we understand the factors they consider to be most important when evaluating our Company. This engagement provides an opportunity for our Board and management team to answer questions our shareholders have about our approach to corporate governance, risk oversight, and strategy. In 2024, we continued this long-standing practice by offering engagements to more than two-thirds of our shareholders with a focus on governance and sustainability matters, as well as meetings with institutional investors during conferences and industry events. Additionally, we hosted several institutional investors on a tour of our Montney field operations.

In 2024, we solicited feedback from shareholders holding >67% of our common stock through our annual outreach program.

Directors joined engagements offered with the Company’s top 10 investors, which included:

•  Independent Board Chair

•  Chair of the Human Resources and Compensation Committee

•  Chair of the Corporate Responsibility and Governance Committee

•  Chair of the Environmental, Health and Safety Committee

•  Sustainability team leadership

•  Investor Relations team leadership

Our shareholders expressed strong support for our strategy, risk management, disclosure practices and performance. We also gained valuable feedback during these discussions, which was shared with the full Board and its relevant committees. Our Board is committed to constructive engagement, which fuels ongoing discussions regarding how we can evolve our sustainability, executive compensation, and disclosure practices. In this year’s engagements, we covered a wide range of topics, wherein our shareholders expressed approval of our current practices, and encouraged our Board to continue with our sustainability strategy, active shareholder engagement, and disclosure practices. The following table outlines key items discussed with shareholders during our annual outreach program.

Ovintiv Inc.	2025 Proxy Statement | 7

TOPIC	AREAS OF FOCUS	STATE OF PROGRESS

Environmental and emission reduction	• GHG & methane intensity targets • Measurement, targets and progress • Industry collaboration • Costs of abatement • Technology and innovation • Scenario planning • Site and facility design

•  Continued progress on our 50% Scope 1 & 2 GHG emissions intensity target, with no change to targets after recent transactions.

•  Leading methane leak detection and repair program.

•  Disclosure aligned with TCFD and SASB.

•  Utilizing non methane venting pneumatics and Low Emissions Advanced Facility (“LEAF”) design.

Board composition and refreshment	• Factors in board refreshment • Director commitments • Diversity of background and thought

•  Three new independent directors in the past three years, enhancing the Board’s balance of tenure, age, background, and perspective.

•  Director Overboarding Policy implemented in 2023.

•  Director Change in Circumstance Policy added in 2023.

Executive compensation	• Target-setting and commodity cyclicality • Performance metrics • Reference benchmarks • Equity vesting periods • Disclosure • Environmental and social metrics

•  91% of total direct compensation for the CEO and 84% of total direct compensation for the other NEOs is tied to our financial, operational, total shareholder return (“TSR”), safety and sustainability results.

•  Relative TSR and return on invested capital (“ROIC”) drive long-term incentive (“LTI”) program.

•  Annual risk assessments of compensation program.

•  Scope 1 & 2 GHG emissions intensity target is tied to all employees’ compensation.

Human capital management	• Safety culture • Talent pipeline

•  Continued strong performance on Total Recordable Injury Frequency (“TRIF”).

•  Sustained focus on the elimination and prevention of Serious Injuries and Fatalities (“SIF”) from our worksites.

•  Reinforced the importance of SIF prevention through the inclusion of an injury severity metric on the Company Scorecard.

•  Outreach at multiple education levels to generate interest in energy careers.

Enterprise risk management	• Cybersecurity oversight • Board education on evolving risks

•  Board met with the Company’s cybersecurity counsel for risk assessment briefing and Board education.

•  Scenario training exercises with management team.

•  Continued reporting to the Board’s Audit Committee on a periodic basis.

•  Leverage enterprise risk management (“ERM”) system to identify emerging risks, and to assess probabilities and potential financial implications of risks.

Innovation	• Profitability and efficiencies • Top tier performance	• Continuous improvement across the Company’s operations. • Create culture of innovation to drive Free Cash Flow† and emissions reduction.

8 | 2025 Proxy Statement	Ovintiv Inc.

Items of Business

Item 1. Election of Directors

The Board of Ovintiv has nominated the following individuals for election as directors. Please refer to page 14 in this Proxy Statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Peter A. Dea Age: 71 Colorado Independent Director Since 2010 Chairman Since 2020	Sippy Chhina Age: 58 Alberta Independent Director Since 2024 Committees: Audit and Reserves	Meg A. Gentle Age: 50 Texas Independent Director Since 2020 Committees: Audit and HRC	Ralph Izzo Age: 67 New Jersey Independent Director Since 2022 Committees: CRG and EH&S

Terri G. King Age: 63 Texas Independent Director Since 2025 Committees: EH&S and Reserves	Howard J. Mayson Age: 72 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC	Brendan M. McCracken Age: 49 Colorado Non-Independent Director Since 2021	Steven W. Nance Age: 68 Texas Independent Director Since 2019 Committees: EH&S (Chair) and Reserves

George L. Pita Age: 63 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves	Thomas G. Ricks Age: 71 Texas Independent Director Since 2019 Committees: HRC (Chair) and CRG	Brian G. Shaw Age: 71 Ontario Independent Director Since 2013 Committees: Audit and EH&S

The Board recommends that you vote FOR the election of each of our eleven nominees to serve as directors of the Company until the earlier of (i) Ovintiv’s 2026 Annual Meeting of Shareholders; (ii) in each case, their successor is duly elected and qualified; or (iii) in each case, their death, resignation or removal.

Ovintiv Inc.	2025 Proxy Statement | 9

Item 2. Advisory Vote to Approve Compensation of Named Executive Officers

At the Company’s 2023 annual meeting, shareholders voted, on a non-binding advisory basis, to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, we are asking our shareholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation for fiscal year 2024 as disclosed pursuant to Item 402 of Regulation S-K.

The Board recommends that you vote FOR this resolution because it believes that the policies and practices described in the “Executive Compensation” section beginning on page 42 of this Proxy Statement are effective in achieving the Company’s goals of aligning pay to performance and to NEOs’ levels of responsibility, encouraging our NEOs to remain focused on both short and long-term financial and strategic goals, and linking NEO performance to shareholder value.

Item 3. Approval of the Third Amendment to the Omnibus Incentive Plan

Pursuant to the Omnibus Incentive Plan of Ovintiv Inc., dated February 13, 2019 (as amended January 24, 2020 and May 5, 2022 and attached as Schedule C to this Proxy Statement, the “Omnibus Incentive Plan”) and as required by applicable securities laws and stock exchange rules, shareholder approval is required to increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to plan participants in settlement of Awards (as defined herein) granted thereunder (the “Share Reserve”). We are asking shareholders to approve an amendment to the Omnibus Incentive Plan to, among other things, increase the Share Reserve by 5,700,000 shares of Ovintiv common stock, so that the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to participants under the Omnibus Incentive Plan will be 17,700,000 shares.

The grant of Awards under the Omnibus Incentive Plan is an integral component of the compensation of Ovintiv employees and a key part of our short and long-term incentive pay. A significant portion of Ovintiv employees’ compensation in 2024 was in the form of Awards, which vest over a period of not less than one year and which may be settled in cash or shares of Ovintiv common stock. This form of compensation (i) provides competitive pay opportunities to attract, motivate and retain employees through multi-year vesting periods; (ii) provides performance-based compensation that aligns the interests of management and shareholders without excessive risk; (iii) rewards employee performance in achieving Ovintiv’s long-term corporate goals and shareholder objectives; and (iv) aligns Ovintiv with corporate governance and compensation best practices.

In addition to increasing the Share Reserve, the amendment will also (i) revise the definitions of Fair Market Value and Grant Date under the Omnibus Incentive Plan for ease of administration and to eliminate certain unnecessary blackout period restrictions; (ii) generally require that 95% or more of the shares subject to Awards granted under the Omnibus Incentive Plan will have a one-year minimum vesting period, subject to limited exceptions (the remaining 5% of the shares subject to Awards granted under the Omnibus Incentive Plan are not required to have any minimum vesting period); and (iii) clarify that shares withheld or reacquired by Ovintiv in respect of the exercise price of or tax withholding obligations on stock options and SARs will not be returned to, and will therefore reduce the number of shares available under, the Share Reserve for reissuance under the plan. The proposed amendment to the definition of Fair Market Value would result in changing the basis for calculation from a volume weighted average to the closing price per share of Ovintiv common stock on a particular date. Notwithstanding the proposed amendment to the definition of Grant Date, historically, Ovintiv has not purposefully granted Awards during periods where it has possession of material non-public information, and Ovintiv intends to continue this practice going forward.

The Board recommends that you vote FOR this amendment.

Item 4. Ratify PricewaterhouseCoopers LLP as Independent Auditors

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2025. A summary of fees paid to PricewaterhouseCoopers LLP for services provided in fiscal years 2024 and 2023 is provided on page 65 of this Proxy Statement. The Board recommends that you vote FOR this ratification.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

10 | 2025 Proxy Statement	Ovintiv Inc.

Shareholder’s Guide to Voting at the Annual Meeting

The Board is soliciting your proxy to vote your shares at the Meeting on the following matters:

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Approval of the Third Amendment to the Omnibus Incentive Plan	FOR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Ovintiv Inc.	2025 Proxy Statement | 11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Item 1: Election of Directors: The Board recommends you vote FOR each director nominee

Our Board has a breadth of experience and a wide range of complementary skills that reflects a wide breadth of perspectives and backgrounds relevant to our industry and strategy. We believe this diverse range of key skills and experiences provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. All nominees are currently serving as directors and, with the exception of Ms. King, were elected to the Board at the 2024 Annual Meeting of Shareholders. Ms. Nimocks will not stand for re-election at the Meeting. Therefore, the Board has set the size of the Board at 11 effective as of the date of the Meeting. Below presents a snapshot of the eleven nominees for election to the Board.

TENURE	Board Refreshment	Three new members have been added to the Board in the past three years, all of which are independent. The Board contains a mixture of both experienced directors and newer members.

AGE INDEPENDENCE

How We Build an Effective Board

While identifying potential Board members, the Corporate Responsibility and Governance (“CRG”) Committee takes into consideration a variety of factors including professional background, leadership, corporate governance experience, past industry experiences, and personal background. Other important considerations include leadership style, judgment and demonstrated strategic thinking. The CRG Committee balances these considerations against its ongoing assessment of our existing directors’ skills, experiences, and characteristics. The CRG Committee and our Board recognize the value of bringing a wide range of perspectives to the work of overseeing the risks and strategic direction of our Company.

The CRG Committee continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to ensure alignment with the Company’s strategic objectives and evolving needs and expectations. Our directors bring a broad range of backgrounds to the Board, with more than half of independent directors coming from industries outside of exploration and production (“E&P”). Ovintiv is fortunate to have a Board that balances institutional knowledge and fresh perspectives.

The CRG Committee believes that the Board should be continually refreshed to introduce new ideas and skill sets that contribute to enhanced Board decision-making and position the Company to effectively adapt to evolving market conditions. In 2020, the CRG Committee reinforced a multi-year strategic Board refreshment process to review Board composition, assess key skill sets and future requirements aligned with the Company’s strategic plan, ensure the governance processes around renewal were robust and assist with the identification of future qualified director candidates. This led to the addition of Ralph Izzo in September 2022, Sippy Chhina in January of 2024, and Terri King in January of 2025. Our recent Board additions bring a depth of experience from both inside and outside of the traditional E&P space. Our Board’s thorough director orientation and continuing education process complement this refreshment process.

The CRG Committee has a process to ensure qualified nominees recommended by shareholders will receive timely consideration. The CRG Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. Please see “Shareholder Proposals and Director Nominations” on page 108 of this Proxy Statement for more details.

Ovintiv Inc.	2025 Proxy Statement | 13

Board Skills Matrix

The skills and expertise of an effective Board need to align with the strategic priorities of Ovintiv. The below skills matrix is tested and assessed regularly and evolves with the needs of the organization. As shown below, each director nominee brings a balance of perspectives.

	Dea		Gentle		King		McCracken		Pita		Shaw

Skills and Expertise		Chhina		Izzo		Mayson		Nance		Ricks

Accounting and Finance: Experience with financial services or complex financial transactions, including both debt and equity.		✓	✓	✓				✓	✓	✓	✓

Environment & Safety: Environmental & Safety experience to identify and adapt to strategic and emerging issues necessary to support long-term value creation and ensure the business remains responsible and durable in the long-term.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial Reporting: Audit committee financial expert as defined by the U.S. Securities and Exchange Commission.		✓	✓						✓	✓

Governance/Public Company Board Experience: Governance experience gained through board service or experience as a public company executive.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Human Capital Management: Expertise in compensation design and oversight of social issues, including diversity and inclusion.	✓		✓	✓	✓	✓	✓	✓		✓	✓

Industry: Industry experience that provides valuable perspectives on issues specific to the energy sector as well as managing the operations of the complex E&P business.	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Policy and Government Relations: Experience in government relations, public policy or regulatory matters.	✓		✓	✓	✓	✓	✓				✓

Reserves: Experience reviewing externally disclosed natural gas and oil reserves and resources data.	✓	✓	✓		✓	✓	✓	✓	✓	✓

Risk Management: Experience identifying, managing and mitigating corporate risks including cybersecurity.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology & Innovation: Experience identifying and capturing new technological advances applicable to our business.	✓	✓		✓	✓	✓	✓	✓	✓

CEO/Sr. Officer Experience: Experience working as a CEO or Senior Executive of a public company.	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓

Background

Tenure	15	1	4	2	0	11	4	6	4	6	12

Age	71	58	50	67	63	72	49	68	63	71	71

Gender	M	F	F	M	F	M	M	M	M	M	M

Race/Ethnicity		✓							✓

14 | 2025 Proxy Statement	Ovintiv Inc.

Director Nominees

PETER A. DEA Age: 71 Colorado Independent Director Since 2010 Chairman Since 2020

BACKGROUND

Mr. Dea has a 40-year history of leadership and value creation in the E&P industry. He has successfully led public companies, as well as private ones which he founded, delivering substantial shareholder value and enabling him to share valuable insight on oil and gas operations, sustainability, strategy, and energy-related policy.

Recognized as an industry thought leader and conservationist, he has helped shape policy at the federal and state level. He served on President Clinton’s Energy Team and the Colorado Oil & Gas Task Force (appointed by then-Governor Hickenlooper) and chaired industry trade associations, including Western Energy Alliance and Colorado Oil & Gas Association.

Through personal and professional efforts, Mr. Dea has prioritized sustainability and stewardship. He initiated the Emissions Savings Program at Western Gas Resources in 2008 and, with his family, established a foundation that supports education, science, and conservation causes. He is an active outdoorsman who has climbed all 58 of Colorado’s highest peaks above 14,000 feet and climbed many 17,000’-22,000’ peaks around the world.

CURRENT ROLES

•   Executive Chairman, Confluence Resources LP

•   President and CEO, Cirque Resources LP

•   Director, Antero Midstream Corporation (2018-present)

•   Director, Liberty Energy Inc. (2018-present)

•   Director, Crested Butte Land Trust

PREVIOUS ROLES

•   CEO and Director, Western Gas Resources LP

•   CEO and Chairman, Barrett Resources Corporation

•   Trustee, The Nature Conservancy (Colorado)

•   Trustee and Chair, Denver Museum of Nature & Science

•   Co-Chair, ACE Scholarships

•   Director, Echostar Communications Inc.

•   Trustee, Western Colorado University

EDUCATION AND CREDENTIALS • Advanced Management Program, Harvard University • MSc, Geology, University of Montana • BA, Geology, Western Colorado University

RECOGNITION

•   Western Energy Alliance Wildcatter of the Year

•   Member of the Rocky Mountain Oil and Gas Hall of Fame, the All American Wildcatters, The Explorers Club and Hart Energy Hall of Fame

•   Colorado Oil & Gas Association Lifetime Achievement Award

•   Western Colorado University Award for Excellence

•   American Association of Petroleum Geologists “Heritage of the Petroleum Geologist” Honoree

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2025 Proxy Statement | 15

SIPPY CHHINA Age: 58 Alberta Independent Director Since 2024 Committees: Audit and Reserves

BACKGROUND

Ms. Chhina was previously a Partner at Deloitte LLP and a Vice Chair for the firm. She served Canadian and global businesses both in an assurance and advisory capacity. In her professional career, she was either the lead audit partner, a quality assurance partner, or the lead advisory partner serving some of Deloitte LLP’s largest public company energy and resource sectors. In this role, she has had the privilege of being in many Boardrooms advising both directors and members of the C-Suite on a variety of matters as a qualified financial expert. Her experience is deep with respect to audits, securities offerings, IPOs/MBOs, M&A transaction advisory, strategy, corporate structuring and encompasses areas such as business model design, master data management, supply chain, and sustainability. Ms. Chhina’s experience includes advising companies operating in sub sectors such as oil and gas, power, renewables, mining and related infrastructure across North America, South America, and Africa. She was also the lead audit partner for investees of large Canadian and U.S. private equity and pension funds operating either directly or through infrastructure investments in the Canadian energy and resource sectors.

At Deloitte, Ms. Chhina held a variety of leadership and management roles, including serving as a member of the board of directors. Over her Deloitte Board tenure, she served on the Compensation Committee, the Board Chair Nominating Committee, and co-chaired both the Strategy, Ethics and Risk Committee, as well as the Audit Quality Committee.

Ms. Chhina is known for her passion for business, her growth-focused leadership, her strength as a strategic advisor, her ability to lead transformative change while simplifying complex issues and her stakeholder-centric approach. She is fluent in English, Hindi, and Punjabi.

CURRENT ROLES

•   Director, Trans Mountain Corporation (2025-present)

•   Board Ready Women

•   Advisory Board

•   InterGen

•   InterGen Business Advisor

EDUCATION AND CREDENTIALS

•   Inter Commerce Degree, Sambalpur University, 1985

•   Certified Management Accountant Designation 1989, Society of Management Accountants of Alberta

•   Chartered Accountant Designation, 1993, CPA Canada

•   Deloitte Leadership Development Program, Columbia University Graduate School of Business, December 2006

•   ICD-Rotman Directors Education Program, April 2023, Institute of Corporate Directors, ICD.D, June 2023

•   Deloitte Board Readiness Certification, June 2023

RECOGNITION

•   National Honor Roll, 1992 Uniform Final Exam for Chartered Accountant designation

•   Calgary Influential Women in Business (CIWB) Award Recipient, 2023

•   Awarded a Fellowship in 2024 by CPA Alberta, a recognition granted to CPAs based on career achievements and community Impact

PREVIOUS ROLES

•   Director, Deloitte LLP (2016-2023)

•   Compensation Committee

•   Board Chair Nomination Committee

•   Co-Chair Strategy, Ethics and Risk Committee

•   Co-Chair Audit Quality Committee

•   Partner, Deloitte LLP (2006-2023)

•   Various client service and leadership roles

•   Partner, BDO LLP (1999-2006)

•   Various roles from staff accountant to Partner (1991-1999)

•   Financial Consultant, various entities, including construction, financial services, and professional service organizations

•   Financial Analyst to Controller, Bayford Merrifield Inc.

•   Mount Royal University Foundation

•   Governor, 2017-2020

•   Governance Committee

•   Calgary Petroleum Club

•   Board of Governors (2009-2017)

•   Finance Committee

•   Membership Committee

•   Marketing Committee

•   Communications Committee

•   President (Chair) and Past President (Past Chair)

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Industry	Reserves	Risk Management	Technology & Innovation

16 | 2025 Proxy Statement	Ovintiv Inc.

MEG A. GENTLE Age: 50 Texas Independent Director Since 2020 Committees: Audit and HRC(1)

BACKGROUND

Ms. Gentle is an energy expert with focused experience in finance, business development and gas marketing and infrastructure. She combines deep experience with publicly traded companies (serving in numerous senior management positions) with her current role as Executive Director of the Board of HIF Global – an innovative energy company developing projects to produce advanced fuels from recycled carbon dioxide.

Ms. Gentle’s experience with HIF Global gives her unique insights into the development of new energy supplies and their impact on traditional energy markets. Prior to HIF, in her leadership roles at Cheniere Energy and Tellurian, she developed large-scale energy infrastructure projects that transformed the U.S. into the largest supplier of liquefied natural gas (LNG) to the international market and the world leader in delivering cleaner energy to enhance the energy security of our allies. Her deep understanding of natural gas and LNG markets brings an important perspective to strategic considerations in energy markets.

Her interest in global markets and foreign policy began in college and is one of the many connecting points throughout her career. After serving as an analyst at Pace Global, she conducted international business development and strategic planning for Anadarko Petroleum Corporation.

She now shares her international expertise in her non-profit work, serving on the Board of Directors for the Atlantic Council, a think tank devoted to shaping policy choices and strategies. Additionally, her work with the Council on Foreign Relations provides her an opportunity to help citizens better understand the world and the foreign policy choices facing the U.S. and other countries.

CURRENT ROLES

•   Executive Director, HIF Global

•   Director, The Atlantic Council

•   Director, Council on Foreign Relations

•   Executive Committee (Board of Visitors), University of Texas MD Anderson Cancer Center

•   Chairman, Casa de Esperanza de los Niños (House of Hope for Children)

PREVIOUS ROLES

•  President and CEO, Tellurian Inc.

•  Director, Tellurian Inc. (2016-2020)

•  Director, Cheniere Energy Partners L.P.

•  Various leadership roles with Cheniere Energy, Inc., including:

•  EVP Marketing

•  Senior VP and CFO

•  Senior VP – Strategic Planning & Finance

•  Director, U.S. India Business Council

•  Director, White House Historical Association

	EDUCATION AND CREDENTIALS • MBA, Finance, Rice University • BA, Economics and International Affairs, James Madison University	RECOGNITION • Widely sought after speaker on global energy, natural gas, hydrogen, energy transition and finance

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	CEO/ Sr. Officer Experience

Note:

(1)	Pending approval by the Board of Directors in April 2025, Ms. Gentle will become the Chair of the HRC Committee.

Ovintiv Inc.	2025 Proxy Statement | 17

RALPH IZZO Age: 67 New Jersey Independent Director Since 2022 Committees: CRG and EH&S

BACKGROUND

Mr. Izzo is a well-known leader in the utility industry and a national energy policy expert. He brings 30-plus years of experience in strategic planning, finance, risk management and public policy to the Board, as well as experience leading large, regulated companies.

Mr. Izzo most recently served as the Executive Chair of Public Service Enterprise Group Incorporated (PSEG), having previously retired as its President and CEO. In this leadership role, he was a strategic advisor to the publicly traded, diversified energy holding company, whose largest subsidiary is a utility company providing affordable, reliable energy to major U.S. East Coast cities.

He has diverse experiences across the energy industry, including roles with alternative and emerging energy technologies. This unique background provides valuable perspectives on the future global transition to lower carbon solutions. He is also a member of the U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee and the former chair of the Nuclear Energy Institute.

Throughout his career, Mr. Izzo has been committed to leading companies and communities toward a more sustainable path. He worked alongside PSEG’s 12,500 employees, delivering on the company’s vision for universal access to cleaner, more reliable, resilient and affordable energy. Today, he engages in energy policy matters and advises several utility and energy companies on a more energy-efficient future.

CURRENT ROLES

•  Director, Bank of New York (BNY) Mellon (2020-present)

•  Director, TerraPower, LLC

•  Member, U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee

•  Director, Liberty Science Center

•  Director, New Jersey Performing Arts Center

•  Dean’s Advisory Board, Columbia University School of Engineering and Applied Science

•  Trustee, Princeton University Andlinger Center for Energy and Environment

•  Director, CMS Energy (2023-present)

•  Trustee, Hackensack Meridian Health

PREVIOUS ROLES

•  Executive Chair, Public Service Enterprise Group Incorporated (PSEG) (2022)

•  Director, The Williams Companies, Inc.

•  Director and Chair, Nuclear Energy Institute

•  Director, Edison Electric Institute

•  Director, Nuclear Energy Insurance LLC

•  Chair, New Jersey Chamber of Commerce

•  Chair, Board of Governors, Rutgers University

•  Trustee, Peddie School

•  Director, Community Food Bank of New Jersey

•  Various leadership roles with PSEG (2006-2022), including:

•  Chairman of the Board

•  President and CEO

•  President and COO

EDUCATION AND CREDENTIALS

•  PhD, Applied Physics, Columbia University

•  MBA, Finance, Rutgers Business School

•  MS, Mechanical Engineering, Columbia University

•  BS, Mechanical Engineering, Columbia University

RECOGNITION

•  Elected to the New Jersey Hall of Fame

•  2022 Recipient of the US Energy Award, US Energy Association

•  2022 Lifetime Achievement Award, Platts Global Energy

•  Proclamations of Thanks and Congratulations for Career Accomplishments, Governor of New Jersey and the State Senate

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

18 | 2025 Proxy Statement	Ovintiv Inc.

TERRI G. KING Age: 63 Texas Independent Director Since 2025 Committees: EH&S and Reserves

BACKGROUND

Ms. King is a senior executive with over 30 years of global energy industry experience in strategy and portfolio management, business creation and growth, technology and digital innovation, A&D, and program and business leadership. Ms. King most recently served as Vice President and Chief Commercial Officer for ConocoPhillips, a $100B market cap Fortune 200 company. In that role she was responsible for global supply chain, product marketing and trading, the Lower 48 midstream business, and for building a global LNG trading business. She served at the corporate level on the council responsible for IT investment decisions including cyber security and digital strategy. In roles such as President Lower 48, President Europe and North Africa, and President United Kingdom, Ms. King’s track record of technology adoption and optimization created transformative step changes in safe execution, reliability, environmental performance, and profitability. She has led global teams responsible for developing and selecting global leadership, including executive succession planning.

Ms. King built a reputation as a leader with a keen sense to assess opportunity, create buy-in across the organization and to lead positive change. Ms. King’s distinctive results include value-enhancing breakthroughs in development strategies, modernization of midstream development approaches, and the design and implementation of a new health, safety and environmental management system mapping quantitative milestones to further reduce emissions.

As Upstream Portfolio Manager, she led the update of the corporate strategy following the merger of Conoco and Phillips. Post merger, she led the creation of the company’s technology strategy. She is known for demonstrated ability to distill business needs and convey their linkages to strategy. Ms. King was identified as a candidate for our board of directors by a third-party search firm and thereafter underwent an interview process with the board.

CURRENT ROLES

•  Member, Society of Petroleum Engineers

•  Active in public universities in both building a new strategy for athletics and lecturing on business and energy topics at the graduate and undergraduate levels

RECOGNITION

•  Selected by the UK Government to lead the Decommissioning Task Force and to serve on the board setting strategy for the oil and gas sector

•  Honored by the City of Farmington, New Mexico as Citizen of the Year for her sponsorship of United Way at the county level, and for her board membership for Big Brothers and Big Sisters and Economic Development

PREVIOUS ROLES

•  Chief Commercial Officer and VP, ConocoPhillips

•  President Lower 48, ConocoPhillips

•  President, Europe & North Africa, ConocoPhillips

•  President, United Kingdom, ConocoPhillips

•  Various other leadership roles with ConocoPhillips including:

•  Member, Corporate Digital /IT/ Cybersecurity Investment Council

•  Leader, Upstream Global Talent Management

•  Manager, Upstream Technology Development

•  Director, Upstream Global Portfolio Management

•  Member, University of Houston Energy Advisory Board

•  Member, Boys and Girls Clubs of Greater Houston Board

•  Member, UK Net Zero Technology Center Board

EDUCATION AND CREDENTIALS • MBA, University of Houston • BSc, Engineering Science, Trinity University • Licensed Professional Engineer

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2025 Proxy Statement | 19

HOWARD J. MAYSON Age: 72 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC

BACKGROUND

Mr. Mayson is a senior E&P executive with over 45 years in business management, leadership and technology underpinned by a strong technical and operational background. His career has touched most of the world’s major oil and gas producing areas.

He has been a keen advocate of technology ever since he wrote his Master’s thesis on fracture mechanics at the Massachusetts Institute of Technology (MIT) and technology has been an important thread throughout his career. He has a background in reservoir engineering, and he has been responsible for the technical due diligence of major M&A deals as well as field and basin commercialization. More recently he also has been involved in the energy transition space including hydrogen, CCS and geothermal.

Mr. Mayson has held leadership positions in the U.S and abroad, often times in unfavorable settings. He led BP’s E&P Technology organization and was also responsible for the global subsurface function which included Corporate Reserves and leader for more than 2,500 technical professionals.

He has shown strong commitment to environmental protection in professional settings, particularly overseas, where standards can be lax. On a personal front he is an avid outdoor enthusiast who most enjoys mountaineering and long-distance trail running. Some of his many accomplishments in the last decade include climbing all 58 of Colorado’s peaks higher than 14,000 feet and finishing more than 100 marathons/ultramarathons.

CURRENT ROLES • Science Advisory Board Member, Koloma

PREVIOUS ROLES

•  Various leadership roles with BP p.l.c., including:

•  SVP, E&P Technology

•  CEO, BP Russia

•  Business Unit Leader, BP Angola

•  Director, BP’s E&P Global Technology Group

•  Senior roles in L-48 and Alaska

•  Chair, Industrial Advisory Board, Institute of Petroleum Engineering

•  Director of private energy-related companies in the U.K., Canada, and U.S.A.

•  Advisory Board member and Operating Partner, Azimuth Capital Management LLC

•  International operational roles early in career with Schlumberger

	EDUCATION AND CREDENTIALS • Graduate, Wharton Advanced Management Program, University of Pennsylvania • MSc, Mechanical Engineering, MIT • BEng (Hons), Engineering, University of Sheffield	RECOGNITION • Awarded an Honorary Doctor of Engineering by Scotland’s Heriot-Watt University in 2008

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

20 | 2025 Proxy Statement	Ovintiv Inc.

BRENDAN M. MCCRACKEN Age: 49 Colorado Non-Independent Director Since 2021

BACKGROUND

Mr. McCracken joined the Board upon his appointment as Ovintiv President and CEO in August 2021. Since joining the Company more than 25 years ago, he has held increasing levels of responsibility in key operational, financial, and strategic roles across the enterprise.

While at Ovintiv, he has helped define and lead Company strategy, managed business units in the U.S. and Canada and was integral in building industry-leading technical and operating capabilities at the Company. He also spearheaded stakeholder engagement through leadership of the corporate investor relations team.

Under Mr. McCracken’s leadership, Ovintiv established a leading health and safety culture and has delivered safe, reliable, and affordable energy while significantly reducing GHG emissions. He continued this work industry-wide through his work as a director and member of the executive committee of the American Exploration and Production Council (AXPC).

Mr. McCracken is a driven, disciplined and committed leader. His extensive industry expertise, demonstrated track record, and strategic experience make him well qualified to serve as a director.

CURRENT ROLES

•  President & CEO, Ovintiv Inc. (2021-present)

•  Vice-Chair and Executive Committee Member, American Exploration and Production Council

•  Governor and Executive Committee Member, Canadian Association of Petroleum Producers

•  Director, Permian Strategic Partners

•  Director, American Petroleum Institute

PREVIOUS ROLES

•  Various senior leadership roles with Ovintiv, including:

•  President

•  EVP, Corporate Development and External Affairs

•  VP, General Manager of Canadian Operations

•  VP, Investor Relations

•  Director, Calgary Philharmonic Orchestra

	EDUCATION AND CREDENTIALS • MBA, University of Oxford • BSc, Mechanical Engineering, Queen’s University • P. Eng. Member, Association of Professional Engineers and Geoscientists of Alberta	RECOGNITION • Avenue magazine Top 40 under 40 • Oilweek magazine Rising Star • Member, Governor General’s Canadian Leadership Conference

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2025 Proxy Statement | 21

STEVEN W. NANCE Age: 68 Texas Independent Director Since 2019 Committees: EH&S (Chair) and Reserves

BACKGROUND

Mr. Nance is President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company. He brings direct insights into the oil and gas industry from both a public and private perspective. Mr. Nance has extensive governance, M&A and shareholder engagement experience having served as Lead Director of Newfield Exploration Company when it merged with Ovintiv in 2019.

In his more than 10-year career as a corporate director, he has served on boards of both public and private companies, helping to instill best-in-class governance practices and participating in numerous committees, including compensation, governance, audit and reserves. He has also chaired the EHS / safety committees for three public companies, bringing value through both his leadership and engineering perspective.

Mr. Nance began his career as a petroleum engineer, holding increasingly senior positions of leadership with several U.S. independent oil and gas companies. In these roles, he helped develop and adopt cutting edge technology for more efficient drilling and production operations. During his time at Peoples Energy Production Company, he led the development of reporting systems (accounting, financial and governance) and grew the company from $50 million in assets to approximately $1 billion.

After retiring from his corporate career, Mr. Nance leveraged his significant C-level experience to build a consulting business providing coaching and leadership development to executives, including assisting with succession planning and strategic direction.

He continues to share his passion for engineering and the energy industry through his involvement with the next generation of talent. From previously volunteering with Texas Tech’s engineering programs to emceeing an annual intern event hosted by the Offshore Energy Center, he is an avid spokesperson for the opportunities available in the oil and gas industry.

CURRENT ROLES • President and Manager, Steele Creek Energy, LLC • Member, Society of Petroleum Engineers

PREVIOUS ROLES

•  Director, Newfield Exploration Company (2013-2019)

•  Director, Cloud Peak Energy, Inc. (2010-2019)

•  Director, The Williams Companies, Inc.

•  Trustee, Independent Petroleum Association of America (IPAA)

•  President, Chairman and CEO, XPLOR Energy

•  President, Peoples Energy Production Company

•  Vice President, Burlington Resources, Inc.

•  Industry Advisory Board member, Petroleum Engineering at Texas Tech (former chair)

•  Dean’s Council, Whitacre College of Engineering, Texas Tech

•  Director, The Center for Performing Arts at The Woodlands

	EDUCATION AND CREDENTIALS • BSc, Petroleum Engineering, Texas Tech University • Registered Professional Engineer (Inactive Status), Texas	RECOGNITION • Academy of Petroleum Engineering inductee, Texas Tech • Distinguished Engineer honoree, Texas Tech • Harold Winkler Lifetime Achievement Award for Petroleum Engineering, Texas Tech

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

22 | 2025 Proxy Statement	Ovintiv Inc.

GEORGE L. PITA Age: 63 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves

BACKGROUND

Mr. Pita is a seasoned independent corporate director and audit committee chair with over 40-years of expertise in finance, operations, and corporate governance. As a former Chief Financial Officer for both public and private companies, he brings deep knowledge in capital markets, equity and debt transactions, mergers and acquisitions, corporate strategy, SEC reporting, cybersecurity oversight and investor relations.

Currently, he also serves as a corporate director for Harry’s Inc., a leading personal care company, and as an advisory board member for Perry Ellis International, a global apparel brand.

From 2013 until his retirement in 2023, Mr. Pita was the Executive Vice-President and Chief Financial Officer of MasTec, Inc. a premier infrastructure construction firm specializing in telecommunications, electric utilities, oil & gas, and clean energy. During his tenure, MasTec experienced exceptional growth, with revenue expanding from $3 billion to $12 billion, along with substantial market value appreciation, an upgrade to investment-grade credit status, and a position in the Fortune 500. He also played a key role in strengthening the company’s cybersecurity and enterprise risk management functions.

Beyond his corporate roles, Mr. Pita is dedicated to supporting various nonprofit organizations. He serves as Audit Committee Chair and Cyber & Technology Board Committee Member for Goodwill Industries, is an Honorary Board Member at Easter Seals of South Florida, and Advisory Board Member for the University of Miami School of Accounting, and a member of the Digital Directors Network.

Before joining MasTec, he held executive financial leadership positions at Stuart Weitzman Holdings LLC, Perry Ellis International, and Sunglass Hut International. His career began in Arthur Anderson’s audit division.

Mr. Pita holds dual citizenship in the U.S. and Spain and is fluent in Spanish. He is an active member of the NACD Audit Committee Leader Exchange and the Latino Corporate Directors Association.

CURRENT ROLES

•  Director, Harry’s Inc.

•  Director, Easter Seals of South Florida

•  Director and Chair of Audit Committee, Goodwill Industries of South Florida

•  Advisor, MasTec, Inc.

•  Advisory Board, Accounting School, University of Miami

•  Advisory board, Perry Ellis International

•  Member, Canes Angel Network

•  Member, Latino Corporate Directors Association

•  Member, Digital Directors Network (group specializing in cybersecurity and other technology matters)

PREVIOUS ROLES

•  Director and Chair of Audit Committee, Jupiter Acquisition Corp. (2021-2023)

•  EVP and CFO, MasTec, Inc. (2013-2023)

•  EVP and CFO, Stuart Weitzman Holdings LLC

•  Various leadership roles with Perry Ellis International, including:

•  EVP and CFO

•  SVP Strategic Planning

•  SVP Direct Retail, ASI and wholesale golf operations

•  Various leadership roles with Sunglass Hut International, including:

•  EVP and CFO

•  VP Finance, Chief Accounting Officer

•  VP International Business Development

•  Various roles with Arthur Andersen, including Senior Audit Manager

EDUCATION AND CREDENTIALS • BA, Accounting, University of Miami • Certified Public Accountant (inactive status)

RECOGNITION

•  2024 Alumni of the Year Award, University of Miami Business School of Accounting

•  2022 Latino Leaders, CSuite Magazine

•  2021’s 100 Most Influential Latinos in Energy, Latino Leaders

•  Top-Rated CFO in 2022 & 2023, Institutional Investor Magazine, Mid Cap E&C (MasTec also rated Most Honored Company, IR Program in Mid Cap E&C, 2022 & 2023)

•  All American Executive Team (MasTec), Institutional Investor Magazine, Mid Cap E&C, 2018, 2019, 2020, 2021, 2022, 2023

•  2017 Turnaround Achievement Award (MasTec), South Florida Business Journal

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Industry	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2025 Proxy Statement | 23

THOMAS G. RICKS Age: 71 Texas Independent Director Since 2019 Committees: HRC (Chair) and CRG(1)

BACKGROUND

Mr. Ricks brings the mindset of the institutional investor to the boardroom, sharing his experience in portfolio management, asset allocation, risk management and thematic investing. After following an unconventional path (from international banking in Asia to finance roles to high-net worth and public institution capital/wealth management), he appreciates the importance and complexity of balancing sustainability overlays with portfolio investment objectives.

Mr. Ricks uses his capital management expertise to chair Ovintiv’s Human Resource and Compensation Committee, and frequently engages with shareholders, soliciting feedback on the Company’s executive compensation program which is shared around the Board table.

He served as Chief Investment Officer (CIO) of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. He was also CEO of the University of Texas Investment Management Company (UTIMCO), where he was responsible for the management of $15 billion of endowment and operating funds.

Mr. Ricks joined the Ovintiv Board in 2019 following the acquisition of Newfield Exploration Company. He also serves as a director of Sensei Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company, building upon his significant board leadership experience.

CURRENT ROLES • Director, Sensei Biotherapeutics, Inc. (2015-present) EDUCATION AND CREDENTIALS • MBA, University of Chicago • BA, Economics, Trinity College

PREVIOUS ROLES

•  Director, Ocean Institute

•  CIO, H&S Ventures LLC

•  CEO, The University of Texas Investment Management Company

•  Various leadership roles with the University of Texas System, including:

•  Vice Chancellor, Asset Management

•  Executive Director, Finance and Private Investments

•  Director, Newfield Exploration Company (1992-2019)

•  Director, Argus Pharmaceuticals

•  Director, LifeCell Corporation

•  Director, BDM International

•  Investment Advisor, University of California-Irvine Foundation

•  Investment Advisor, St. David’s Foundation

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Reserves	Risk Management	CEO/ Sr. Officer Experience

Note:

(1)

Mr. Ricks currently serves as the Chair of the HRC Committee. Pending approval by the Board of Directors in April 2025, Mr. Ricks will become the Chair of the CRG Committee, and Ms. Gentle will become the Chair of the HRC Committee. Mr. Ricks will remain a member of the HRC committee.

24 | 2025 Proxy Statement	Ovintiv Inc.

BRIAN G. SHAW Age: 71 Ontario Independent Director Since 2013 Committees: Audit and EH&S

BACKGROUND

Mr. Shaw brings deep experience in capital markets and investing as the former Chairman and CEO of a league-leading capital markets business at CIBC, one of Canada’s major banks. From the initial perspective of the trading desk, he ultimately led its global equity division, including both client-facing and proprietary trading functions.

Mr. Shaw shares his investment strategy expertise gained from building and executing arbitrage strategies and leading an institutional equities and research division. His role as CEO also gave him experience managing an international regulatory environment and leading a significant workforce of 2,500 full-time employees.

Now a private investor, he continues to apply his experiences identifying emerging opportunities and appreciating the investor mindset, serving as a key advisor to asset managers and investment-oriented enterprises. He also stays engaged with Canadian markets, lending this knowledge to the Board of Directors and Ovintiv’s Canadian operating team.

CURRENT ROLES

•  Honorary Governor for the Toronto Symphony

•  Serves on multiple advisory boards within asset management and financial advisory, including Firepower Asset Management Holdings, Elevate Export Finance Corp, Sionna Investment Managers Inc., Olbia Software Inc., Hillmount Mortgage Fund, CFA Society – Toronto, among others

•  Regular speaker on the university circuit, including the Inaugural Trader in Residence, McMaster University

PREVIOUS ROLES

•  Chairman and CEO, CIBC World Markets Inc.

•  Director, NuVista Energy Ltd. (2014-2022)

•  Director, Patheon Inc.

•  Director, PrairieSky Royalty Ltd.

•  Director, Lakeview Mortgage Funding Inc.

•  Director, Toronto Symphony Orchestra

•  Director, Toronto CFA Society

•  Director, Manulife Bank of Canada (2013-2024)

•  Director, Manulife Trust Company (2013-2024)

EDUCATION AND CREDENTIALS • Chartered Financial Analyst • MBA, University of Alberta • BComm, University of Alberta

SKILLS AND EXPERTISE

Accounting & Finance	Governance/ Public Company Board Experience	Human Capital Management	Public Policy & Government Relations	Risk Management	CEO/ Sr. Officer Experience

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How the Board Operates

The Board is responsible for overseeing Ovintiv’s overall business and for stewarding our operations and strategic objectives in a manner consistent with shareholder interests.

Overview of Board Leadership Structure

Independent Chair of the Board

All of our directors are independent, with the exception of our CEO

Active participation and engagement by all directors

All of the members of the Audit, CRG, EH&S, HRC and Reserves Committees are independent

More than half of the members of the Audit Committee are financial experts

The responsibilities of the Board are more fully described in the Board of Directors’ Charter. The Board of Directors’ Charter, as well as the charters of each Board committee, are available on Ovintiv’s website under the “Investors-Corporate Governance” tab.

Our Governance Best Practices

Declassified Board with each director elected annually; no slate voting	Separation of Board Chair and CEO roles	No interlocking directorships with other reporting issuers

Chair of the Board, committee chairs and committee members are all independent	No dual-class shares	Prohibition on hedging or pledging for directors and executives

Evaluation of Board, committee and director performance periodically conducted by a third party	Executive incentive compensation clawback policy	Annual advisory vote on executive compensation

Executive sessions held by independent directors at regular Board and committee meetings	Business Code of Conduct and comprehensive ethics and compliance program	Added an Overboarding Policy in 2023 to limit the number of public boards our directors can serve on

Majority voting for directors in uncontested elections	Stock ownership guidelines for executives and directors	Added a Change in Circumstance Policy in 2023

Proxy access right	Proactive shareholder engagement

Independent Chair of the Board

Our bylaws require the separation of the Chief Executive Officer (“CEO”) and the Chair of the Board (the “Board Chair”) roles. The Board Chair must be independent and is appointed by the Board based on a CRG Committee recommendation. The Board Chair is responsible for ensuring the effective functioning of the Board and serves as the primary liaison between independent directors and the CEO. In that capacity, the Board Chair may vote when necessary to achieve a quorum. General guidelines for the Board Chair, committee Chairs and CEO are available on our website under the “Investors-Corporate Governance” tab.

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Director Independence

Our Corporate Governance Guidelines require that the Board consist of a majority of independent directors. Apart from our CEO, all of our director nominees, and Ms. Nimocks, are independent. To determine whether a director is “independent,” the Board applies the following criteria:

•	the director must not have a disqualifying relationship, as specified by applicable securities laws and stock exchange rules; and
•	the director must not have a material relationship with Ovintiv directly, or as an officer, shareholder or partner of an organization that has a relationship with Ovintiv.

When determining director independence, the Board does not consider transactions: (i) involving less than $120,000; (ii) with entities for which a director or immediate family member served only as a director or trustee; and (iii) with entities in which a director’s or an immediate family member’s only interest is less than a 10% ownership interest. Each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and each member of the HRC Committee is a “non-employee director” as defined under Rule 16b-3(b)(3)(i) of the Exchange Act.

Risk Oversight

As part of its charter, the Board is responsible for oversight of Ovintiv’s enterprise risk management processes, which are governed by the Corporate Risk Management Policy. The policy ensures that short-term, intermediate-term and long-term risks are evaluated properly and the policy outlines the Board’s responsibilities to ensure (i) a system is in place to identify the principal risks to Ovintiv and the best practical procedures are in place to monitor and mitigate these risks and (ii) review Ovintiv’s quarterly corporate risk reports and related material that identifies the significant risks to Ovintiv and the mitigation strategies in place. Board committees help fulfill this responsibility by managing issues under their purview and reporting regularly to the full Board. The committees review policies and practices relevant to their assigned risk management areas and work closely with management to ensure key controls and processes are in place. The Board receives regular updates from its committees on individual categories of risk and receives a report periodically from the Chair of the Audit Committee about oversight efforts and coordination. The Board consults with outside experts and advisors to re-assess the Company’s risk environment (see “Director Continuing Education” on page 33), and the Audit Committee regularly receives updates from the Vice-President and Deputy General Counsel, who reports directly to the General Counsel.

Our Audit Committee has direct oversight on the Company’s information security protocols, policies, and practices. The Board has also invited a privacy and data security expert to give the Board an update on cybersecurity and corporate best practices for information security.

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Committee Oversight of Risk, Environmental, Safety and Governance Matters

In addition to Board oversight of Ovintiv’s enterprise risk processes, each committee has direct oversight of specific risks including, cybersecurity, human capital management, governance and sustainability.

The Board also offers guidance on Ovintiv’s disclosures and its annual Sustainability Report. Below is an overview of the risk oversight responsibilities of each of the Board’s standing committees.

Audit Committee	CRG Committee	EH&S Committee

The Audit Committee has direct oversight of the Company’s financial information and holds regular executive sessions with the Company’s internal and external auditors. The Audit Committee’s Charter expressly includes direct oversight of cybersecurity and the Company’s compliance with it.

The CRG Committee actively assists the Board in updating and enhancing Ovintiv’s risk oversight framework. One of its key objectives is to ensure a coordinated approach among the committees to support the full Board on emerging risks. It is also responsible for ensuring the Company’s continuing commitment to good business conduct, including sustainability issues, compliance, and ethics.

The EH&S Committee focuses its oversight on occupational health, safety, environment and security of personnel and physical assets. It has overall responsibility to review and report to the Board on environment-related issues and information, such as GHG emissions, sustainability strategy and policy, risk identification, and environmental compliance.

HRC Committee	Reserves Committee

The HRC Committee’s charter expressly includes strategic oversight of social issues. It also oversees the Company’s compensation program, ensuring alignment with our strategic and business objectives, shareholder interests and compensation governance developments. This Committee is also responsible for incorporating emissions-related targets tied to employee compensation.

The Reserves Committee oversees the evaluation and disclosure of information with respect to the Company’s oil and gas reserves. It also meets regularly with the Company’s independent qualified reserves auditors.

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Continuing Awareness and Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. In addition to providing risk oversight, the Board is committed to listening to shareholders’ and other key stakeholders’ input on sustainability and other important issues. Recent shareholder engagement led to a commitment by Ovintiv to publish additional disclosures in the Company’s Sustainability Report, addressing the Company’s methane detection and measurement methodologies.

In October of 2024, the Board traveled to our operations in the Permian basin to interact directly with employees driving emissions reduction through efficiencies and innovation.

The Board members were hosted by the Company’s Permian operations team and joined by the ELT and members of the senior leadership team. On their visit, the directors heard from several subject matter experts as they toured our recently completed pad locations – learning about drilling, completions, artificial lift strategies and advanced facility designs.

On the tour, the Board observed first-hand the Company’s innovative low emissions advanced facility, also known as LEAF, which is driving down emissions in the Permian basin (pictured bottom left).

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Board Committees

Our Board has five committees, all comprised of independent directors. The Board may appoint special ad hoc committees from time-to-time for important matters.

AUDIT COMMITTEE

GEORGE L. PITA (Chair)	Members: Sippy Chhina Meg A. Gentle Suzanne P. Nimocks Brian G. Shaw

The Audit Committee is responsible for oversight of Ovintiv’s internal financial control systems and Ovintiv’s internal and external auditors and provides corresponding recommendations to the Board. In addition, the Audit Committee is responsible for overseeing the Company’s internal control environment, reviewing management’s identification of principal risks and monitoring the process for managing such risks. More recently, the Board added cybersecurity oversight to the Audit Committee’s responsibilities. In carrying out its duties, the Audit Committee meets regularly in executive session (without management present) and with internal and external auditors.

Each Audit Committee member is independent and financially literate in accordance with applicable securities laws and stock exchange rules. In addition, Ms. Chhina, Ms. Gentle, and Mr. Pita are “audit committee financial experts” as defined by the rules of the United States Securities and Exchange Commission (“SEC”).

CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

SUZANNE P. NIMOCKS (Chair)(1)	Members: Ralph Izzo Thomas G. Ricks

The CRG Committee has primary stewardship over governance matters on behalf of the Board, evaluating emerging topics and ensuring continued good governance and ethics of the Company. The Committee helps the Board coordinate oversight of risks through an integrated approach of all the Board Committees’ responsibilities. The CRG Committee is also responsible for Board refreshment, onboarding new directors, identifying individuals qualified to become Board members and recommending to the Board proposed director candidates. The CRG Committee ensures the Board undertakes an annual Board evaluation process and periodically engages third parties to assist with this process.

Each CRG Committee member meets the independence requirements of the NYSE.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

STEVEN W. NANCE (Chair)	Members: Ralph Izzo Terri G. King Brian G. Shaw

The EH&S Committee assists the Board in fulfilling its oversight role with respect to occupational health, safety, environment and security of personnel and physical assets. The EH&S Committee has overall responsibility for reviewing and reporting to the Board on environmental matters, including sustainability strategy and policy, risk identification and management, emissions management, and environmental compliance.

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HUMAN RESOURCES AND COMPENSATION COMMITTEE

THOMAS G. RICKS (Chair)(1)	Members: Meg A. Gentle Howard J. Mayson

The HRC Committee is responsible for providing strategic oversight of human resource matters, including executive compensation and the social aspects of the Company’s responsibilities. As part of the design of the compensation program, the HRC Committee reviews and recommends performance metrics for the Company’s annual bonus and LTI plans, performance goals and compensation for ELT members (with input from the CEO and the Company’s independent compensation consultant, FW Cook) and evaluates annual performance relative to such goals. In addition, the HRC Committee is responsible for reviewing and recommending director compensation for Board approval, reporting compliance under our stock ownership guidelines, and managing compensation-related risk.

Each of our HRC Committee members qualifies as a “Non-Employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

No HRC Committee member is a current or former officer or employee of Ovintiv or any of its subsidiaries or has a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

RESERVES COMMITTEE

HOWARD J. MAYSON (Chair)	Members: Sippy Chhina Terri G. King Steven W. Nance George L. Pita

The Reserves Committee oversees our internal qualified reserves evaluators, as well as any independent qualified reserves evaluators or auditors retained to evaluate and audit management’s reserves reporting procedures and our oil and natural gas reserves and resources data. The Reserves Committee also reviews Ovintiv’s annual reserves estimates prior to public disclosure.

Note:

(1)

On February 19, 2025, Ms. Nimocks announced her intent to not stand for reelection as a director of the Company at the 2025 Annual Shareholder’s Meeting. Pending approval from the Board of Directors in April 2025, Ms. Gentle will become the Chair of the HRC Committee and Mr. Ricks will become the Chair of the CRG Committee. Mr. Ricks will remain a member of the HRC Committee.

Committee Charters

The charters for Ovintiv’s audit committee, corporate responsibility and governance committee, environmental, health and safety committee, human resources and compensation committee and reserves committee can be found on our website at www.ovintiv.com under the “Investors-Corporate Governance” tab.

Evolving Committee Responsibilities

We recognize the increased expectations for more sustainable performance by our industry on the part of all stakeholders. To ensure our Company remains positioned to effectively respond to these expectations, we regularly review our governance practices and structures. In addition to our ongoing Board refreshment process, we continue to be thoughtful about rotating committee membership and leadership in order to appropriately balance experience and continuity with fresh and diverse perspectives and viewpoints.

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How We Maintain an Effective Board

Board Assessment Process

The CRG Committee, along with the Chairman of the Board, conducts an annual assessment to review the Board’s strengths and identify opportunities for improvement. This assessment provides feedback from each director for the Board as a whole. In 2024, the Board engaged outside counsel to conduct independent and individual interviews with each director. Counsel summarized the results of the interviews and presented them directly to the Board. As a result of the independent third-party assessment, the Board Chair identified the following actions to support continuous improvement.

Feedback from Assessment	Informed Actions by What We Learned

• Board refreshment

Retaining Board culture and breadth of experience is a top priority for all directors. As such, the CRG Committee actively tracks the skills required for strong Board governance and ensures that skill sets needed in order to maintain a strong, diverse Board are sought through the Board refreshment process.

• Board engagement in strategy planning

The Board and management have yearly strategy sessions to evaluate and assess the Company’s short- and long-term strategic plans. The Board also participates in a trip each year to the field to see first-hand the Company’s operations and gets a chance to engage with employees that partake in the Company’s yearly technology exchange conference. Each of these experiences allows the Board to actively oversee the Company’s strategic planning.

• Differentiate Ovintiv as an industry leader in sustainability

The Board is committed to effective sustainable stewardship. In 2024, we enhanced our safety culture and processes with several key initiatives that were implemented in 2023 to retain our focus on serious injury prevention. The Company continued to align its sustainability disclosures to SASB and TCFD and continued to tie its Scope 1 & 2 GHG emissions intensity reduction target to all employee compensation.

• Company succession planning

Strong succession planning at all levels of the Company is necessary for strong corporate performance and business continuity. As such, the HRC Committee oversees the Company’s succession planning for each ELT member as well as each vice president. The Board supports the Company’s focus on talent development and gets the opportunity to engage with high potential contributors throughout the year.

• Oversight of cybersecurity, information security and enterprise risk

Board engagement and oversight of cybersecurity, information security and enterprise risk remain top priorities. The Audit Committee receives regular updates on cybersecurity risks from the VP & Chief Information Officer and receives enterprise risk updates from the VP of Internal Audit and Risk.

Director Orientation

The CRG Committee oversees new director orientation, as well as continuing education for existing directors. New directors are partnered with experienced Board members to facilitate their orientation, build rapport, and ensure timely engagement in Board activities. New directors participate in a series of introductory meetings with the Board Chair, committee chairs, the CEO and ELT and are provided with an overview of Ovintiv’s business and the role and expectations of the Board and its committees.

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Director Continuing Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. To ensure continuing director education, Ovintiv:

Encourages and provides subscriptions to leading director education associations;

Regularly invites subject matter experts to Board and committee meetings to discuss emerging issues relevant to Ovintiv’s business and strategic objectives;

Provides detailed Board materials in advance of each meeting for pre-read and analysis; and

Hosts field visits for the Board to enhance focus on key aspects of our business.

Below is a highlight of the Board’s Continuing Education in 2024:
Permian basin asset EH&S and Operations Field Tour.
Multi-industry trade association updates were provided on key business, trade, health, geopolitical and other risks affecting both the oil and gas sector and the broader market.
Interactive session with Company’s counsel on board duties.
Interactive sessions with Company investors.
Interactive session with banking experts on commodity prices and macroeconomic considerations.
Interactive session with guest speaker from Jasper Street Partners LLC, offering governance trends among major U.S. institutional investors.
Interactive session and training with Company’s cybersecurity counsel.

Continuing education and seminars were conducted via the Institute of Corporate Directors (Canada), the National Association of Corporate Directors (U.S.), Financial Executives International, the Eurasia Group, the Canadian Public Accountability Board, Deloitte, Women Corporate Directors, and the Global Risk Institute.

Regular presentation of market fundamentals, including commodity price outlooks, basis differentials, geopolitical and other macro environment considerations and risks.
Regular analysis and presentations from the HRC Committee’s independent compensation consultant on key executive compensation matters.
Presentation from outside expert on energy and power demand.

2024 U.S. election briefing from outside expert.

PwC’s annual SEC/U.S. GAAP update session.

Director Attendance

In 2024, Ovintiv held five regularly scheduled Board meetings and 21 committee meetings. Director attendance at Board and committee meetings in 2024 was 100%. All directors serving at the time attended the 2024 annual meeting of shareholders. The Board also held several informal briefing sessions during the year. Directors strived to attend every information session but when that was not possible, a director unable to attend received an update from the CEO.

Directors are expected to attend the annual shareholders meeting, each meeting of the Board and their assigned committees. Ovintiv’s directors review all materials sent to them in advance of meetings and engage in regular evaluation of the Board’s effectiveness, its committees and individual directors.

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Director attendance at Board and committee meetings for the year ended December 31, 2024 is summarized below.

	Board	Audit	CRG	EH&S	HRC	Reserves	Total

Sippy Chhina(1)	5 of 5	4 of 4				2 of 2	11

Peter A. Dea	5 of 5						5

Meg A. Gentle	5 of 5	5 of 5			4 of 4		14

Ralph Izzo	5 of 5		4 of 4	5 of 5			14

Howard J. Mayson	5 of 5				4 of 4	3 of 3	12

Brendan M. McCracken	5 of 5						5

Lee A. McIntire(2)	2 of 2		2 of 2	2 of 2	2 of 2		8

Steven W. Nance	5 of 5			5 of 5		3 of 3	13

Suzanne P. Nimocks	5 of 5	5 of 5	4 of 4				14

George L. Pita	5 of 5	5 of 5				3 of 3	13

Thomas G. Ricks	5 of 5		4 of 4		4 of 4		13

Brian G. Shaw	5 of 5	5 of 5		5 of 5			15

Notes:

(1)	Sippy Chhina was appointed to the Board effective January 15, 2024 and was appointed to the Audit and Reserves Committees effective February 22, 2024.
(2)	Lee A. McIntire retired from the Board effective May 1, 2024.

Executive Sessions

Independent directors of the Board meet without the presence of management during executive session at regularly scheduled Board and committee meetings.

Engagement with Management

Directors interact regularly with the ELT and key personnel on an informal basis. In conjunction with Board meetings, receptions are frequently held with a cross-section of employees who have been identified for the Company’s leadership development program or who have contributed to significant corporate initiatives. This informal interaction allows Board members to learn more about Company operations and culture and provides insight to our leaders of tomorrow.

Human Capital Management

Succession Planning

The Board and ELT work together on a comprehensive executive succession planning effort to assess the competencies, experience, leadership capabilities and development opportunities of each potential candidate.

All five members of our ELT were promoted to their current role from within the organization.

Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession planning and development is overseen by the Board and includes rotations in responsibility, third-party coaching, assigned internal mentors, and regular exposure to the Board and ELT.

Fostering a Culture of Inclusion

The Company supports an employee-led organization called LINK – Leveraging Inclusion, Networking and Knowledge, which evolved from a gender-focused diversity group to one of broader inclusion. LINK was the recipient of the 2023 ALLY Energy GRIT Award for The Best Affinity Group (employee resource group). This award represents

ALLY’s highest honor for internal employee groups, companies, start-ups, and schools. LINK’s efforts bring employees together and promote diversity of thought and perspectives, supporting inclusion for all employees through connection and educational opportunities.

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Policies and Standards

Majority Voting

Ovintiv’s bylaws provide for majority voting in uncontested elections of directors. In any such election, if a director nominee receives a greater number of “against” than “for” votes, then he or she must offer to tender his or her resignation to the Board. The CRG Committee will then make a recommendation as to such resignation to the Board, which will act on the CRG Committee’s recommendation within 90 days after certification of the election results. A director whose resignation is being considered cannot participate in Board or CRG Committee deliberations on the matter.

Business Code of Conduct

Ovintiv’s Business Code of Conduct (the “Code”) and other corporate governance policies and practices apply to its directors, officers, employees, and contractors. The Code outlines expectations regarding ethical business conduct, legal and regulatory compliance, details how to report suspected or actual wrongdoing, and expressly prohibits retaliation for “good faith” reporting. All employees must recommit to the Code and its related policies annually. Training on the Code and key compliance issues are provided at all levels of the organization.

Our Integrity Hotline

•

Our 24-7 Integrity Hotline facilitates anonymous reporting of potential Code violations. Hotline reports are received by an external third party and directed to Ovintiv’s Ethics and Compliance Team for handling.

•

Management reports to the Audit Committee on Hotline complaints and formal investigations, as well as concerns involving internal accounting control, auditing, or other financial irregularities. Material investigations are directly reported to the full Board.

Any waiver of the Code in respect to an officer or director must be approved by the Board and promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and Ovintiv has never been required to make a public filing regarding a departure from the Code.

Annual Commitment

Each year, employees formally commit to follow the Code, acknowledging their understanding of and compliance with its key policies. 100% of employees recommitted to the Code as part of the Company’s 2024 annual program.

A copy of the Code is available on our website under “Policies and Practices.”

Human Rights Policy

Our Human Rights Policy recognizes the fundamental importance of human rights. Our respect for human rights is embodied in the way we operate and conduct ourselves – guided by our foundational values of safety, sustainability, integrity, respect and trust. Our policy provides for anonymous reporting of concerns through a third party hosted Integrity Hotline. Reported issues are investigated and addressed as necessary. We consider any violation of our human rights standards to be a serious offense that may result in termination, penalties, or other legal consequences.

A copy of our Human Rights Policy is available on our website by searching for “Policies and Practices”.

In May of 2024, the Company filed its first report in response to Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act. In its report, the Company disclosed steps taken to prevent and reduce risk that forced, or child labor was used in the production of goods. A copy of the report was reviewed and approved by the Board and can viewed on the Company’s website under “Sustainability.”

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Ovintiv’s commitment to human rights is guided by international and national standards, including:

UN Guiding Principles on Business and Human Rights
UN Universal Declaration of Human Rights
The UN’s recognition that access to water is a human right
International Labor Organization’s Declaration of Fundamental Principles and Rights at Work
Organization for Economic Development Guidelines for Multi-National Enterprises
Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act
All applicable federal, state and provincial laws and regulations

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors (“Covered Persons”) are subject to our Securities Trading and Insider Reporting Policy. This policy prohibits insider trading, establishes guidelines for regular blackout periods related to financial reporting, and outlines trading restrictions and reporting obligations applicable to directors and certain officers. The policy also expressly prohibits Covered Persons from:

•	purchasing financial instruments that allow a Covered Person to own Ovintiv securities without the full financial risks of ownership (i.e. hedging), including by selling a “call option” or purchasing a “put option”;
•	selling Ovintiv securities they do not own, have not fully paid for, or have no right to own (i.e. a “short sale”);

•	holding Ovintiv securities in a margin account or otherwise pledging Ovintiv securities as collateral for a loan;

•	entering into brokerage arrangements that might result in a sale at a time when they are not permitted to trade, other than a safe harbor plan as described in the policy; and

•	entering into “short swing” transactions wherein a Covered Person buys and sells or sells and buys Ovintiv securities within a six-month period.

Related Person Transactions

Ovintiv has written procedures in place for reviewing related person transactions as defined under Item 404 of Regulation S-K (each, a “Related Person Transaction”). In general, the Company will only enter into or ratify a Related Person Transaction when the Board, acting through the CRG Committee, determines that such Related Person Transaction is reasonable and fair to the Company. When determining whether a Related Person Transaction is reasonable and fair to the Company, the CRG Committee considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Company’s Chief Financial Officer. In addition, any Related Person

Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the Company’s outstanding common stock must be submitted to the Audit Committee for approval. Ongoing Related Person Transactions are reviewed annually for reasonableness and fairness to the Company or as changes to such arrangements are made.

Since January 1, 2024, there were no reportable Related Person Transactions under Item 404 of Regulation S-K.

Other Board Memberships

Ovintiv believes that each of our directors should devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors. In 2023, the Board adopted an Overboarding Policy that prohibits directors from serving on more than three other public company boards. Prior to accepting an invitation to serve on the board of directors of another company, whether public or private, directors are required to notify the Chair of the CRG Committee and the General Counsel and cannot accept a new directorship until being advised by the CRG Committee that service on the other board is appropriate and no conflicts of interest exist with a director’s service on Ovintiv’s board.

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Change of Circumstance

In 2023, Ovintiv adopted a director change of circumstance policy which requires a director to immediately tender their resignation to the Chair of the CRG Committee when a director resigns or materially changes their position with their employer or becomes aware of circumstances that may adversely reflect upon the director or the Company. The CRG Committee will consider the circumstances, and may in certain cases, recommend that the Board accept the director’s resignation.

Our Director Compensation Program

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation from Ovintiv. Mr. McCracken receives no compensation from Ovintiv in his capacity as a director. For 2024, director compensation was 69% equity based and at the director’s election, the remaining 31% could be taken in Deferred Share Units (“DSUs”) or cash.

In 2024, Directors received total annual compensation in the amounts shown below.

Annual Retainer	$USD

Chair of the Board	480,000

Board Member	305,000

Audit Committee Chair	20,000

HRC Committee Chair	15,000

CRG Committee Chair	15,000

Other Committee Chairs	10,000

Elements of Director Compensation

Compensation Element	Weighting	Description

Director Restricted Share Units (“Director RSUs”) under the Omnibus Incentive Plan	69%

•  Granted annually

•  Beginning in 2022, equity settles immediately under the Omnibus Incentive Plan

•  Equity granted prior to 2022, settle on the earlier of three years from the grant date or retirement from the Board

Cash or DSUs(1)	31%	• Paid or granted in quarterly installments • Pro-rated for periods of partial service

Note:

(1)	At the director’s election, this remaining portion of the annual retainer can be paid in either cash or DSUs under the Deferred Share Unit Plan for Directors of Ovintiv Inc. (“Director DSU Plan”).

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In 2024, directors received Director RSU grants in the amounts shown below.

Name	FMV of Grant(1)	2024 Director RSUs(2)

Peter A. Dea	$341,273	6,846

Sippy Chhina	$200,118	4,022

Meg A. Gentle	$210,018	4,213

Ralph Izzo	$210,018	4,213

Howard J. Mayson	$210,018	4,213

Lee A. McIntire(3)	–	–

Steven W. Nance	$210,018	4,213

Suzanne P. Nimocks	$210,018	4,213

George L. Pita	$210,018	4,213

Thomas G. Ricks	$210,018	4,213

Brian G. Shaw	$208,776	4,196

Notes:

(1)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).
(2)

The number of Director RSUs granted was based on the five-day volume-weighted average price (“VWAP”) per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) or the Toronto Stock Exchange (“TSX”) immediately prior to the May 17, 2024 grant date (US$49.85, CA$68.14).

(3)	Lee A. McIntire retired from the Board on May 1, 2024.

Director RSUs granted under the terms of the Omnibus Incentive Plan are currently settled in shares.

2024 Director Compensation Table

Annual compensation of directors for the year ended December 31, 2024, is summarized in the following table.

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(2) ($)	All Other Compensation(2)(3) ($)	Total(2) ($)

Peter A. Dea	138,750	341,273	431	480,454

Sippy Chhina	91,346	200,118	397	291,861

Meg A. Gentle(4)	95,000	210,018	431	305,449

Ralph Izzo(4)	95,000	210,018	431	305,449

Howard J. Mayson(7)	105,000	210,018	369	315,387

Brendan M. McCracken(5)	–	–	–	–

Lee A. McIntire(6)(7)	32,102	–	17	32,119

Steven W. Nance	105,000	210,018	431	315,449

Suzanne P. Nimocks	110,000	210,018	431	320,449

George L. Pita	115,000	210,018	431	325,449

Thomas G. Ricks	110,000	210,018	431	320,449

Brian G. Shaw(4)	95,000	208,776	431	304,207

Notes:

(1)	Fees earned or paid in cash includes both the cash portion of any annual Board and Committee retainers as well as any portion the director elected to receive in DSUs.
(2)

Amounts originally paid in Canadian dollars have been converted to U.S. dollars using exchange rate of C$1.00 = US$0.730, the average exchange rate for 2024, based on the daily buying rate published by the Bank of Canada.

(3)	Represents cost of Company-provided life insurance coverage.
(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)

Brendan M. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 42 for information on Mr. McCracken’s 2024 executive compensation.

(6)	Lee A. McIntire retired from the Board on May 1, 2024.
(7)	Lee A. McIntire and Howard J. Mayson qualified for discounted life insurance coverage under the Company’s plan.

38 | 2025 Proxy Statement	Ovintiv Inc.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until after the holder retires from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a share of Ovintiv common stock. Retiring directors subject to United States income taxation may redeem DSUs all at once or in stages, provided they do so between January 1 and December 15 of the year following their departure from the Board. Retiring directors who are not subject to United States income taxation may redeem DSUs all at once or in stages provided they do so prior to December 15 of the year following their departure from the Board. Directors are credited with dividend-equivalent DSUs when a dividend is paid on shares of Ovintiv common stock, which are subject to the same redemption restrictions as other DSUs under the plan.

Director Share Ownership Guidelines

To ensure alignment with shareholders, independent directors must maintain an ownership stake in Ovintiv. Each independent director is required to purchase shares of Ovintiv common stock or hold DSUs or Director RSUs with an aggregate value of at least five times the director’s annual cash compensation within five years of appointment to the Board. Shares of Ovintiv common stock held directly or beneficially through a nominee, DSUs, and Director RSUs all count towards the guidelines.

Guideline compliance is evaluated annually. If a director falls into non-compliance solely due to a share price decline, we permit a grace period of one year to restore compliance. All of our directors either meet the ownership guidelines or are on track to meet the ownership guidelines within the five years from appointment as is required under our guidelines.

Director Compensation Changes

Beginning in 2025, based upon advice from the HRC Committee and the Board’s compensation consultant, FW Cook, Committee Chairs will receive an additional cash retainer (or at each Committee Chair’s election, DSUs) as follows:

Audit Committee Chair:	$25,000

Human Resources and Compensation Committee Chair:	$20,000

Corporate Responsibility and Governance Committee Chair:	$20,000

Environmental, Health and Safety Committee Chair:	$15,000

Reserves Committee Chair:	$15,000

Outstanding Equity Awards Held by Directors at Fiscal Year End

The following table shows DSUs and Director RSUs directly or indirectly held, controlled, or directed by the individual directors as of December 31, 2024.

Director	DSUs (#) and Market or Payout Value(1)	Director RSUs (#) and Market or Payout Value(2)

Sippy Chhina	–	–

Peter Dea	52,460 ($2,210,776)	–

Meg Gentle	7,795 ($315,683)	–

Ralph Izzo	3,798 ($153,836)	–

Howard Mayson	9,692 ($412,079)	–

Brendan McCracken(3)	–	–

Lee McIntire	28,223 ($1,195,601)	–

Steve Nance	–	–

Suzanne Nimocks	21,981 ($934,636)	–

George Pita	–	–

Thomas Ricks	–	–

Brian Shaw	35,327 ($1,502,108)	–

Notes:

(1)

“Market or Payout Value” represents the value of outstanding vested DSUs and is determined by multiplying the number of DSUs held by each director as of December 31, 2024 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2024 (US$40.50 or C$58.23). Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

(2)	The Directors RSUs are fully vested and settled at grant. As of December 31, 2024, no Director RSUs remained outstanding and unsettled.
(3)	Mr. McCracken receives no compensation in his capacity as a director. See “Executive Compensation” beginning on page 42 for information on Mr. McCracken’s 2024 executive compensation.

Ovintiv Inc.	2025 Proxy Statement | 39

Securities Ownership

Securities Ownership of Officers and Directors

The following table provides information with respect to the ownership of securities by each director, each NEO named in the Summary Compensation Table on page 53, and the directors and executive officers as a group, all as of March 10, 2025. Unless otherwise noted, voting power and investment power are exercisable solely by the named person, and no shares of Ovintiv common stock were pledged as security by such person. As of March 10, 2025, all of the Company’s directors and officers meet, or are on track to meet, the ownership guidelines within the required period.

Name of Beneficial Owner	Aggregate Number of Shares and Stock Options Beneficially Owned(1)	RSUs, PSUs, and Stock Options(2)	Total Ownership	Percentage of Outstanding Shares of Common Stock

Sippy Chhina	3,673	–	3,673	*

Corey Code	178,168	141,110	319,278	*

Peter Dea	81,654	52,460	134,114	*

Meghan Eilers	45,210	85,900	131,110	*

Meg Gentle	23,177	8,393	31,570	*

Greg Givens	208,160	165,384	373,544	*

Ralph Izzo	11,504	4,397	15,904	*

Terri King	–	–	–	*

Howard Mayson	45,279	9,692	54,971	*

Brendan McCracken	236,144	445,192	681,336	*

Rachel Moore	85,612	72,363	157,975	*

Steven Nance	45,561	–	45,561	*

Suzanne Nimocks	56,249	21,981	78,230	*

George Pita	17,586	–	17,586	*

Tom Ricks	191,100	–	191,100	*

Brian Shaw	40,433	35,914	76,347	*

All directors and executive officers as a group(3)	1,269,510	1,042,786	2,312,296

Notes:

*	Less than 1% of issued and outstanding shares of Ovintiv common stock as of March 10, 2025.
(1)

The amounts set forth in this column represent, in respect of each applicable director and officer, the sum of; (i) the number of shares of Ovintiv common stock in respect of which such director or officer had sole or shared voting or investment power as of March 10, 2025; and (ii) the number of shares of Ovintiv common stock that maybe received by such director or officer upon the exercise of “ in-the-money” stock options. Restricted Share Units (“RSUs”) or Performance Share Units {“PSUs”) held by such director or officer that are exercisable on or before May 10, 2025 based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on March 10, 2025 (US$37.84) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 10, 2025 (C$54.70) for Canada-based directors and officers.

(2)

The amounts set forth in this column represent, in respect of each applicable director and officer, the number of shares of Ovintiv common stock that would be received by each applicable director or officer upon the stock-settlement of the RSUs, PSUs and stock options, as applicable, held by each such director or officer pursuant to the Omnibus Incentive Plan with a vesting date after May 10, 2025. based on. for the purposes of this table, the closing price of shares of Ovintiv common stock on the NVSE on March 10, 2025 (US$37.84) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 10, 2025 (C$54.70) for Canada-based directors and officers. For the purposes of this calculation, PSUs are valued at target level, however the actual number of shares of Ovintiv common stock deliverable based on actual performance may equal up to 200% of the target level. The RSUs, PSUs and stock options granted to the listed directors and officers pursuant to the Omnibus Incentive Plan may be settled in cash or in shares of Ovintiv common stock, as determined by the HRC Committee in its sole discretion. Because such awards will not vest on or before May 10, 2025. the shares of Ovintiv common stock associated with such awards are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(3)	As of March 10, 2025. these numbers include 16 persons, 11 independent directors, and 5 executive officers

40 | 2025 Proxy Statement	Ovintiv Inc.

Delinquent Section 16(a) Reports

Based solely on our review of copies of reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934 (as amended) and written representations that no other such reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% shareholders that filed any reports for the year ended December 31, 2024 reported all transactions on a timely basis, other than one Form 4 for each of Mr. Corey Code, Mr. Brian G. Shaw, and Ms. Sippy Chhina relating to the vesting and settlement of RSUs, which were filed late due to administrative oversight.

Principal Shareholders

The table below provides the number of shares of Ovintiv common stock held by persons known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock, as of the date of such shareholders’ Schedule 13G filings with the SEC.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

1 BlackRock, Inc(1)	30,977,447	11.90%

2 The Vanguard Group(2)	29,463,451	11.31%

3 FMR LLC(3)	17,426,478	6.70%

Notes:

(1)

Information based on a Schedule 13G/A filed with the SEC on November 8, 2024. Such filing indicates that BlackRock, Inc, on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to 29,599,885 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 30,977,447 of the reported shares and shared dispositive power with respect to none of the reported shares. The address for such shareholder is 50 Hudson Yards, New York, NY 10001.

(2)

Information based on a Schedule 13G/A filed with the SEC on January 31, 2025. Such filing indicates that The Vanguard Group, on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to none of the reported shares, shared voting power with respect to 171,970 of the reported shares, sole dispositive power with respect to 29,104,675 of the reported shares and shared dispositive power with respect to 358,776 of the reported shares. The address for such shareholder is 100 Vanguard Blvd, Malvern, PA 19355.

(3)

Information based on a Schedule 13G/A filed with the SEC on February 11, 2025. Such filing indicates that FMR LLC, on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to none of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 17,426,478 of the reported shares and shared dispositive power with respect to none of the reported shares. The address for such shareholder is 245 Summer Street, Boston, Massachusetts 02210.

Ovintiv Inc.	2025 Proxy Statement | 41

EXECUTIVE COMPENSATION

Item 2:   Advisory Vote to Approve Compensation of Named Executive Officers: The Board recommends you vote FOR this proposal

The Board has overseen the strategic evolution of Ovintiv that continues to drive long-term value creation for our shareholders. Consistent with that value creation objective, the HRC Committee has developed a compensation program that delivers compensation commensurate with short- and long-term performance against key strategic goals.

This Compensation Discussion and Analysis (“CD&A”):

•	IDENTIFIES the Company’s named executive officers for 2024;

•	DESCRIBES Ovintiv’s key compensation principles and approach to compensation governance;

•	EXPLAINS each component of Ovintiv’s executive compensation program; and

•	OUTLINES 2024 performance and compensation realized by the Company’s NEOs based on that performance.

Named Executive Officers

This CD&A describes our compensation practices and the compensation awarded or paid to each of our NEOs during the last completed fiscal year. For the year ended December 31, 2024, the Company’s NEOs consisted of the following:

Name	Title	Business Experience

Brendan McCracken President & Chief Executive Officer • Age: 49

Mr. McCracken was appointed President in 2020 and Chief Executive Officer of the Company in 2021. He joined one of Ovintiv’s predecessor companies in 1997 and assumed a variety of leadership roles, including appointments as Executive Vice-President, Corporate Development & External Affairs in 2019 and Vice-President & General Manager of Canadian Operations in 2017.

Corey Code Executive Vice-President & Chief Financial Officer • Age: 51

Mr. Code was appointed Executive Vice-President & Chief Financial Officer of the Company in 2019. He joined one of Ovintiv’s predecessor companies in 1999 and assumed a variety of leadership roles, including Vice-President, Investor Relations and Strategy in 2018 and Vice-President, Investor Relations in 2017.

Greg Givens Executive Vice-President & Chief Operating Officer • Age: 52

Mr. Givens was appointed Executive Vice-President & Chief Operating Officer of the Company in 2019. He joined the Company in 2018 as Vice-President and General Manager of Texas Operations. Prior to joining the Company, Mr. Givens was Vice-President Eagle Ford of EP Energy (a public oil and gas company) from 2012 to 2017.

Meghan Eilers Executive Vice-President, Midstream & Marketing and General Counsel • Age: 43

Ms. Eilers was appointed Executive Vice-President, General Counsel and Corporate Secretary in 2022, with the role expanding to include midstream and marketing operations in 2024. She joined Ovintiv in 2019 as Vice President, Legal Operations. Ms. Eilers came to Ovintiv in 2019 through the Newfield merger, where she had served as Newfield’s Associate General Counsel. Prior to joining Newfield, Ms. Eilers served in several positions at Noble Energy from 2007 to 2018.

Rachel Moore Executive Vice-President, Corporate Services • Age: 53

Ms. Moore was appointed Executive Vice-President, Corporate Services of the Company in 2020. Ms. Moore joined Ovintiv in 2015 as Vice-President of Human Resources. Prior to joining the Company, Ms. Moore held a variety of senior leadership positions across multiple industries.

42 | 2025 Proxy Statement	Ovintiv Inc.

2024 Compensation Program Changes

The Company did not make any substantive changes to our compensation program during 2024.

Compensation Key Principles

Key Principle	Application to Executive Compensation

Alignment with shareholders	Compensation consists largely of at risk, performance-based LTI awards tied to critical performance goals needed to achieve long-term, sustainable value for our shareholders

Metrics are rigorously set to tie to key deliverables aligned with the Company’s annual and long-term objectives

Ovintiv’s 2024 Say-on-Pay vote received 96.2% support, which demonstrates shareholders’ strong support for our executive compensation practices and pay for performance alignment

Pay for performance	91% of total target direct compensation for our CEO and 84% of total target direct compensation for our other NEOs is tied to Ovintiv’s financial, operational, and TSR results

Annual bonus is determined by execution of financial and other key measures approved by the Board and contained in our Company Scorecard

The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our performance share units (“PSU”) program that align with the delivery of our strategic direction

Market-competitive pay	Compensation is designed around median target performance measured against our Peer Group (as defined on page 49 of this Proxy Statement)

Sound risk management	The HRC Committee is made up of independent directors and retains an independent compensation consultant

We conduct annual risk assessments of our executive compensation programs and implement programs that reflect governance best practices

Ovintiv Inc.	2025 Proxy Statement | 43

Named Executive Officer Pay Mix

Components of Our Executive Compensation Program

Executive compensation at Ovintiv is market-competitive and aligns pay with performance. Base salary and target short- and long-term pay levels are determined based on comparisons to a carefully selected group of industry peers. Our compensation program is summarized below.

	Element	Form of Award	Period	Program Components

Fixed	Base Salary (page 45)	Cash	One year	Determined by applying multiple factors including:
• Scope of responsibilities
• Experience
• Performance
• Market data from our Peer Group

At risk	Annual Bonus (page 45)	Cash, with an option to defer 25% or 50% into DSUs	One year	• Performance-based
• Annual bonus payouts to our ELT, including our NEOs, are based entirely on Company Score
• Company Scorecard measures Performance relative to Board-approved metrics and goals (described on page 46 of this Proxy Statement)
	LTI (page 47)	RSUs	Grants vest annually in equal thirds.	• Promotes retention
• Realized value based on stock price performance
• RSUs granted under the Company’s Omnibus Incentive Plan are currently settled in stock
		PSUs	“Cliff vest” after three years, generally subject to continued employment through the vesting date.	• Performance-based
• Realized value determined by our TSR performance relative to our Peer Group (described on page 49), as well as achievement of key strategic financial measures
• Maximum payout of 200% of target, but capped at 100% for negative absolute TSR
• PSUs granted under the Company’s Omnibus Incentive Plan can be settled in stock or cash

44 | 2025 Proxy Statement	Ovintiv Inc.

2024 Compensation Program

Base Salary

Base salaries for the NEOs are determined using market data from our Peer Group (as defined on page 49 of this Proxy Statement) and are reviewed every year at the HRC Committee’s February meeting. Base salary levels are set taking into account the market median, with adjustments to account for factors such as an individual’s time in role, experience level and expertise. In 2024, each NEO received a modest base salary increase intended to keep their base salary positioned in the median market range.

The table below shows the 2024 year-end base salary for each NEO.

NEO	Position	Base Salary(1)

Brendan McCracken	President & Chief Executive Officer	$1,140,000

Corey Code	Executive Vice-President & Chief Financial Officer	$ 578,684

Greg Givens	Executive Vice-President & Chief Operating Officer	$ 690,000

Meghan Eilers	Executive Vice-President, Midstream, Marketing and General Counsel	$ 500,000

Rachel Moore	Executive Vice-President, Corporate Services	$ 454,550

Note:

(1)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

Annual Bonus

All employees participate in our annual bonus plan, which provides an opportunity to earn a cash award based on performance against a combination of Company metrics and individual objectives for the year. The annual bonus is designed to motivate employees to pursue our key business performance objectives. In setting the targets and ranges for each metric, we employ stress tests to ensure that there is appropriate alignment between performance and payouts.

The portion of the annual bonus tied to Company performance versus individual performance varies by job level. For NEOs, a Company score is calculated following the end of the year based on Ovintiv’s performance against the metrics set out in the Company Scorecard (the “Company Score”). The Company Score provides the baseline payout percentage for annual bonuses and includes an automatic 10 points downward adjustment should the Company experience a serious safety event during the year. Additionally, the Board retains discretion to adjust final payouts either up or down (within a range of -25% to +25%), to reflect unforeseen circumstances that occurred in the year.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can convert either 25% or 50% of their annual bonus award into DSUs. To defer part of an annual bonus award into DSUs, an executive must make an election prior to December 31 of the preceding calendar year. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are settled in cash and are payable only after an executive separates from service of Ovintiv. No NEOs participated in the Employee DSU Plan in 2024.

Ovintiv Inc.	2025 Proxy Statement | 45

Company Scorecard Metrics and Performance

The following metrics were selected in 2024 for our Company Scorecard. These metrics align with the key components of our strategic plan and our key environmental and safety initiatives and serve as the building blocks of strong financial returns for shareholders.

Scorecard Metric(1)	Key Goals

Free Cash Flow(2)	• Achieve Free Cash Flow of $1.625 Billion

Capital Efficiency(3)	• Achieve Capital Efficiency of $20,300/BOE/d

Environment & Safety	• Achieve TRIF of 0.18(4) Achieve Recordable Injury Severity of 0.15(5) • Achieve GHG Intensity of 12.80(6) • Achieve Spill Intensity of 0.023(7)

Total Costs(8)	• Achieve Total Costs of $13.67/BOE

Total Production	• Achieve annual production of 573 MBOE/d

Notes:

(1)	Company Scorecard performance metrics and targets are updated annually to reflect changes in priorities given the macro environment.
(2)	Free Cash Flow† is a non-GAAP measure as defined in Schedule A of this Proxy Statement.
(3)	Capital Efficiency is defined as capital invested per barrel of oil equivalent per day (“BOE/d”) for wedge and carry-in production in calendar year.
(4)	TRIF equals Recordable Injuries X 200,000 divided by Total Exposure Hours.
(5)

Recordable Injury Severity is calculated as a simple average of the severity of all recordable injures experienced in the year; severity is determined using the US Workers Compensation Injury Classification System.

(6)	GHG Intensity equals Scope 1 & 2 MT CO2e/Mboe.
(7)	Spill Intensity equals Produced Liquids Spilled (bbls) divided by Total Produced Liquids (mbbls).
(8)	Total Costs† is a non-GAAP measure as defined in Schedule A of this Proxy Statement.

Our HRC Committee rigorously tested multiple scenarios to determine the appropriate threshold, target and maximum performance goal for each metric. Considerations included benchmark and geographical pricing sensitivities, operational efficiency, results of scenario analysis, funding and corporate financial statement implications and comparison to peer companies and industry trends.

The threshold, target and maximum ranges shown below reflect the Company Scorecard as approved by the Board for 2024.

Notes:

(1)	Scorecard targets based on 2024 Budget and adjusted for acquisitions and divestitures.
(2)	For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.
(3)	Recordable Injury Severity = primary injury severity + (50% * supplemental injury severitie(s)).
(4)	10-point deduction override in the event of a fatality, regardless of performance against safety target.

46 | 2025 Proxy Statement	Ovintiv Inc.

SAFETY: A FOUNDATIONAL VALUE

Safety is one of our foundational values, and a strong safety culture is foundational to our everyday work. Our focus through 2024 was to continue to enhance our safety culture and processes with several key initiatives centered on serious injury prevention. Our unwavering commitment is to ensure every person working on our sites goes home to their family safe at the end of the day.

Board Discretion

The final bonus paid to NEOs is the product of the NEO’s target bonus and the Company Score subject to the Board’s discretion to adjust that result within a range of -25% to +25% if there are material unforeseen events or major dislocations in the industry during the year. In addition, the Board can adjust individual NEO scores within a range of -20% to +20% to reflect individual performance. Regardless of any Board discretionary adjustments, the maximum payout is capped at 200%.

Use of Board Discretion

The Board made no discretionary adjustments to NEO 2024 bonuses.

2024 Annual Bonus Results

Following application of the above Company Score, the annual bonus payments to our CEO and other NEOs for 2024 are shown below.

	Bonus Target (% of Base Salary)(1)		Target Bonus(2)(3) ($)	Total Actual Bonus(2) ($)
	Target	Maximum

Brendan McCracken	125%	250%	$1,412,500	$2,005,750

Corey Code	100%	200%	$572,294	$812,658

Greg Givens	100%	200%	$683,750	$970,925

Meghan Eilers	70%	140%	$346,500	$492,030

Rachel Moore	70%	140%	$314,351	$446,379

Notes:

(1)	Annual bonus targets as a percentage of salary were unchanged in 2024 for all NEOs.
(2)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).
(3)	Target bonus is based on 2024 blended salary amounts with salary adjustments occurring on April 1, 2024.

Long-Term Incentive Awards

LTI awards make up the largest portion of target compensation for our executives. These awards, which are primarily performance-based, are designed to incentivize delivery of our strategy and long-term value creation and payout of these awards correlates with Ovintiv’s stock price performance. LTI awards are granted annually, following approval by the HRC Committee. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

As described on page 48 of this Proxy Statement, the Company’s 2024 compensation program employed two LTI vehicles: RSUs and PSUs. In 2024, 50% of LTI awards granted to the Company’s NEOs were in the form of RSUs and 50% were in the form of PSUs. Compensation from RSUs is based solely on the Company’s stock price over the performance period. PSUs are performance-based, and compensation is only earned if the Company’s stock price performance is above the 25th percentile relative to the PSU Performance Peer Group and if strategic milestones are met.

Ovintiv Inc.	2025 Proxy Statement | 47

LTI Awards Granted in 2024

Details of LTI awards granted to the NEOs in 2024 are shown below. The realized value of the 2024 LTI awards will be determined at the time of vesting based on the NEO’s continued service over the vesting period and company and stock price performance.

	RSUs		PSUs

	# of Units	Target Value(1) ($)	Target # of Units	Target Value(1)(2) ($)

Brendan McCracken	95,046	$4,700,025	95,046	$4,700,025

Corey Code	29,798	$1,460,430	29,798	$1,460,430

Greg Givens	35,390	$1,750,036	35,390	$1,750,036

Meghan Eilers	20,223	$1,000,027	20,223	$1,000,027

Rachel Moore	14,899	$ 730,215	14,899	$ 730,215

Notes:

(1)

Amounts awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024). Target value is the value approved by the HRC Committee, which is then converted to a number of units based on preceding the 5-day volume weighted average price of shares of Ovintiv common stock as reported on the NYSE/TSX on the date of grant.

(2)

Actual payouts will range from 0 to 200% of the units granted plus reinvested dividends based on Relative TSR (50%) and Return on Invested Capital (50%) performance over the three-year performance period ending December 31, 2026.

2024 PSUs

The performance metrics for 2024 PSU awards are Relative TSR and ROIC, creating strong alignment between executive compensation and the shareholder experience. The performance metrics for 2024 PSU awards, together with the weighting and rationale for each metric, are set out below.

2024 PSU Metric	Weighting	Measurement	Rationale for Metric

Relative TSR	50%	Three-year TSR relative to our Peer Group	Aligned with the interest and experience of our shareholders

Return on Invested Capital	50%	Three-year return on the 2024 capital program from wedge production and cash flow	Aligned with capital discipline and performance and removes impact of prices

2022 PSU Settlement

Vesting and payout of 2022 PSU awards was assessed by the HRC Committee at its February 2025 meeting. The following table summarizes the payout ranges, the results achieved, and the final payouts for the 2022 PSU awards based on Relative TSR, ROIC and Return on Inventory Renewal Capital performance over the three-year period beginning January 1, 2022, and ending December 31, 2024. The Return on Inventory Renewal Capital goal consisted of an inventory addition target (which was exceeded) and a full cycle rate of return metric represented below.

48 | 2025 Proxy Statement	Ovintiv Inc.

2024 Peer Group

We use one peer group for purposes of benchmarking executive compensation and assessing PSU performance (our “Peer Group”). In order to remain competitive and retain top talent, we define our compensation market as a group of North American industry peers of a similar size, industry focus and geography as Ovintiv, and select our

Peer Group accordingly. The HRC Committee is careful to include relevant E&P-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. All members of our Peer Group meet the following criteria:

Peer Group: Evaluation Criteria

Financial and operational comparability	• total assets • production • product mix	• enterprise value • market capitalization • revenues

Nature and scope of operations	• primarily North American operations • operate in similar North American plays	• upstream E&P

Identified as competitive peer	• competitor for executive talent • competitor for investment capital	• identified internally or externally as a peer to Ovintiv

2024 Peer Group

Antero Resources Corporation	Diamondback Energy, Inc.	Occidental Petroleum Corporation

APA Corporation	EOG Resources Inc.	Permian Resources Group

Canadian Natural Resources Ltd.	Enerplus Corporation(2)	Pioneer Natural Resources Company(4)

Chesapeake Energy Corporation(1)	Hess Corporation	Range Resources Corporation

Civitas Resources Inc.	Marathon Oil Corporation(3)	S&P 400 Index

Coterra Energy Inc.	Murphy Oil Corporation	XOP

Devon Energy Corporation

Note:

(1)	In October 2024, Chesapeake Energy Corporation acquired Southwestern Energy and was rebranded as Expand Energy Corporation.
(2)	In May 2024, Enerplus Corporation was acquired by Chord Energy Company.
(3)	In November 2024, Marathon Oil Corporation was acquired by ConocoPhillips.
(4)	In May 2024, Pioneer Natural Resources Company was acquired by ExxonMobil Corporation.

The HRC Committee assesses market competitiveness of compensation for the CEO and other members of the ELT each year using data from the Peer Group. To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of executives with comparable roles within our Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts.

Ovintiv Inc.	2025 Proxy Statement | 49

Compensation Governance

The following table outlines the executive compensation governance best practices that we follow and the pitfalls that we avoid.

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT

Maintain an independent HRC Committee whose members have the necessary skills, knowledge and experience	Re-pricing, option exchanges, or cancellations of LTI grants

Retain an independent compensation consultant that provides no other services on behalf of management	Gross-up of executive compensation, including perquisites or incentive awards, to account for taxes

Grant LTIs with payouts that are tied directly to absolute stock price performance and relative stock price performance	Excessive severance packages or guaranteed compensation for any executive

Cap payouts for executive annual bonus awards and PSU grants	“Single trigger” vesting of LTI awards granted in 2018 and onward

Maintain “double trigger” vesting provisions for cash severance payable to our executives upon a change in control	Hedging and short-selling of Ovintiv stock by directors, officers and employees

Maintain “double trigger” accelerated vesting provisions for all LTI grants

Impose executive compensation clawback requirements and robust stock ownership guidelines

50 | 2025 Proxy Statement	Ovintiv Inc.

Independent Compensation Advisors

The HRC Committee retains FW Cook as its independent compensation consultant to provide objective expertise on executive compensation matters. FW Cook reports directly to the HRC Committee Chair.

Compensation Risk Management

THE BOARD AND HRC COMMITTEE USE A STRUCTURED DECISION-MAKING PROCESS TO MITIGATE COMPENSATION-RELATED RISK

The Board and the HRC Committee mitigate compensation-related risk using a structured decision-making process and program safeguards. The HRC Committee’s structured approach to compensation risk is designed to discourage inadvertent or undue risk-taking by incorporating risk management principles directly into our program design, actively considering risk as a key element of compensation decision-making and requiring annual compensation program risk assessments.

Our annual compensation risk assessments are reviewed, and often conducted, by the HRC Committee’s independent compensation consultant. The most recent risk assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on Ovintiv.

Specific examples of how our program incorporates compensation risk management include:

  use of balanced, financial and operational performance metrics in our Board-approved Company Scorecard;

  use of a balanced mix of vehicles in our annual LTI grants;

  imposition of vesting and payout maximums (or caps) in our PSU grants; and

  application of our incentive program consistently across Ovintiv, so all employees, including our executives, are pursuing the
  same objectives.

We believe these features reduce risk by diversifying rewards and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Compensation-related risk is mitigated through our corporate governance practices, which include robust stock ownership guidelines, an Incentive Compensation Clawback Policy, and prohibitions regarding hedging of equity awards and stock — all of which apply to incentive-based compensation granted to our executives.

Executive Stock Ownership Guidelines

Ovintiv’s executives and vice-presidents must achieve minimum stock ownership levels within five years of being appointed to their positions. An individual who receives a promotion resulting in an increased stock ownership target is given an additional five-year period to meet the new target. Targets are calculated as a multiple of annual base salary. Stock ownership is calculated based on the aggregate value of: (i) owned shares of Ovintiv common stock (including beneficial ownership); (ii) RSU holdings; (iii) DSU holdings; and (iv) other Ovintiv securities as may be approved by the Board.

The following table illustrates each NEO’s stock ownership requirement and actual stock ownership as of March 10, 2025.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Brendan McCracken	5	15.7

Corey Code	3	15.2

Greg Givens	3	17.6

Meghan Eilers	3	7.0

Rachel Moore	3	10.3

Ovintiv Inc.	2025 Proxy Statement | 51

Incentive Compensation Clawback Policy

Our Amended and Restated Incentive Compensation Clawback Policy (“Clawback Policy”) applies if:

•	Ovintiv is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws; and

•	incentive-based compensation received by a current or former executive in respect of years to which the restatement pertains exceeds the amount that would have been received under the restatement.

Where such circumstances exist, the Company will recover the amount of any incentive-based compensation received by an executive during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The Company may effect any recovery pursuant to the Clawback Policy by requiring payment of such amount(s) to the Company, by set-off, by reducing future compensation, or by such other means or combination of means as the HRC Committee determines to be appropriate. The Company does not indemnify executives against the loss of any incentive-based compensation pursuant to the Clawback Policy.

Our Clawback Policy is intended to be consistent with the requirements of Rule 10D-1 and Section 303A.14 of the NYSE Listed Company Manual.

Equity Grant Timing

The Company currently approves equity awards to our executive officers at the regularly scheduled HRC Committee and Board meetings in February, with awards granted in March of each year. The Board generally grants director equity awards each year immediately following our annual meeting of shareholders. The Company may also consider and approve interim or mid-year grants from time to time based on business needs and may change its equity grant practices in the future. The Company does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Indebtedness of Directors and Executive Officers

As of the date of this Proxy Statement, there is not, and since January 1, 2024, there has not been, any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, Ovintiv or its subsidiaries to any of our current or former directors (including the director nominees) or executive officers or any of their respective associates.

Compensation Committee Report

The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2024. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting.

Human Resources and Compensation Committee

   Meg Gentle

   Howard Mayson

   Thomas Ricks

52 | 2025 Proxy Statement	Ovintiv Inc.

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in the last three years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(2)

Brendan McCracken President & Chief Executive Officer	2024	1,130,000	9,400,049	—	2,005,750	—	495,876	13,031,675
	2023	1,082,500	7,750,017	—	2,543,875	—	407,547	11,783,939
	2022	1,022,500	7,250,046	—	1,457,063	—	435,764	10,165,373

Corey Code Executive Vice-President & Chief Financial Officer	2024	572,294	2,920,861	—	812,658	—	134,711	4,440,524
	2023	540,348	2,190,639	—	1,015,854	—	128,008	3,874,849
	2022	467,784	2,008,120	—	507,261	—	109,464	3,092,629

Greg Givens Executive Vice-President & Chief Operating Officer	2024	683,750	3,500,071	—	970,925	—	154,569	5,309,315
	2023	656,250	3,000,087	—	1,233,750	—	150,528	5,040,615
	2022	603,750	2,500,013	—	650,869	—	138,319	3,892,951

Meghan Eilers Executive Vice- President, Midstream & Marketing and General Counsel	2024	495,000	2,000,055	—	492,030	—	121,536	3,108,621
	2023	472,500	1,500,044	—	621,810	—	117,599	2,711,953
	2022	—	—	—	—	—	—	—

Rachel Moore Executive Vice-President, Corporate Services	2024	449,073	1,460,430	—	446,379	—	114,956	2,470,838
	2023	427,167	1,168,388	—	562,152	—	110,261	2,267,968
	2022	377,057	1,095,338	—	293,025	—	98,634	1,864,054

Notes:

(1)

Grant date fair value is calculated by multiplying the number of granted units by the VWAP of shares of Ovintiv common stock, on the five trading days immediately prior to the March 8, 2024 grant date (US$49.45 or C$67.12) (for 2024 awards), the March 8, 2023 grant date (US$44.48 or C$60.72) (for 2023 awards) and the March 7, 2022 grant date (US$46.71 or C$59.02) (for 2022 awards). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP. The values reported in this column for 2024 PSU awards were computed based on the achievement of target level performance for each award. The values of the 2024 PSU awards at the grant date if the highest level of performance conditions were achieved would be as follows: Mr. McCracken-$9,400,049; Mr. Code-$2,920,861; Mr. Givens-$3,500,071; Ms. Eilers-$2,000,055; and Ms. Moore-$1,460,430.

(2)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using the same exchange rate (for each year above) of C$1.00 = US$0.730 (which is the average exchange rate for 2024) for year-over-year comparability.

Ovintiv Inc.	2025 Proxy Statement | 53

All Other Compensation Table

The table below provides a breakdown of all other benefits and perquisites received by each of our NEOs in 2024:

Name	Year	Company Contributions to Retirement Plans ($)(1)	Life Spending Allowance ($)(2)	Company Aircraft ($)(3)	Investment Plan ($)	Other Perquisites and Benefits ($)(4)	Total ($)(5)

Brendan McCracken	2024	205,860	39,600	246,206	—	4,210	495,876

Corey Code	2024	63,484	28,916	—	28,615	13,696	134,711

Greg Givens	2024	108,982	39,600	—	—	5,987	154,569

Meghan Eilers	2024	77,464	39,600	—	—	4,472	121,536

Rachel Moore	2024	49,770	28,916	—	22,454	13,816	114,956

Notes:

(1)

The amounts in this column represent the matching contributions made by the Company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in further detail in “Retirement and Other Benefits” on page 60.

(2)

The life spending allowance provides employees the flexibility to use this money in a manner that is most meaningful to them, such as transportation/parking, fitness club memberships, financial consulting, personal vehicles, etc.

(3)

The amounts in this column represent the aggregate cost to Ovintiv of personal aircraft use, which is calculated based on Ovintiv’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(4)	The amounts in this column include limited personal club memberships and taxable benefit of Company parking.
(5)	All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

54 | 2025 Proxy Statement	Ovintiv Inc.

Grants of Plan-Based Awards for 2024

The following table provides information about 2024 annual bonus opportunities and LTI awards granted to our NEOs in 2024 under the Omnibus Incentive Plan.

	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)(4)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brendan McCracken				$706,250	$1,412,500	$2,825,000
	RSU	03/08/2024	02/22/2024							95,046	$4,700,025
	PSU	03/08/2024	02/22/2024				—	95,046	190,092		$4,700,025
Corey Code				$286,147	$572,294	$1,144,589
	RSU	03/08/2024	02/22/2024							29,798	$1,460,430
	PSU	03/08/2024	02/22/2024				—	29,798	59,596		$1,460,430
Greg Givens				$341,875	$683,750	$1,367,500
	RSU	03/08/2024	02/22/2024							35,390	$1,750,036
	PSU	03/08/2024	02/22/2024				—	35,390	70,780		$1,750,036
Meghan Eilers				$173,250	$346,500	$693,000
	RSU	03/08/2024	02/22/2024							20,223	$1,000,027
	PSU	03/08/2024	02/22/2024				—	20,223	40,446		$1,000,027
Rachel Moore				$157,176	$314,351	$628,702
	RSU	03/08/2024	02/22/2024							14,899	$730,215
	PSU	03/08/2024	02/22/2024				—	14,899	29,798		$730,215

Notes:

(1)

Represents 2024 annual bonus program opportunities. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2024 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 53 of this Proxy Statement.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2024. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2026.

(3)	RSU awards plus reinvested dividends vest annually over a three-year period.
(4)	Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

Ovintiv Inc.	2025 Proxy Statement | 55

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs as of December 31, 2024.

							Stock Awards

	Stock Option Awards(1)						RSUs		PSUs

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Stock Option exercise price(3) ($)		Stock Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2)(3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)
Brendan McCracken							187,026	$7,574,553	286,060	$11,585,430
	10,598	—	—		$22.95	09/10/2026
	10,373	—	—		$35.80	03/08/2026
	4,326	—	—		$54.35	02/26/2025
Corey Code							56,432	$2,399,463	85,659	$3,642,182
	27,843	—	—	C$	45.05	05/08/2026
	6,997	—	—	C$	47.70	03/08/2026
	4,629	—	—	C$	68.80	02/26/2025
Greg Givens							69,777	$2,825,969	105,225	$4,261,613
	17,826	—	—		$22.95	09/10/2026
	15,058	—	—		$35.80	03/08/2026
	3,696	—	—		$69.15	08/09/2025
Meghan Eilers							36,911	$1,494,896	53,222	$2,155,491
	3,710	—	—		$35.80	03/08/2026
Rachel Moore							29,179	$1,240,678	45,015	$1,914,017
	6,427	—	—	C$	47.70	03/08/2026
	2,740	—	—	C$	68.80	02/26/2025

Notes:

(1)	Stock option awards are currently fully vested and expire seven years from grant date.

(2)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2024. Awards to U.S. based NEOs were valued based on the NYSE (US$40.50), and those to Canadian-based NEOs were valued based on the TSX (C$58.23). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

(3)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2024. Awards to U.S. based NEOs were valued based on the NYSE (US$40.50), and those to Canadian-based NEOs were valued based on the TSX (C$58.23). The performance metric applied for the 2022 PSU grant is based on a payout of 115%, 2023 and 2024 PSU grants are based on a payout of 100% of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

56 | 2025 Proxy Statement	Ovintiv Inc.

Stock Option Exercises and Stock Vested for 2024

The following table provides information relating to the value realized upon the exercise of stock options and the vesting of RSUs and PSUs under the Company’s incentive plans during the last fiscal year.

			Stock Awards

	Stock Option Awards		RSUs		PSUs

Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1)(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(1)(4) ($)

Brendan McCracken	—	—	101,392	4,856,095	150,538	6,907,640

Corey Code	—	—	25,852	1,260,023	31,312	1,526,161

Greg Givens	—	—	32,583	1,611,451	39,557	1,956,460

Meghan Eilers	—	—	12,114	599,107	7,517	371,764

Rachel Moore	—	—	15,119	736,835	20,876	1,017,480

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of Ovintiv common stock on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (average exchange rate for 2024).

(2)

The values realized upon vesting for RSUs are based on the closing price on the NYSE or TSX at March 8, 2024 (US$49.46 and C$66.75). Mr. McCracken also had RSU grants vest on August 9, 2024 based on NYSE (US$42.49).

(3)	The performance multiplier for the 2021 PSU grant was determined to be 113%.
(4)	The values realized upon vesting for 2021 PSUs are based on the closing price on the NYSE or TSX at March 8, 2024 (US$49.46 and C$66.75).

Change in Control Arrangements

Ovintiv does not have general employment contracts with our NEOs; however, each NEO has a change in control (“CIC”) agreement that provides for payment of severance and other termination benefits upon a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan. The relevant terms of our executive CIC arrangements and treatment of LTI awards are summarized in the table below.

Application	CEO and all other ELT members.

Trigger

A CIC and subsequent termination of executive’s employment within 24 months either: (i) by Ovintiv other than for Cause; or (ii) by the executive for Good Reason. Cause is defined as anything that would constitute “just cause” for the summary of your employment at common law. Good Reason is defined as a material adverse change in your employment terms.

Severance

Lump sum cash payment equal to 2.5 times (or 3.0 times for Mr. McCracken) the sum of the executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years).

Benefits

Continuation of health, dental, life, disability, and accident insurance benefits (or a lump sum payment in lieu), career counseling, financial counseling, and executive benefits for 30 months (or 36 months in the case of Mr. McCracken).

Pension

Continued accrual or crediting of contributions (for Defined Contribution pension plan participants) or cash payment equal to the value thereof for 30 months (or 36 months in the case of Mr. McCracken).

Stock Options/SARs	All unvested stock options/stock appreciation rights (“SARs”) vest immediately and remain exercisable until the earlier of 24 months and the expiration date.

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

Ovintiv Inc.	2025 Proxy Statement | 57

TREATMENT OF LTIs UPON TERMINATION OR CHANGE IN CONTROL

Voluntary or Involuntary Termination Outside a CIC; Retirement

Upon termination under the age of 55, all RSUs, PSUs and unvested stock options are forfeited and canceled, and any vested stock options must be exercised within 60 business days of termination.

Upon early retirement between the ages of 55 to 60, whether initiated by Ovintiv or due to the applicable employee’s resignation: (i) unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement, and are paid at the scheduled vesting date; (ii) vested stock options or SARs must be exercised within six months of termination of employment; and (iii) unvested options or SARs are canceled.

Upon retirement above the age of 60, whether initiated by Ovintiv or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and stock options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC	Our LTI award agreements incorporate “double trigger” vesting provisions. For all LTI awards held by our NEOs, both a CIC and subsequent termination, of the executive by the Company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest.

Termination Due to Death

Treatment of LTIs upon the death of a NEO is similar to treatment of LTIs for a voluntary or involuntary termination outside a CIC, with the exception that individuals under the age of 55 at the time of death are treated in the same manner as an early retirement between the ages of 55 and 60.

Potential Payments Upon Termination or Change in Control

The following table illustrates the amount of compensation payable to each of our NEOs assuming various termination scenarios or a change in control of the Company as if such event occurred on December 31, 2024. The amounts shown below are calculated as of December 31, 2024, and all Canadian dollar amounts have been converted to U.S. dollars using the Bank of Canada exchange rate in effect on such date (being C$1.00 = US$0.695).

58 | 2025 Proxy Statement	Ovintiv Inc.

	Voluntary Termination ($)	Involuntary Termination Without Cause(9) ($)		Involuntary Termination Within a Change-in-Control(9) ($)		Termination Due to Death(9) ($)

Brendan McCracken

Salary Severance		2,280,000	(1)	3,420,000	(1)

Annual Incentive Plan		3,608,959	(2)	5,413,438	(2)

Value of Unvested LTIs				23,169,929	(3)	14,532,899

Incremental Value (Pension Benefits)		418,608	(4)	627,912	(4)

Other Compensation and Benefits		82,620	(7)	123,930	(7)

TOTAL:		6,390,187	(8)	32,755,209		14,532,899

Corey Code

Salary Severance				1,376,969	(1)

Annual Incentive Plan				1,539,531	(2)

Value of Unvested LTIs				5,597,911	(3)	3,046,206

Incremental Value (Pension Benefits)				154,221	(5)

Other Compensation and Benefits				169,485	(7)

TOTAL:				8,838,117		3,046,206

Greg Givens

Salary Severance				1,725,000	(1)

Annual Incentive Plan				2,140,308	(2)

Value of Unvested LTIs				6,912,297	(3)	3,761,154

Incremental Value (Pension Benefits)				279,450	(6)

Other Compensation and Benefits				107,505	(7)

TOTAL:				11,164,560		3,761,154

Meghan Eilers

Salary Severance				1,250,000	(1)

Annual Incentive Plan				875,000	(2)

Value of Unvested LTIs				3,573,275	(3)	1,850,810

Incremental Value (Pension Benefits)				202,500	(6)

Other Compensation and Benefits				101,820	(7)

TOTAL:				6,002,595		1,850,810

Rachel Moore

Salary Severance				1,081,594	(1)

Annual Incentive Plan				860,355	(2)

Value of Unvested LTIs				2,919,455	(3)	1,617,297

Incremental Value (Pension Benefits)				121,139	(5)

Other Compensation and Benefits				155,109	(7)

TOTAL:				5,137,652		1,617,297

Notes:

(1)

Calculated using 2.5 times NEOs’ base salary, or for the CEO’s in a non-change in control termination 2.0 times and for a change in control termination 3.0 times CEO’s base salary, each as in effect at December 31, 2024.

(2)

Calculated based on the greater of (i) 2.5 times (or 2.0 times for CEO in non-change in control termination and 3.0 times in a change in control termination) current target Bonus or (ii) 2.5 times (or 2.0 times for CEO in non-change in control termination and 3.0 times in a change in control termination) the average of annual bonus award paid in the immediately preceding three years from 2022 to 2024, inclusive.

(3)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100% of the respective target amount using the NYSE or TSX closing price of shares of Ovintiv common stock, on December 31, 2024, or US$40.50 and C$58.23 respectively. Value of 2024, 2023 and 2022 RSU grants reflects all RSUs outstanding as of December 31, 2024 valued, for illustration purposes, based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2024, or US$40.50 and C$58.23 respectively.

(4)

In the event of a CIC and termination of employment, Mr. McCracken would be compensated based on additional service for purposes of his U.S. Defined Contribution Pension Plan participation of 36 months or, in the case of a non-change in control termination, 24 months. The incremental value is equal to 13% of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(5)

In the event of a CIC and termination of employment, Mr. Code and Ms. Moore would be compensated based on additional service for purposes of their Canadian Defined Contribution Pension Plan participation of 30 months. The incremental value is equal to 8% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(6)

In the event of a CIC and termination of employment, Mr. Givens and Ms. Eilers would be compensated based on additional service for purposes of their U.S. Defined Contribution Pension Plan participation of 30 months. The incremental value is equal to 13% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(7)

Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions, calculated using 30 months for NEOs, or for the CEO, in a non-change in control termination 30 months and for a change in control termination 36 months.

(8)	Reflects estimated value for without cause termination pursuant to Mr. McCracken’s offer of employment dated June 8, 2021.

(9)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.695 (exchange rate for December 31, 2024).

Ovintiv Inc.	2025 Proxy Statement | 59

Retirement and Other Benefits

Ovintiv provides retirement and other benefits to our NEOs as described below.

U.S. Defined Contribution Plans

Messrs. McCracken and Givens and Ms. Eilers participate in the Ovintiv USA Retirement Plan. Ovintiv contributes 8% of base salary to a participant’s defined contribution account. Similar to the Canadian Investment Plan, participant contributions are matched by Ovintiv up to 5% of base salary. Participants select among various investment options and manage their own accounts. As with the supplemental component of the Canadian Plan, Ovintiv also credits an amount equal to 8% of the executives’ annual bonus award (to a maximum of 67% of base salary for the CEO and 40% for the other NEOs) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Ovintiv USA Retirement Plan) by the Tax Code.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution component. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67% for the CEO and 40% for other NEOs).

Canadian Defined Contribution Plan

Mr. Code and Ms. Moore participate in the defined contribution component of the Canadian Plan. Ovintiv contributes 8% of pensionable earnings to an individual’s defined contribution account. Participants select from a variety of investment options and manage their own accounts.

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25% base salary to self-selected investment options. Ovintiv matches these contributions to a maximum of 5% of base salary in shares of Ovintiv common stock purchased on the open market.

Welfare Benefits

NEOs participate in the same Company-sponsored welfare benefit programs as Ovintiv’s other employees, based on the country in which they reside.

60 | 2025 Proxy Statement	Ovintiv Inc.

Cash Payment in Lieu of Perquisites

Ovintiv provides employees, including NEOs, with a cash payment in lieu of offering specific perquisites.

Additional CEO Benefits

Mr. McCracken received additional benefits as part of his compensation arrangements entered into when he was appointed as CEO. These benefits include a prescribed-value annual allowance for personal travel on Company-owned aircraft. These benefits are treated as employment income and are fully taxable. Mr. McCracken receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year-end is forfeited and canceled. See “All Other Compensation” column for Mr. McCracken in the Summary Compensation Table on page 53 of this Proxy Statement.

2024 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal year 2024 under the terms of the NQDC by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)

Brendan McCracken	-	$161,010	$80,156	-	$560,492

Corey Code	-	$ 39,759	$ 4,409	-	$274,712

Greg Givens	-	$ 64,130	$30,341	-	$305,184

Meghan Eilers	-	$ 32,610	$ 9,442	-	$ 93,236

Rachel Moore	-	$ 26,046	$11,086	-	$ 89,704

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2023 annual bonus award paid in 2024) of the Summary Compensation Table on page 53 of this Proxy Statement.

(2)

These include contributions made by Ovintiv to the NEO through the NQDC Plan and Canadian Supplemental DC Plan. These amounts are reported in the All Other Compensation column of the Summary Compensation Table on page 53 of this Proxy Statement.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 53 of this Proxy Statement as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. McCracken $313,684; Mr. Code $54,814; Mr. Givens $182,064; Ms. Eilers $44,671; and Ms. Moore $17,985.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2024 of C$1.00 = US$0.730.

(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2024 exchange rate of C$1.00 = US$0.695.

Ovintiv Inc.	2025 Proxy Statement | 61

CEO Pay Ratio

Mr. McCracken’s 2024 annual total target compensation was $13,031,675 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2024 calculated in accordance with Item 402 of Regulation S-K (which includes 2024 base salary, target grant date fair value of LTI awards, annual bonus, Company contributions to retirement plan, annual allowance and other benefits) was $191,240. As a result, in accordance with Item 402(u) of Regulation S-K, we estimate that Mr. McCracken’s 2024 annual total compensation was approximately 68.1 times that of our median employee. The median employee was determined based on actual 2024 total compensation for the period from January 1, 2024 to December 31, 2024, for the employee population as of December 31, 2024. We used a foreign exchange rate of C$1.00 = US$0.730 (the average exchange rate during 2024) to convert Canadian compensation into U.S. dollars for purposes of comparison.

The rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding equity awards outstanding under the Company’s LTI plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	4,143,648	(1)	$55.32	0(2)

Equity compensation plans not approved by security holders	None		None	None

Total	4,143,648		$55.32	0(2)

Note:

(1)	Includes RSUs, PSUs (calculated at 100% of target), and TSARs.
(2)

As of December 31, 2024, a total of 2,925,856 shares remained available for issuance under the Company’s Equity Compensation Plans. As of such date, the number of outstanding awards under such plan exceeded this number as shown in the table above. Accordingly, all or a portion of such outstanding awards would be subject to cash settlement if sufficient shares were not available under the Omnibus Incentive Plan as and when such awards were exercised or settled.

Pay v. Performance

The Company’s pay versus performance tables and information, which discloses information about the relationship between executive compensation paid and the financial performance of the Company can be found in Schedule B, starting on page 69.

62 | 2025 Proxy Statement	Ovintiv Inc.

LONG TERM INCENTIVE PLAN

Item 3. Approval of Third Amendment to the Omnibus Incentive Plan: The Board recommends you vote FOR this proposal

You are voting on a proposal to amend the Omnibus Incentive Plan to (i) increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market to settle Awards granted under the Omnibus Incentive Plan by 5,700,000 shares, from 12,000,000 to 17,700,000 shares, (ii) revise the definitions of Fair Market Value and Grant Date thereunder, (iii) require that 95% or more of the shares subject to Awards granted under the Omnibus Incentive Plan have a one-year minimum vesting period, subject to limited exceptions, and (iv) clarify that shares withheld or reacquired by Ovintiv in respect of the exercise price of or tax withholding obligations on stock options and SARs will not be returned to the Share Reserve for reissuance under the Omnibus Incentive Plan.

On February 21, 2025, the Board, upon recommendation of the HRC Committee, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Incentive Plan (i) increasing the Share Reserve by 5,700,000 shares to an aggregate of 17,700,000 shares of Ovintiv common stock, (ii) revising the definitions of Fair Market Value and Grant Date thereunder, (iii) requiring that 95% or more of the shares subject to Awards granted under the Omnibus Incentive Plan have a one-year minimum vesting period, subject to limited exceptions, and (iv) clarifying that shares withheld or reacquired by Ovintiv in respect of the exercise price of or tax withholding obligations on stock options and SARs will not be returned to the Share Reserve for reissuance under the Omnibus Incentive Plan (the “Plan Amendment”). Section 12.3(a)(i) of the Omnibus Incentive Plan does not empower management to adopt the Plan Amendment without first seeking shareholder approval, and applicable securities laws and exchange rules relating to issuer equity compensation plans require that Ovintiv seek shareholder approval of the Plan Amendment. In particular, the TSX requires shareholder approval for certain equity compensation matters, including items (i) through (iv) described above with respect to the Plan Amendment and the NYSE requires approval of item (i) described above. Even though Ovintiv is not required to satisfy Awards through the issuance or purchase of Ovintiv common stock, and may settle such Awards in cash, the Board considers it advisable to increase the Share Reserve by 5,700,000 shares of Ovintiv common stock to maintain Ovintiv’s flexibility in determining whether to settle Awards in cash or shares of Ovintiv common stock. If approved by our shareholders, the Plan Amendment will become effective on May 1, 2025. If the Plan Amendment is not approved by our shareholders, then the current Omnibus Incentive Plan, including the maximum Share Reserve of 12,000,000 shares of Ovintiv common stock, will continue in full force and effect.

Potential Dilution and Burn Rate

When considering the number of shares of Ovintiv common stock to add to the Omnibus Incentive Plan, the HRC Committee considered, among other things, the potential dilution to current shareholders as measured by burn rate and overhang.

Our burn rate is equal to the total number of securities granted under the Omnibus Incentive Plan during the applicable fiscal year divided by the weighted average number of securities outstanding during the year, in accordance with Section 613(p) of the TSX Company Manual. As outlined in the table below, Ovintiv’s three-year average burn rate was approximately 0.75%.

Year	SARs Granted	Options (together with TSARs) Granted	RSUs Granted	PSUs Granted	Weighted Average Common Shares Outstanding	Burn Rate

2024	0	0	1,467,003	447,469	266,001,773	0.72%
2023	0	0	1,614,347	472,443	259,928,750	0.80%
2022	0	0	1,415,195	421,168	251,875,253	0.73%
Three-Year Average						0.75%

Ovintiv and our HRC Committee continue to monitor the Company’s equity usage to confirm the burn rate is maintained within competitive market norms.

On a fully diluted basis, the 2,868,228 shares available for issuance under the Omnibus Incentive Plan as of December 31, 2024 (without taking into account the Plan Amendment) represent an overhang of approximately 1.1% based on the number of outstanding shares, the number of shares subject to outstanding awards and shares

Ovintiv Inc.	2025 Proxy Statement | 63

outstanding under the Omnibus Incentive Plan as of December 31, 2024. If the Plan Amendment is approved, the additional 5,700,000 shares would increase our overhang by 2.0% to approximately 3.1%. We calculate these overhang numbers as the total shares available for grant under the Omnibus Incentive Plan, divided by the sum of the total shares outstanding, the number of equity awards outstanding and the total number of shares available for grant under the Omnibus Incentive Plan.

The following table provides additional information about the aggregate outstanding equity awards under the Omnibus Incentive Plan without giving effect to the Plan Amendment (unless otherwise stated). All information is as of December 31, 2024.

Number of shares subject to outstanding awards	4,318,544(1)

Number of shares subject to outstanding options (together with TSARs)	102,244

Weighted average exercise price of outstanding options and TSARs	$46.98 (C$ as no options in US$)

Weighted average remaining term of outstanding options and TSARs	1.23 years

Number of shares subject to SARs (which may only be settled in cash)	232,523

Weighted average exercise price of outstanding SARs	$33.98

Weighted average remaining term of outstanding SARs	1.26 years

Number of shares subject to RSUs	2,675,870

Number of shares subject to PSUs (assuming target performance)	1,307,907

Shares remaining available for issuance (prior to Plan Amendment)	2,868,228(2)

Shares remaining available for issuance (after giving effect to Plan Amendment)	8,568,228(2)

Notes:

(1)	Reflects the sum of awards shown below, including the 232,532 shares subject to SARS, which may only be settled in cash.

(2)

As of the date shareholders approve the Plan Amendment, the maximum number of shares that may be issued pursuant to awards outstanding or subsequently granted under the Omnibus Incentive Plan will be 8,568,228 shares (comprised of the 2,868,228 shares that remained available for issuance as of December 31, 2024, and the 5,700,000 newly authorized shares). For the avoidance of doubt, any shares that are issued under the Omnibus Incentive Plan after December 31, 2024, and prior to the date shareholders approve the Plan amendment would count against the foregoing share reserve.

(3)

If our shareholders do not approve the Plan Amendment, Ovintiv would have to cash-settle the excess 1,450,316 shares subject to outstanding awards as well as any future awards that may be granted under the plan.

In addition to the awards noted above, as of December 31, 2024, the following awards remained outstanding under Ovintiv’s predecessor equity plan, the Employee Stock Option Plan (ESOP). There are no RSUs or PSUs outstanding under the ESOP and there are no remaining shares available for issuance under the ESOP.

Number of shares subject to outstanding options (together with TSARs)	57,628

Weighted average exercise price of outstanding options and TSARs	$68.80 (C$as no options in US$)

Weighted average remaining term of outstanding options and TSARs	0.16 years

Number of shares subject to SARs (which may only be settled in cash)	115,668

Weighted average exercise price of outstanding SARs	$54.82

Weighted average remaining term of outstanding SARs	0.34 years

As of March 3, 2025, the closing price of Ovintiv’s common stock as reported on the NYSE was US$39.67 per share and the closing price as reported on the TSX was C$57.59.

The grant of Awards under the Omnibus Incentive Plan is an integral component of compensation to Ovintiv employees and a key part of our short- and long-term incentive pay. A significant portion of Ovintiv employees’ compensation in 2024 was in the form of Awards. This form of compensation (i) provides competitive pay opportunities to attract, motivate and retain employees through multi-year vesting periods; (ii) provides performance-based compensation that aligns the interests of employees and shareholders without excessive risk; (iii) rewards employee performance in achieving Ovintiv’s long-term corporate goals and shareholder objectives; and (iv) aligns Ovintiv with corporate governance and compensation best practices. Based on the current and projected number of Awards granted pursuant to the Omnibus Incentive Plan, as well as Ovintiv’s expectations regarding settlement of such Awards in Ovintiv common stock, management has determined the current Share Reserve is insufficient to satisfy Ovintiv’s equity compensation needs under the Omnibus Incentive Plan for calendar year 2025 and beyond. If our shareholders do not approve the Plan Amendment, Ovintiv would have to cash-settle the excess 1,450,316 shares subject to outstanding awards as well as future awards and this may adversely affect our ability to attract, retain and reward employees who contribute to our long-term success, placing us at a competitive disadvantage to our peers.

A summary of the plan terms, as well as a copy of the Plan Amendment and a full text of the Omnibus Incentive Plan (including prior amendments) are attached in Schedule C to this Proxy Statement. Except for the increase in Share Reserve outlined above, the revisions to the Fair Market Value and Grant Date definitions, the revised minimum vesting requirement, and clarifying language added to the Omnibus Incentive Plan’s stock option and SAR share recycling provisions, there are no other changes to the terms and provisions of the Omnibus Incentive Plan.

64 | 2025 Proxy Statement	Ovintiv Inc.

AUDIT MATTERS

Item 4. Ratify PricewaterhouseCoopers LLP as Independent Auditors: The Board recommends you vote FOR this proposal

You are voting on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditor of Ovintiv until the next annual meeting of shareholders.

The Audit Committee has authority and responsibility to review and evaluate Ovintiv’s independent auditors and to recommend to the Board whether to propose the reappointment of such independent auditors at the Meeting. The Audit Committee is also responsible for compensation, retention, and general oversight of the work of the independent auditors. The Audit

Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as Ovintiv’s independent auditors until the close of the next annual meeting of shareholders and shareholders are being asked to ratify such appointment. PwC (including its predecessors) has served as the Company’s independent auditors for over 10 years.

Evaluation and Selection of Independent Auditors

The Audit Committee believes that the continued retention of PwC as Ovintiv’s independent auditors is in the best interest of the Company and its shareholders and accordingly, on February 21, 2025, the Committee approved the continued appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Factors considered by the Audit Committee in reaching this determination included:

•	PwC’s independence

•	PwC’s technical expertise and knowledge of Ovintiv’s operations and industry

•	Appropriateness of PwC’s fees
•	The quality and efficiency of services provided by PwC

•	External data on audit quality and performance, including PCAOB reports

•	PwC’s tenure as independent auditor

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and permissible non-audit services rendered by PwC during fiscal years 2024 and 2023.

(US$ thousands)	2024(5)	2023(5)

Audit Fees(1)	1,735	2,752

Audit-Related Fees(2)	—	578

Tax Fees(3)	308	244

All Other Fees(4)	4	4

Total	2,047	3,578

Notes:

(1)

Audit fees consist of fees for the audit of Ovintiv’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Ovintiv’s financial statements and are not reported as Audit Fees. During fiscal 2023, the services provided in this category included prospectus and regulatory filings in connection with the Permian Acquisition, and regulatory filings and consents in connection with secondary share offerings resulting from the Permian Acquisition.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2024 and 2023, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns, transaction planning, legislative interpretations, and tax audits/reassessments.

(4)

During fiscal 2024 and 2023, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

(5)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an average exchange rate of C$1.00 = US$0.730 for 2024 (C$1.00 = US$0.741 for 2023).

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. Ovintiv did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2024 or 2023.

Ovintiv Inc.	2025 Proxy Statement | 65

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the committee believes to be typical, recurring, or otherwise likely to be provided by PwC. It retains flexibility through the year to review as need may arise. Any such decision remains with the Audit Committee, not management.

Other Information

One or more representatives of PwC will attend the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification

The ratification of PwC as Ovintiv’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting. Although shareholder ratification is not required, the Board is submitting the appointment of PwC to the shareholders for ratification as a matter of responsible corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC as the Company’s independent auditors. In addition, even if the shareholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Report of the Audit Committee

Primary Responsibilities

Management is responsible for preparing Ovintiv’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of Ovintiv’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee operates under an Audit Committee Charter adopted by the Board that outlines its responsibilities and practices. The Audit Committee Charter is available on Ovintiv’s website under the “Investors-Corporate Governance” tab.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of Ovintiv’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PwC served as Ovintiv’s independent auditors for the year ended December 31, 2024, and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed to that role at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from management and Ovintiv generally, as well as whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the results of management’s assessment of the effectiveness of Ovintiv’s internal controls over financial reporting, and the independent auditors’ audit of those internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Ovintiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

The Audit Committee consists of Sippy Chhina, Meg Gentle, Suzanne Nimocks, George Pita, and Brian Shaw.

The Audit Committee

66 | 2025 Proxy Statement	Ovintiv Inc.

SCHEDULE A

Advisory Regarding Non-GAAP Measures

Ovintiv’s consolidated financial statements for the year ended December 31, 2024 are presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. This Proxy Statement contains references to non-GAAP measures as follows:

Non-GAAP Cash Flow, Non-GAAP Free Cash Flow

Non-GAAP Cash Flow (or Cash Flow) is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Free Cash Flow (or Free Cash Flow) is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital investment programs, to service debt and to meet other financial obligations. These measures are used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow is also referenced in the Company’s 2024 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 53.

($ millions)	2024

Cash From (used in) Operating Activities	3,721

Deduct (Add back):

Net change in other assets and liabilities	(74)

Net change in non-cash working capital	(247)

Non-GAAP Cash Flow	4,042

Less: capital expenditures	2,303

Non-GAAP Free Cash Flow	1,739

Other Adjustments(1)	222

Non-GAAP Free Cash Flow, including Other Adjustments(2)	1,961

(1)

Other adjustments includes cash settled long-term incentive costs, capitalized long-term incentive costs, transaction costs, one-time legal costs and net settlement proceeds related to previous dispositions of certain legacy assets.

(2)	This measure is used as an internal metric for the Company’s Scorecard.

Net Debt

Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents.

($ millions)	2024

Long-Term Debt, Including Current Portion	5,453

Less: Cash and Cash Equivalents	42

Net Debt	5,411

Ovintiv Inc.	2025 Proxy Statement | 67

Non-GAAP Total Costs

Non-GAAP Total Costs is defined as the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive, restructuring and legal costs, and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from marketing activities, and the

Corporate and Other segment, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive, restructuring and legal costs, and current expected credit losses. When presented on a per BOE basis, Non-GAAP Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods.

($ millions)	2024

Total Operating Expenses	7,573

Deduct (add back):

Operating expenses from marketing activities	1,655

Depreciation, depletion and amortization	2,290

Impairments	450

Accretion of asset retirement obligation	19

Long-term incentive costs	61

Restructuring and legal costs	42

Non-GAAP Total Costs	3,056

Divided by:

Production Volumes (MMBOE)	214.1

Non-GAAP Total Costs ($/BOE)	14.28

Non-GAAP Total Costs	3,056

Other Adjustments(1)	(192)

Non-GAAP Total Costs, including Other Adjustments(2)	2,864

Divided by:

Production Volumes (MMBOE)	214.1

Non-GAAP Total Costs, including Other Adjustments(2) ($/BOE)	13.38

(1)	Other adjustments excludes production, mineral and other taxes and includes capitalized indirect costs.
(2)	This measure is used as an internal metric for the Company’s Scorecard.

68 | 2025 Proxy Statement	Ovintiv Inc.

SCHEDULE B
Pay v. Performance Table and Information

Year	Summary Compensation Table Total For PEO (Brendan McCracken) (1)	Summary Compensation Table Total For PEO (Doug Suttles) (1)	Compensation Actually Paid to PEO (Brendan McCracken) (2)	Compensation Actually Paid to PEO (Doug Suttles) (2)	Average Summary Compensation Total For Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Cumulative TSR (3)	Peer Group Cumulative TSR (4)	Post-tax Net Income ($ MM)	Free Cash Flow ($ MM) (5)

2024	$13,031,675	$ —	$10,678,223	$ —	$3,553,199	$2,683,940	$195.50	$155.43	$1,125	$1,961

2023	$11,783,939	$ —	$ 7,356,908	$ —	$3,702,344	$5,489,202	$199.85	$153.37	$2,085	$1,194
2022	$10,165,373	$ —	$10,743,260	$ —	$2,861,730	$5,098,864	$223.90	$148.50	$3,637	$2,374
2021	$ 8,639,482	$12,127,629	$ 7,840,733	$28,545,877	$2,275,138	$4,374,705	$147.31	$102.76	$1,416	$1,730
2020	$ —	$11,183,487	$ —	$ 3,254,476	$2,513,473	$1,077,319	$ 62.84	$ 61.71	$(6,097)	$ 193
Notes:
(1)	The PEO and Other NEOs for the applicable years were as follows:
•	2024: Brendan McCracken served as PEO, Corey Code, Greg Givens, Meghan Eilers and Rachel Moore served as the other NEOs
•	2023: Brendan McCracken served as PEO, Corey Code, Greg Givens, Renee Zemljak and Meghan Eilers served as the other NEOs
•	2022: Brendan McCracken served as PEO, Corey Code, Greg Givens, Renee Zemljak and Rachel Moore served as the other NEOs
•	2021: Brendan McCracken and Doug Suttles each served as PEO for a portion of the year. Corey Code, Greg Givens, Renee Zemljak and Joanne Cox served as the other NEOs
•	2020: Doug Suttles served as PEO. Brendan McCracken, Corey Code, Greg Givens, Renee Zemljak, Mike McAllister and David Hill served as the other NEOs
(2)	The amounts disclosed reflect adjustments to the “Total” amounts in the Summary Compensation Table per the table below.
(3)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning
of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(4)	The peer group used for this purpose is the SPDR Oil & Gas Exploration & Production ETF.
(5)	Free Cash Flow † is a non-GAAP measure as defined in Schedule A of this Proxy Statement.

Ovintiv Inc.	2025 Proxy Statement | 69

Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy designed to align executives with shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize
long-term performance, and therefore
does
not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

	2024		2023		2022
	PEO (Brendan McCracken)	Average for Other NEOs	PEO (Brendan McCracken)	Average for Other NEOs	PEO (Brendan McCracken)	Average for Other NEOs

Summary Compensation Table Total	$13,031,675	$3,553,199	$11,783,939	$3,702,344	$10,165,373	$2,861,730

Reported Value of Equity Awards	$(9,400,049)	$(2,336,299)	$(7,750,017)	$(2,122,697)	$(7,250,046)	$(1,788,374)

Reported Change in Pension Value	$—	$—	$—	$—	$—	$—

Adjustments

Year End Fair Value of Equity Awards Granted During Year	$(1,484,042)	$(325,104)	$118,686	$15,992	$776,094	$251,540

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years as of Year End	$(3,089,752)	$(661,209)	$(5,198,389)	$(1,152,495)	$3,097,011	$1,312,575

Change in Fair Value from Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	$11,620,391	$2,453,353	$8,402,689	$5,046,057	$3,954,828	$2,461,393

Pension Service Cost for the Year	$—	$—	$—	$—	$—	$—

Total Equity Award Adjustments	$7,046,597	$1,467,040	$3,322,986	$3,909,554	$7,827,933	$4,025,508

Compensation Actually Paid	$10,678,223	$2,683,940	$7,356,908	$5,489,202	$10,743,260	$5,098,864
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

70 | 2025 Proxy Statement	Ovintiv Inc.

Compensation Actually Paid and Net Income

Compensation Actually Paid and
Non-GAAP
Free Cash Flow
†

Ovintiv Inc.	2025 Proxy Statement | 71

Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
1. Free Cash Flow
†
2. Capital Efficiency
3. Relative TSR
4. Return on Invested Capital

72 | 2025 Proxy Statement	Ovintiv Inc.

SCHEDULE C

Description of Key Terms – Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by Encana on February 13, 2019 and approved by shareholders at Encana’s 2019 Annual Meeting of Shareholders. The Omnibus Incentive Plan replaced Encana’s Employee Stock Appreciation Rights Plan, Performance Share Unit Plan for Employees, ESOP, Restricted Share Unit Plan for Employees and Restricted Share Unit Plan for

Directors (collectively, the “Prior Plans”) in respect of all future awards, and no new awards have been or will be granted under such Prior Plans. Outstanding awards granted under the Prior Plans continue to be governed by the terms of the applicable Prior Plan until such awards are exercised, expire, or are otherwise terminated or cancelled. Ovintiv became the parent company of Encana and its subsidiaries and adopted the Omnibus Incentive Plan in its entirety effective January 24, 2020.

Purpose

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the Company among eligible individuals and to align the interest of such individuals with the interests of the Company’s shareholders through the issuance of long-term incentive awards.

Eligibility

The Omnibus Incentive Plan permits the grant of stock options, SARs, RSUs, PSUs, restricted stock and other share-based awards (each, an “Award” and collectively, the “Awards”) to directors, officers and employees of the Company and its affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or directorship from the Company or its affiliates (collectively, “Eligible

Individuals”). As of March 3, 2025, there were 11 non-employee directors, 5 executive officers and approximately 1,120 non-executive employees eligible to participate in the Omnibus Incentive Plan. A stock option designated as an “incentive stock option” under the applicable grant agreement may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Tax Code).

Administration

The Omnibus Incentive Plan is administered by the HRC Committee or any other committee of the Board consisting of at least two directors (such administering body to be referred to in this section as the “Committee”).

Shares Available for Issuance

The maximum number of shares of Ovintiv common stock that can be issued from treasury or purchased in the open market and delivered to participants pursuant to Awards granted under the Omnibus Incentive Plan is 12,000,000, or approximately 4.6% of the issued and outstanding shares of Ovintiv common stock as of March 3, 2025. If approved by shareholders, the Plan Amendment will increase the available number of shares of Ovintiv common stock by 5,700,000 shares to a total of 17,700,000 shares.

As of December 31, 2024, there were 102,244 stock options (together with tandem SARs); 232,523 SARs; 2,675,870 RSUs; and 1,307,907 PSUs (calculated at target) outstanding under the Omnibus Incentive Plan representing, in the aggregate, 1.6% of the issued and outstanding shares of Ovintiv common stock as of such date. As of December 31, 2024, 2,868,228 shares of Ovintiv common stock remained available for issuance pursuant to Awards granted under the Omnibus Incentive Plan, representing 1.1% of the issued and outstanding shares of Ovintiv common stock as of such date.

As of the date shareholders approve the Plan Amendment, the maximum number of shares that may be issued pursuant to awards outstanding or subsequently granted under the Omnibus Incentive Plan will be 8,568,228 shares (comprised of the 2,868,228 shares that remained available for grant as of

December 31, 2024 and the 5,700,000 newly authorized shares). If our shareholders do not approve the Plan Amendment, Ovintiv would have to cash-settle the excess 1,450,316 shares subject to outstanding awards as well as any future awards that may be granted under the plan.

Shares of Ovintiv common stock that were reserved for Awards granted under the Omnibus Incentive Plan that expire, or are terminated, forfeited or cancelled, will not be counted against the limit, but will be available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan; however, shares withheld by Ovintiv in respect of the exercise price of or tax withholding obligations on stock options and SARs will not again be made available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan. If the tax withholding obligations relating to any Award other than a Stock Option or SAR are satisfied by shares being withheld by Ovintiv in respect of such other Award, the net number of shares subject to such other Award after payment of the tax withholding obligations will be deemed to have been issued under the Omnibus Incentive Plan.

Pursuant to the Plan Amendment, any shares reacquired by Ovintiv using the cash proceeds received upon the exercise of a Stock Option will not again be made available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan.

Ovintiv Inc.	2025 Proxy Statement | 73

Limits on Awards to Insiders, Non-Employee Directors and Any One Person

The Omnibus Incentive Plan includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual and provide that the aggregate number of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the Omnibus Incentive Plan and any other security-based compensation arrangement of Ovintiv cannot exceed 10% of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted basis).

The Omnibus Incentive Plan also provides that no non-employee director of the Company shall be granted Awards covering shares of Ovintiv common stock with an aggregate grant date Fair Market Value (as defined below) in excess of US$800,000 during any one-year period, and no more than US$100,000 of such allocated grant date Fair Market Value shall be comprised of stock options or SARs. In addition, a non-employee director shall not be granted any Awards under the Omnibus Incentive Plan if, at the time of such grant, such grant could result in the aggregate number of shares of Ovintiv common stock issued to all non-employee directors exceeding one percent of the Company’s then issued and outstanding shares of common stock.

No stock option that is intended to qualify as an incentive stock option may be granted to any Eligible Individual who, at the time of such grant, owns shares of Ovintiv common stock possessing more than 10% of the total combined voting power of all shares of common stock of the Company, unless at the time such stock option is granted, the exercise price is at least 110% of the Fair Market Value of a share of Ovintiv common stock and such stock option expires before the fifth anniversary of the date on which it was granted.

Subject to the terms of the Omnibus Incentive Plan, “Fair Market Value” under the Omnibus Incentive Plan currently means, with respect to any particular date, the volume weighted average (rounded to two decimal places) of the trading price per share of Ovintiv common stock on the stock exchange designated in the applicable grant agreement during the five trading days immediately preceding the particular date. Subject to the terms of the Omnibus Incentive Plan, as proposed to be amended by the Plan Amendment, “Fair Market Value” means, with respect to any particular date, the closing price per share of Ovintiv common stock on the stock exchange designated in the applicable grant agreement on such date.

Minimum Vesting Requirements

Awards under the Omnibus Incentive Plan currently require a minimum vesting period of one year, except for Awards granted to non-employee directors of Ovintiv.

Awards under the Omnibus Incentive Plan, as proposed to be amended by the Plan Amendment, will generally require a minimum vesting period of one year from the Grant Date. Exceptions to this rule include: (i) Awards to non-employee directors that vest on the earlier of the one-year anniversary of the

Grant Date or the next annual stockholder meeting held at least 50 weeks after the prior year’s meeting; (ii) Awards that vest earlier due to the Participant’s death, Disability, Retirement, or a Change in Control (each as defined in the Omnibus Incentive Plan); and (iii) up to 5% of the aggregate number of Shares that may be issued from treasury or purchased in the open market and delivered to participants pursuant to other Awards granted under the Omnibus Incentive Plan, which are not subject to the minimum vesting requirement.

Adjustments

Adjustments may be made to the exercise price of outstanding Awards, the number and kind of securities subject to outstanding Awards, and the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, in certain circumstances, including in the event of a share split, share dividend, reverse share split, share combination, reorganization, recapitalization, merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, or similar event affecting the Company or its capital structure.

Awards of Stock Options and SARs

Each stock option granted under the Omnibus Incentive Plan entitles an Eligible Individual to purchase one or more shares of Ovintiv common stock upon payment of an exercise price, subject to the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. SARs may be granted as a separate Award or in conjunction with a stock option. Upon the exercise of a SAR, the Eligible Individual will be entitled to receive an amount equal to the product of (i) the excess of the closing price of one share of Ovintiv common stock on the last trading day preceding the date of exercise of the SAR over the exercise price of the applicable SAR, multiplied by (ii) the number of shares of Ovintiv common stock in respect of which the SAR has been exercised. Stock options granted with a tandem SAR allow the Eligible Individual to surrender the stock option and exercise the related SAR, or to exercise the stock option (in which case the related SAR will immediately terminate, and no payment will be made or shares of Ovintiv common stock issued in respect thereof). The applicable grant agreements

74 | 2025 Proxy Statement	Ovintiv Inc.

for SAR grants not made in conjunction with a stock option specify whether such payment shall be made in cash or shares of Ovintiv common stock or reserve to the Committee or the Eligible Individual the right to make that determination prior to or upon the exercise of the SAR.

The exercise price per share of Ovintiv common stock subject to a stock option or SAR is determined by the Committee and set forth in the applicable grant agreement and cannot be less than the Fair Market Value of a share of Ovintiv common stock on the applicable grant date.

The vesting provisions and term of each stock option and SAR is fixed by the Committee, however in no event will any stock option or SAR be exercisable more than 10 years following the grant date of such Award, subject to the terms of the Omnibus Incentive Plan. Notwithstanding the foregoing, if the date on which a stock option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a trading blackout period imposed by the Company and applicable to the relevant participant, or within 10 business days of the expiry thereof, then the Termination Date will be extended to the date that is 10 business days following the expiry date of such trading blackout period.

The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s stock options and SARs is as set forth in the applicable grant agreement.

Awards of RSUs

RSUs are Awards denominated in shares of common stock that are settled in a specified number of shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of a specified number of shares of Ovintiv common stock, as determined in the sole discretion of the Committee. RSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of RSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom RSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the RSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof. The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s RSUs is as set forth in the applicable grant agreement.

Awards of PSUs

PSUs are Awards denominated in shares of common stock that are settled in shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of shares of Ovintiv common stock, as determined in the sole discretion of the Committee. The number of PSUs settled will vary depending on the Company’s achievement over a designated performance period of performance criteria determined by the Committee and set forth in the applicable grant agreement. PSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of PSUs is conditioned upon the continued service of the applicable Eligible Individual. An Eligible Individual to whom PSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the PSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof. The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s PSUs is as set forth in the applicable grant agreement.

Awards of Restricted Stock

Shares of Restricted Stock are actual shares of Ovintiv common stock issued to an Eligible Individual, subject to certain restrictions on the ability to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock during the restriction period determined by the Committee. Subject to the foregoing and the terms of the applicable grant agreement, the applicable Eligible Individual will have, in respect of his or her shares of Restricted Stock, all the rights of a shareholder of Ovintiv holding the class or series of Ovintiv common stock that is the subject of the Restricted Stock, including the right to receive dividends and, subject to TSX approval, the right to vote the shares of Ovintiv common stock. Vesting of Restricted Stock is conditional upon the continued service of the applicable Eligible Individual and may be subject to the achievement of performance criteria as determined by the Committee. The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s shares of Restricted Stock is as set forth in the applicable grant agreement.

Ovintiv Inc.	2025 Proxy Statement | 75

Other Share-Based Awards

Subject to the terms of the Omnibus Incentive Plan, the Committee may grant equity-based or equity-related awards not otherwise described in the Omnibus Incentive Plan in such amounts and subject to such terms and conditions consistent with the terms of the Omnibus Incentive Plan as the Committee may determine, which may: (i) involve the transfer of actual shares of Ovintiv common stock to Eligible Individuals, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Ovintiv common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of shares of Ovintiv common stock that is specified at the time of the grant of such award, and (iv) be designed to comply with applicable laws of jurisdictions other than the U.S. or Canada.

Transferability

Awards under the Omnibus Incentive Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes). A stock option that is not designated as an incentive stock option under the applicable grant agreement or a SAR may be transferred by a participant, for no value or consideration, to such participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, if such transfer is expressly permitted by the Committee.

Amendments

The Board or the Committee may amend, alter or discontinue the Omnibus Incentive Plan or amend the terms of any Award granted thereunder from time to time without shareholder approval; provided that approval of the holders of a majority of the shares of Ovintiv common stock present and voting in person or by proxy at a meeting of shareholders is necessary for any:

i.	increase in the maximum number of shares of Ovintiv common stock issuable pursuant to Awards granted under the Omnibus Incentive Plan;

ii.	amendment that would reduce the exercise price of a stock option or SAR;

iii.	amendment to extend the maximum term of any Award;

iv.	amendment to permit the transfer or assignment of Awards beyond what is contemplated by the Omnibus Incentive Plan;

v.	amendment to increase the limits on non-employee director participation contained in the Omnibus Incentive Plan;

vi.	amendment that removes or exceeds the insider participation limit contained in the Omnibus Incentive Plan;

vii.	amendment to the Omnibus Incentive Plan’s amendment provisions; or

viii.	amendment for which shareholder approval is otherwise required under the rules or policies of the TSX or the NYSE, as applicable, or any applicable law.

In addition, the consent of the Award holder is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the holder in respect of a previously granted Award.

Summary of Certain Income Tax Consequences of Awards

U.S. Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain U.S. federal income tax consequences to Eligible Individuals and to Ovintiv, of Awards granted under the Omnibus Incentive Plan based on applicable U.S. federal income tax law in effect on the date of this Proxy Statement. The following discussion does not address state, local, or non-U.S. income tax rules applicable to Awards under the Omnibus Incentive Plan.

Incentive Stock Options. An Eligible Individual who is granted an incentive stock option generally does not recognize taxable income at the time the incentive stock option is granted or upon its exercise, except that Eligible Individuals subject to the alternative minimum tax may recognize taxable income upon exercise in certain circumstances. Upon a disposition of the common stock acquired upon exercise of an incentive stock option (“ISO Shares”) more than two

76 | 2025 Proxy Statement	Ovintiv Inc.

years after grant of the incentive stock option and one year after exercise of the incentive stock option, any gain or loss is treated as long-term capital gain or loss. In such case, Ovintiv would not be entitled to a deduction. If the Eligible Individual sells the ISO Shares prior to the expiration of these holding periods, the Eligible Individual recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (i) the aggregate fair market value of the ISO Shares at the date of exercise and (ii) the amount received for the ISO Shares, over the aggregate exercise price previously paid by the Eligible Individual. Any gain or loss recognized on such a premature disposition of the ISO Shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the ISO Shares were held by the Eligible Individual prior to the sale. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Non-qualified Stock Options and SARs. An Eligible Individual who is granted a stock option that is not an incentive stock option (a “Non-qualified Stock Option”) does not recognize any taxable income at the time of grant. Upon exercise, the Eligible Individual recognizes taxable income in an amount equal to the aggregate fair market value of the common stock subject to the Non-qualified Stock Option over the aggregate exercise price of such common stock. Any taxable income recognized in connection with the exercise of a Non-qualified Stock Option by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs, PSUs or restricted stock is granted. When the vesting restrictions lapse with regard to any installment of restricted stock, the Eligible Individual will recognize ordinary income in an amount equal to the fair market value of the common stock with respect to which the restrictions lapse, unless the Eligible Individual previously elected to realize ordinary income in the year the Award was granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions. An Eligible Individual will recognize ordinary income at the time that cash or common stock are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the common stock delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally entitled to a deduction at the same time and in the same amount as the Eligible Individual recognizes ordinary income.

Canadian Federal Income Tax Consequences

The following discussion is intended only as a brief summary of certain Canadian federal income tax consequences to Eligible Individuals who are residents of and employed in Canada based on applicable provisions of the Income Tax Act (Canada) in effect on the date of this Proxy Statement. The following discussion does not address provincial, local, or non-Canadian income tax rules applicable to Awards under the Omnibus Incentive Plan.

Stock Options. An Eligible Individual who is granted a stock option generally does not recognize taxable income at the time the stock option is granted or upon its exercise. Upon exercise of a stock option, the Eligible Individual recognizes income from an office or employment equal to the excess, if any, of the aggregate fair market value of the common stock acquired pursuant to the stock option at the date of exercise over the aggregate exercise price paid by the Eligible Individual (such excess being the “Option

Benefit”). Provided certain conditions are met, the Eligible Individual should be entitled to deduct 50% of the Option Benefit in calculating his or her tax payable in respect of the exercise of the stock option. The Company is generally not entitled to a deduction in respect of stock options or the common stock issued on the exercise of stock options.

Other Awards. An Eligible Individual will generally not recognize income at the time an Award of RSUs or PSUs is granted. An Eligible Individual will recognize ordinary income at the time that cash or common stock are delivered pursuant to an Award of RSUs or PSUs, in an amount equal to the cash paid or to be paid or the fair market value of the Common Shares delivered or to be delivered. The amount of ordinary income recognized by an Eligible Individual who is an employee is subject to payroll taxes. Ovintiv is generally not entitled to a deduction where it issues common stock in settlement of vested RSUs or PSUs.

Ovintiv Inc.	2025 Proxy Statement | 77

New Plan Benefits

Ovintiv has not approved any Awards that are conditioned upon shareholder approval of the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan will be determined by the HRC Committee (or another committee of the Board consisting of at least two directors) in its discretion. However, as discussed in further detail in the section entitled “Our Director Compensation Program”, each of our current non-employee directors is entitled to receive certain grants of Director RSUs and DSUs in connection with their service on the Board, pursuant to the terms of our director compensation program, which Director RSUs will be granted under the Omnibus Incentive Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive under the Omnibus Incentive Plan if they remain a director following the Meeting. All other future awards are discretionary and cannot be determined at this time. For information regarding Awards granted in 2024 to our NEOs under the Omnibus Incentive Plan, see the “Executive Compensation Tables” beginning on page 53.

Name	Title	Dollar Value	Number of Units

Brendan M. McCracken	President & Chief Executive Officer	–	–

Corey D. Code	Executive Vice President & Chief Financial Officer	–	–

Greg D. Givens	Executive Vice President & Chief Operating Officer	–	–

Meghan N. Eilers	Executive Vice President, Midstream & Marketing and General Counsel

Rachel M. Moore	Executive Vice President, Corporate Services	–	–

Executive Officer Group (5 Persons)		–	–

Non-Employee Director Group (11) Persons)		$2,423,750(1)	60,506(2)

Non-Executive Officer Employee Group (1,120 Persons)		–	–

Notes:

(1)	Amounts reflect the annual grant of Director RSUs
(2)	Assumes March 3, 2025 Ovintiv share price of US$39.67 per share of common stock on the NYSE and C$57.59 per share of common stock on the TSX.

When considering the vote to approve this proposal, you should be aware that our directors and executive officers have interests in this proposal that are different from, or in addition to, those of our shareholders generally.

Each of the persons and groups listed in the table above has an interest in this proposal in respect of the Awards they may receive in the future if this proposal is approved by our shareholders.

Existing Plan Benefits

In accordance with SEC rules, the table below indicates Awards previously granted under the Omnibus Incentive Plan as of March 3, 2025. No stock options have been granted since 2019. As of March 3, 2025, there were 82,244 shares of our common stock issuable upon exercise of TSARs under the

Omnibus Incentive Plan, with a weighted average exercise price of C$46.98 and a weighted average remaining term of 1.2 years. SARs, which may only be settled in cash are not included.

Name	Title	Options	SARs

Brendan M. McCracken	President & Chief Executive Officer	–	20,970

Corey D. Code	Executive Vice President & Chief Financial Officer	34,840	–

Greg D. Givens	Executive Vice President & Chief Operating Officer	–	32,884

Meghan N. Eilers	Executive Vice President, Midstream & Marketing and General Counsel	–	3,710

Rachel M. Moore	Executive Vice President, Corporate Services	6,427	–

Executive Officer Group (5 Persons)		41,267	57,564

Non-Employee Director Group (11 Persons)		–	–

Non-Executive Employee Group (3 Persons)		10,734(1)	11,202(1)

Note:

(1)	Totals do not include options or SARs held by retirees.

78 | 2025 Proxy Statement	Ovintiv Inc.

TSX Approval of the Plan Amendment

The Toronto Stock Exchange has conditionally approved the proposed Plan Amendment, subject to receipt of shareholder approval at the meeting.

Form of Resolution Approving the Plan Amendment

Shareholders will be asked at the Meeting to consider and, if thought appropriate, approve the following ordinary resolution:

“BE IT RESOLVED THAT:

1.

The proposed amendment (the “Plan Amendment”) to the Omnibus Incentive Plan of Ovintiv Inc., dated February 13, 2019 (as amended on January 24, 2020 and May 5, 2022, the “Omnibus Incentive Plan”), to (A) increase the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased in the open market and delivered to plan participants in settlement of Awards (as defined in the Omnibus Incentive Plan) granted thereunder by 5,700,000 shares, such that the maximum number of shares of Ovintiv common stock that may be issued from treasury or purchased on the open market and delivered to participants to settle Awards granted under the Omnibus Incentive Plan shall not exceed 17,700,000 shares, (B) revise the definition of “Fair Market Value” under the Omnibus Incentive Plan, (C) revise the definition of “Grant Date” under the Omnibus Incentive Plan, (D) amend the minimum vesting requirements of Awards granted under the Omnibus Incentive Plan, and (E) clarify certain share recycling provisions in respect of the exercise price of or tax withholding obligations on stock options and SARs granted thereunder, each as more particularly described in Ovintiv’s Proxy Statement dated March 20, 2025, be and hereby is authorized and approved.

2.

Any director or officer of Ovintiv be and hereby is authorized and directed to make such other consequential amendments to the Omnibus Incentive Plan as may be required to give full effect to the Plan Amendment.

3.

Any director or officer of Ovintiv is authorized and directed for and on behalf of Ovintiv (whether under its corporate seal or otherwise) to enter into, to execute and deliver all such instruments, agreements, corollary agreements and documents, including all notices, consents, applications, acknowledgements, certificates and other instruments (herein the “Instruments”) and do, or cause to be done, all such other acts and things (herein “Acts”) as may be necessary for the purpose of giving effect to the foregoing resolutions or to comply with any Instrument or Act, and such Instruments and Acts authorized and approved by these resolutions shall constitute valid and binding obligations of Ovintiv, and the performance by Ovintiv under such Instruments and pursuant to such Acts is hereby authorized.”

The foregoing resolutions require an affirmative majority of the votes present in person or represented by proxy and entitled to vote. Abstentions have the same effect as a vote “against” and broker non-votes have no effect on the voting with respect to this Item 3.

The Board recommends that shareholders vote FOR the Plan Amendment.

Ovintiv Inc.	2025 Proxy Statement | 79

OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

Effective from February 13, 2019

1.	PREAMBLE AND DEFINITIONS

1.1	Purpose of the Plan.

(a)	The principal purposes of the Plan are:

(i)	to promote a proprietary interest in the Corporation among employees and directors;

(ii)	to promote an alignment of interests among employees, directors and shareholders of the Corporation;

(iii)	to provide a long-term incentive element in overall compensation of employees and directors;

(iv)	to associate a portion of eligible employees’ and directors’ compensation with the performance of the Corporation; and

(v)	to attract and retain employees and directors with the knowledge, experience and expertise required by the Corporation.

1.2	Definitions.

In the Plan, the following terms shall have the meanings respectively set forth below:

(a)

“Affiliate” means any corporation, partnership or other entity in which the Corporation, directly or indirectly, has a majority ownership interest or which controls, or is under common control with, the Corporation.

(b)

“Applicable Exchange” means the TSX or the NYSE as specified in the Participant’s respective Grant Agreement, or, if the Shares are not listed on the TSX or the NYSE, as applicable, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

(c)

“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder, and the listing standards of the Applicable Exchange.

(d)	“Award” means a Stock Option, SAR, RSU, PSU, Restricted Stock or Other Share-Based Award granted pursuant to the terms of this Plan.

(e)	“Blackout Expiry Date” has the meaning set forth in Section 5.5 of this Plan.

(f)

“Blackout Period” means a trading blackout period imposed by the Corporation under the Corporation’s Securities Trading and Insider Reporting Policy (as amended, supplemented or replaced by the Corporation from time to time).

(g)	“Board” means the Board of Directors of the Corporation.

(h)	“Business Combination” has the meaning set forth in Section 10.2(b) of this Plan.

(i)	“Change in Control” has the meaning set forth in Section 10.2 of this Plan.

(j)	“Change in Control Value” has the meaning set forth in Section 10.1(a)(ii) of this Plan.

(k)

“CIC Cause” means, unless otherwise provided in a Grant Agreement, (i) “cause” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not define “cause”: (A) conviction of, or plea of guilty or nolo contendere (or its equivalent) by, the Participant for committing an indictable offence in Canada, a felony under U.S. federal law or the law of the state in which such action occurred, or a similar level of offence in the jurisdiction in which such action occurred; (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect that remains uncured thirty (30) days after receipt of written notice from the Corporation specifying in reasonable detail the alleged failure; (C) dishonesty in the course of fulfilling the Participant’s employment duties that results in material harm to the Corporation; or (D) a material violation of the Corporation Policies. For purposes of this Plan, any determination by the Committee as to whether CIC Cause exists shall be subject to de novo review.

(l)	“CIC Vested Awards” has the meaning set forth in Section 10.1(a) of this Plan.

(m)

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

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(n)	“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

(o)	“Committee” means the Committee referred to in Section 2.1 of this Plan.

(p)	“Corporate Transaction” has the meaning set forth in Section 3.6 of this Plan.

(q)	“Corporation” means Encana Corporation, a corporation amalgamated under the laws of Canada, and any successor corporation whether by amalgamation, merger or otherwise.

(r)

“Corporation Policies” means, at a particular time, the applicable policies, plans and practices of the Corporation or an Affiliate, as applicable, which employs the Participant, as published on the Corporation’s or an Affiliate’s, as applicable, internal website or as otherwise communicated to Participants from time to time.

(s)	“Date Employment Ceases” means:

(i)	as it applies to an employee of the Corporation or an Affiliate:

(A)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date written notification of dismissal from employment is delivered to the Participant;

(B)

in the case of involuntary Termination of Service initiated by the Corporation or an Affiliate for any reason other than for CIC Cause or cause (as determined by the Corporation or the Affiliate, as applicable, in its sole discretion, which shall include, among other factors, provisions (i) and (ii) of a CIC Cause), the date identified in the written notification of Termination of Service delivered to the Participant as the termination, end or departure date and, where such dates are so referred to, the earlier thereof, or, where such dates are not identified in the written notification, the date written notification of dismissal from employment is delivered to the Participant;

(C)	in the case where the Participant is employed by an Affiliate that experiences a Disaffiliation, the effective date of such Disaffiliation as determined by the Corporation; or

(D)

in the case of any other Termination of Service to which Sections 1.2(s)(i)(A), 1.2(s)(i)(B) or 1.2(s)(i)(C) does not apply, the last date the Participant is, for the purposes of receiving his regular salary, on the payroll of the Corporation or an Affiliate; and

(ii)	as it applies to a director of the Corporation, the date upon which the Participant ceases to be a director of the Corporation.

(t)

“Disability” means the Participant’s physical or mental incapacity that prevents the Participant from substantially fulfilling his duties and responsibilities on behalf of the Corporation or an Affiliate, and in respect of which the Participant commences receiving disability benefits under the Corporation’s or an Affiliate’s short-term or long-term disability plan, as applicable, in respect of such incapacity.

(u)

“Disaffiliation” means an Affiliate’s ceasing to be an Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Affiliate) or a sale of a division of the Corporation and its Affiliates.

(v)	“Effective Date” has the meaning set forth in Section 12.1 of this Plan.

(w)

“Eligible Individuals” means directors, officers and employees (including without limitation, any officer or employee who is a director) of the Corporation or any of its Affiliates, and prospective directors, officers and employees who have accepted offers of employment or directorship from the Corporation or its Affiliates.

(x)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(y)

“Fair Market Value” means, with respect to any particular date, except as otherwise determined by the Committee, the volume-weighted average (rounded to two decimal places) of the trading price per Share on the Applicable Exchange designated in the Grant Agreement during the five Trading Days immediately preceding the particular date, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

(z)

“Family Leave” means, a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on family leave, compassionate care leave or other similar leave to care for another person, and does not provide employment services to the Corporation or an Affiliate.

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(aa)	“Full Value Award” means any Award other than a Stock Option or SAR.

(bb)

“Good Reason” means (i) “Good Reason” as defined in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, and the Participant holds the title of “Vice-President” or above as of immediately prior to the Change in Control, the occurrence of any of the following on or after the Change in Control, unless the Participant shall have given express written consent thereto: (A) a material diminution in the scope of the Participant’s duties or responsibilities from those in effect immediately prior to the Change in Control, provided that any change in the Participant’s duties or responsibilities resulting solely from the fact that the Corporation is no longer publicly traded, or no longer the ultimate parent company of its affiliated group, due to the Change in Control shall not be deemed to be a material diminution in the scope of the Participant’s duties or responsibilities; (B) a reduction in the Participant’s annual base salary as in effect immediately prior to the Change in Control; (C) a material reduction in the Participant’s short-term or long-term incentive compensation opportunity (measured based on Grant Date fair value of any equity-based awards) in effect immediately prior to the Change in Control; (D) the failure by the Corporation or an Affiliate to pay the Participant (1) any portion of the Participant’s then current compensation, except pursuant to an across-the-board compensation deferral similarly affecting other such employees with the same title as the Participant or otherwise at the same level in the Corporation’s organization and required by Applicable Law, or (2) any installment of deferred compensation at the time such installment is due under any deferred compensation program of the Corporation or an Affiliate; or (E) a requirement that the Participant be based more than 50 miles from where the Participant is based immediately prior to the Change in Control, except for: (1) required travel on the Corporation’s or Affiliate’s business to an extent substantially consistent with the Participant’s business travel obligations in the ordinary course of business immediately prior to the Change in Control; or (2) if the Participant has been relocated or repatriated by the Corporation or an Affiliate prior to the Change in Control, such relocation as may be required by Applicable Law or performed in accordance with an agreement (whether written or unwritten) entered into between the Corporation (or an Affiliate) and the Participant prior to the Change in Control; provided, that, a Participant may only resign for Good Reason under this clause (ii) if the Participant has provided written notice to the Corporation and, if the Participant is employed by an Affiliate, such Affiliate, of the event or circumstance alleged to constitute Good Reason within ninety (90) days following the initial existence thereof, the Corporation or Affiliate, as applicable, has failed to cure such event or circumstance within thirty (30) days after receipt of such notice, and the Participant resigns within thirty (30) days after the expiration of such cure period. If the Participant is not covered by clause (i) or (ii) above, then Good Reason shall not be applicable to such Participant.

(cc)	“Grant Agreement” means a written or electronic agreement between the Corporation and the Participant setting forth the terms and conditions of a specific Award.

(dd)

“Grant Date” means the date upon which the Committee grants an Award to an Eligible Individual, as stated in the Eligible Individual’s Grant Agreement. Where the Corporation determines to grant an Award on a date which is within a Blackout Period or where, for any reason: (i) a grant of an Award would otherwise fall on a day that is within a Blackout Period; or (ii) the Fair Market Value of the grant of an Award would otherwise be calculated using a Trading Day that is within a Blackout Period, then the Grant Date shall automatically occur and be effective on the sixth Trading Day immediately following the end of such Blackout Period to permit the Fair Market Value to be determined based on Trading Days which occur immediately following the end of any of such Blackout Period.

(ee)

“Incentive Stock Option” means any Stock Option designated in the applicable Grant Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(ff)	“Incumbent Board” has the meaning set forth in Section 10.2(c) of this Plan.

(gg)

“Individual Agreement” means an employment, offer letter, change in control or similar agreement between a Participant and the Corporation or Affiliate. If a Participant is party to both an employment, offer letter, or similar agreement and a Change in Control agreement, the employment, offer letter, or similar agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and the Change in Control agreement shall be the relevant “Individual Agreement” on and after a Change in Control.

(hh)	“Inducement Award” has the meaning set forth in Section 2.1(b)(ix) of this Plan.

(ii)

“Military Leave” means a period during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on a military leave and does not provide employment services to the Corporation or an Affiliate.

(jj)	“Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(kk)	“NYSE” means the New York Stock Exchange.

(ll)	“Other Share-Based Award” means an award granted to a Participant under Section 9 of this Plan.

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(mm)	“Outstanding Corporation Common Stock” has the meaning set forth in Section 10.2(a) of this Plan.

(nn)	“Outstanding Corporation Voting Securities” has the meaning set forth in Section 10.2(a) of this Plan.

(oo)

“Paid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered to be on an approved leave of absence and continues to receive his salary from, but does not provide employment services to, the Corporation or an Affiliate.

(pp)

“Participant” means an Eligible Individual to whom an Award is or has been granted, provided that persons who are Eligible Individuals by virtue of being prospective directors, officers or employees shall only become Participants if they actually commence providing services to the Corporation or an Affiliate.

(qq)

“Performance Criteria” means, the performance criteria as determined by the Committee as being applicable to a grant of certain Awards under the Plan, and as set forth in the applicable Grant Agreement, which may include, but is not limited to, the attainment of specified levels of one or more of the following measures: share price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets or operating assets, relative total shareholder return, net debt, debt ratios, asset quality or portfolio, efficiency ratio, liquidity, balance sheet strength, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), revenue growth, margin growth, return on capital, capital allocation, cost control, profit, production or commodity mix, in each case with respect to the Corporation or any one or more Affiliates, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

(rr)

“Performance Period” means, the particular designated period of time in respect of which the Performance Criteria is assessed and may be determined by the Committee to be satisfied in order for such Award to vest pursuant to the terms set forth in the applicable Grant Agreement.

(ss)

“Period of Absence” means, with respect to a Participant, a period of time throughout which the Participant is on a Family Leave, Military Leave, Paid Leave of Absence, an unpaid leave of absence of 31 days or less approved by the Corporation or Affiliate, as applicable, or is experiencing a Disability, but does not include a period of time throughout which the Participant is on an Unpaid Leave of Absence.

(tt)	“Person” has the meaning set forth in Section 10.2(a) of this Plan.

(uu)	“Plan” means this Omnibus Incentive Plan of Encana Corporation, including any schedules or appendices hereto, as amended from time to time.

(vv)	“Prior Plan Awards” has the meaning set forth in Section 3.2 of this Plan.

(ww)

“Prior Plans” means, as applicable, the Encana Corporation Employee Stock Option Plan, the Encana Corporation Employee Stock Appreciation Rights Plan, the Performance Share Unit Plan for Employees of Encana Corporation, the Restricted Share Unit Plan for Employees of Encana Corporation and the Restricted Share Unit Plan for Directors of Encana Corporation, in each case including any schedules or appendices thereto, as amended from time to time.

(xx)

“PSU” means a performance share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(yy)	“Replaced Award” has the meaning set forth in Section 10.1(a) of this Plan.

(zz)	“Replacement Award” has the meaning set forth in Section 10.1(a) of this Plan.

(aaa)	“Restricted Stock” means an Award of Shares granted to a Participant under Section 6 of this Plan.

(bbb)	“Restriction Period” has the meaning set forth in Section 6.3(b) of this Plan.

(ccc)	“Retirement” has the meaning set forth in the applicable Grant Agreement.

(ddd)

“RSU” means a restricted share unit Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(eee)

“SAR” means a stock appreciation right Award granted to a Participant under this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(fff)	“Section 16(b)” has the meaning set forth in Section 11 of this Plan.

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(ggg)

“Section 409A Amount” means any Award, cash or Shares provided or to be provided or held pursuant to this Plan or a Grant Agreement that: (a) are provided or are to be provided to a U.S. Participant; and (b) constitute a deferral of compensation subject to section 409A of the Code.

(hhh)

“Share” means a common share in the capital of the Corporation and such other share as may be substituted for it as a result of amendments to the articles of the Corporation, arrangement, re-organization or otherwise, including any rights that form a part of the common share or substituted share.

(iii)

“Specified Period” means (i) for a Participant who is an executive officer of the Corporation as of immediately prior to the Change in Control, 24 months, (ii) for a Participant who is not an executive officer of the Corporation and holds the title of “Vice-President” or above as of immediately prior to the Change in Control, 18 months, and (iii) for any Participant not covered by clauses (i) and (ii), 12 months, in each case, inclusive of the date on which the Change in Control occurs, or, in each case, such longer period specified in the Grant Agreement or as provided for in any Individual Agreement to which the Participant is a party as of the Date Employment Ceases.

(jjj)

“Stock Option” means a stock option Award granted to a Participant under Section 5 of this Plan that is represented by a bookkeeping entry on the books of the Corporation or an Affiliate, the value of which shall be determined in accordance with this Plan and the applicable Grant Agreement.

(kkk)

“Term” means the maximum period during which a Stock Option or SAR may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Grant Agreement.

(lll)	“Termination Date” has the meaning set forth in Section 5.5 of this Plan.

(mmm)

“Termination of Service” means an event by which the Participant ceases to be an employee or director of the Corporation or an Affiliate, as applicable, but, for greater certainty, shall not include the commencement by the Participant of a Period of Absence or an Unpaid Leave of Absence in accordance with the provisions hereof. Except for periods of leave as set out above or as otherwise provided in an Individual Agreement or Grant Agreement or as expressly required by applicable employment standards legislation, a Participant shall cease to be a Participant for purposes of the Plan when the Participant ceases to perform actual and active services for the Corporation or an Affiliate and no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining when a Participant ceases to be a Participant for purposes of the Plan or in determining any entitlement under the Plan. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a Section 409A Amount, the U.S. Participant holding such Award shall not be considered to have experienced a “Termination of Service” unless the U.S. Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

(nnn)	“Trading Day” means any date on which the Applicable Exchange is open for the trading of Shares and on which Shares are actually traded.

(ooo)	“TSX” means the Toronto Stock Exchange.

(ppp)

“Unpaid Leave of Absence” means in respect of a Participant, a period of time during which, pursuant to the Corporation Policies or Applicable Law, the Participant is considered by the Corporation or an Affiliate, as applicable, to be on an approved leave of absence and does not continue to receive his salary from, or provide services to, the Corporation or an Affiliate, as applicable, which, for the purposes of this Plan, shall be deemed to commence on the 32nd day following the day on which the Participant commences such approved, unpaid leave, as communicated in writing to the Participant by the Corporation or an Affiliate, as applicable, in accordance with the Corporation Policies or Applicable Law.

(qqq)

“U.S. Participant” means a Participant who is a citizen or permanent resident of the United States for purposes of the Code or a Participant for whom compensation under this Plan would otherwise be subject to United States federal income taxation under the Code.

2.	ADMINISTRATION

2.1	Committee.

(a)

This Plan shall be administered by the Human Resources and Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Human Resources and Compensation Committee of the Board, unless a separate committee has been designated or authorized consistent with the foregoing.

(b)	Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

(i)	to select the Eligible Individuals to whom Awards may from time to time be granted;

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(ii)

to determine whether and to what extent Incentive Stock Options, Non-qualified Stock Options, SARs, RSUs, PSUs, Restricted Stock, Other Share-Based Awards or any combination thereof are to be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)

to approve the form of any Grant Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5.3 of this Plan), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Affiliate), treatment on Termination of Service, and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(v)	to modify, amend or adjust the terms and conditions of any Award (subject to Sections 5.3 and 5.4 of this Plan), at any time or from time to time, including, but not limited to, Performance Criteria;

(vi)	to determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of a Participant;

(vii)	to determine under what circumstances an Award may be settled in cash or Shares (or a combination thereof);

(viii)

to determine, as a term of an Award, that an Award may be subject to cancellation by the Corporation, or the amount of the benefit realized by a Participant on exercise of or settlement of an Award (including the sale of underlying Shares) may be subject to repayment to the Corporation, in the event of misconduct or in other circumstances, including pursuant to the Corporation’s Incentive Clawback Compensation Policy;

(ix)	to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)

to grant Awards under this Plan that are intended to qualify for the employment inducement award exception under Section 303A.08 of the New York Stock Exchange Listed Company Manual or Section 613(c) of the TSX Company Manual (each such Award, an “Inducement Award”);

(xi)	to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable (in addition to any Blackout Period as defined herein);

(xii)	to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Grant Agreement relating thereto);

(xiii)	to decide all other matters that must be determined in connection with an Award; and

(xiv)	to otherwise administer this Plan.

2.2	Procedures.

(a)

The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by Applicable Law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

(b)

Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3

Discretion of the Committee. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals.

2.4

Cancellation or Suspension. Subject to Section 5.4 hereof, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

2.5

Grant Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Grant Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Grant Agreement within the time period specified in the Grant Agreement, unless otherwise provided in the Grant Agreement. Grant Agreements may be amended only in accordance with Section 12.3 hereof.

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2.6

Minimum Vesting Period. Except for Awards granted to Participants who are non-employee directors of the Corporation, Grant Agreements shall not provide for a designated vesting period of less than one year.

3.	SHARES SUBJECT TO PLAN

3.1

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 30,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.2

Prior Plans. On and after the Effective Date, subject to the terms of the Grant Agreement in respect of an Award, including amendments thereto, no new Awards may be granted under the Prior Plans, it being understood that Awards outstanding under any such Prior Plans prior to the Effective Date (“Prior Plan Awards”) shall remain in full force and effect under the applicable Prior Plans according to their respective terms; provided that the Committee may amend any such Prior Plan Awards on or after the Effective Date to cause such Prior Plan Awards to become subject to, and settled pursuant to, the terms of the Plan and each Prior Plan Award so amended shall retain its original grant date for purposes of applying the terms of the Plan. For the avoidance of doubt, all remaining available Shares under any Prior Plans that are not the subject of Prior Plan Awards will automatically and immediately cease to be available under such Prior Plan at the Effective Date of this Plan.

3.3

Individual Limits. No Awards shall be granted to any Participant if, at the time of such grant, such grant could result in the number of Shares: (a) issued to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual) in any one year period, or (b) issuable to Corporation “insiders” (as such term is defined for the purposes of Section 613 of TSX Company Manual), at any time, in each case, pursuant to the exercise of Options issued under the Plan, or when combined with all other “securities-based compensation arrangements” (as defined by the TSX Company Manual) exceeding 10% of the issued and outstanding Shares. Participants who are non-employee directors of the Corporation shall not be granted Awards if, at the time of such grant, such grants in aggregate could result in the number of Shares issued to all non-employee directors of the Corporation exceeding 1% of the issued and outstanding Shares, and, during any one year period, no individual Participant who is a non-employee director of the Corporation may be granted Awards covering Shares with an aggregate Grant Date Fair Market Value in excess of US$800,000, of which no more than US$100,000 of the Grant Date Fair Market Value may be comprised of Stock Options or SARs.

3.4

Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued pursuant to Awards granted under this Plan. If the exercise price of any Stock Option or SAR and/or the tax withholding obligations relating to any Stock Option or SAR are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or SAR shall nonetheless be deemed to have been issued under this Plan. If the tax withholding obligations relating to any Full Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Full Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been issued under this Plan.

3.5	Inducement Awards. Shares subject to Inducement Awards shall not reduce the number of Shares available for issuance under this Plan.

3.6	Adjustment Provisions.

(a)

In the event of a merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, disposition for consideration of the Corporation’s direct or indirect ownership of an Affiliate (including by reason of a Disaffiliation), or similar event affecting the Corporation or any of its Affiliates (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

(b)

In the event of a share dividend, share split, reverse share split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

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(c)

In the case of Corporate Transactions, such adjustments may include: (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or SAR shall conclusively be deemed valid); (ii) the substitution of other property (including cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Corporation and securities of entities other than the Corporation), by the affected Affiliate, or division or by the entity that controls such Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

(d)

The Committee may adjust the Performance Criteria applicable to any Awards to reflect any items that are unusual in nature or occur infrequently, impact of charges for restructurings, discontinued operations, and/or the cumulative effects of accounting or tax changes, each as defined in generally accepted accounting principles, as identified in the Corporation’s financial statements, notes to the financial statements, management’s discussion and analysis or other of the Corporation’s filings with the Commission.

(e)

Any adjustments made pursuant to this Section 3.6 to Awards that constitute Section 409A Amounts shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Section 3.6 to Awards that do not constitute Section 409A Amounts shall be made in such a manner as to ensure that after such adjustments, either (i) the Awards continue to not constitute Section 409A Amounts or (ii) such adjustments do not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

(f)	Any adjustment under this Section 3.6 need not be applied uniformly to all Participants.

(g)	All adjustments under this Section 3.6 shall be subject to applicable rules and policies of the TSX and NYSE.

4.	ELIGIBILITY

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code).

5.	STOCK OPTIONS AND SARS

5.1

Types of Stock Options. Stock Options may be granted in the form of Incentive Stock Options or Non-qualified Stock Options. The Grant Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

5.2

Nature of Stock Options. A Stock Option shall entitle a Participant to purchase one or more Shares upon payment of an exercise price as described in Section 5.4, subject to such terms and conditions as may be set out in the Plan and the applicable Grant Agreement.

5.3

Nature of SARs. SARs may be granted as a separate Award or in conjunction with a Stock Option. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR, over the exercise price of the applicable SAR, multiplied by (ii) the number of Shares in respect of which the SAR has been exercised, and if such SAR is to be settled in Shares, by dividing such amount by the closing price of one Share on the Applicable Exchange designated in the Grant Agreement on the last trading day preceding the date of exercise of the SAR. The applicable Grant Agreement shall specify whether such payment is to be made in cash or Shares or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the SAR. In the case of a SAR granted in conjunction with a Stock Option, the Participant shall have the right to surrender the Stock Option and exercise the related SAR or to exercise the Stock Option, in which case the related SAR shall immediately terminate and no payment shall be made or Shares issued in respect thereof.

5.4

Exercise Price. The exercise price per Share subject to a Stock Option or SAR shall be determined by the Committee and set forth in the applicable Grant Agreement and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Option or SAR granted under this Plan be amended, other than pursuant to Section 3.6, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price, or otherwise be subject to any

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action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or SAR, unless such amendment, cancellation, or action is approved by the Corporation’s shareholders.

5.5

Term. The Term of each Stock Option and each SAR shall be fixed by the Committee, but no Stock Option or SAR shall be exercisable more than 10 years after its Grant Date. Notwithstanding the foregoing, if the date on which a Stock Option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a Blackout Period applicable to the relevant Participant, or within 10 business days after the expiry of a Blackout Period applicable to the relevant Participant, then the Termination Date for that Option or SAR shall be the date that is the tenth business day after the expiry date of the Blackout Period (the “Blackout Expiry Date”). This Section 5.5 applies to all Stock Options or SARs outstanding under this Plan. The Blackout Expiry Date for a Stock Option or SAR may not be amended by the Board of Directors or the Committee without the approval of the holders of Shares in accordance with Section 12.3 of the Plan.

5.6

Exercisability; Method of Exercise. Except as otherwise provided herein, Stock Options and SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the provisions of this Section 5, Stock Options and SARs may be exercised, in whole or in part in accordance with the methods and procedures established by the Committee in the Grant Agreement or otherwise.

5.7

Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or SAR until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5.11, a Participant shall have all of the rights of a shareholder of the Corporation holding Shares that is subject to such Stock Option or SAR (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14.1 and (iii) in the case of a Stock Option, has paid in full for such Shares.

5.8

Non-transferability of Stock Options and SARs. No Stock Option or SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Non-qualified Stock Option or SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Option or SAR shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5.8, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.

5.9

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Stock Options and SARs shall be set forth in the applicable Grant Agreement.

5.10

Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who, at the time of such grant, owns Shares possessing more than 10% of the total combined voting power of all Shares, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time a Stock Option for the Share is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Corporation, may not exceed US$100,000. To the extent a Stock Option that, by its terms, was intended to be an Incentive Stock Option exceeds this US$100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Non-qualified Stock Option.

5.11

Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or SARs; provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Section 3.6 hereof.

6.	RESTRICTED STOCK

6.1

Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6.3.

6.2

Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

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6.3

Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)

The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the achievement of Performance Criteria or the achievement of Performance Criteria and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Criteria) need not be the same with respect to each recipient.

(b)

Subject to the provisions of this Plan and the applicable Grant Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

6.4

Rights of a Shareholder. Except as provided in this Section 6 and the applicable Grant Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Corporation holding the class or series of Common Shares that is the subject of the Restricted Stock, including the right to receive any dividends (subject to Section 14.5 below) and, subject to TSX approval, the right to vote the Shares.

6.5

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her Restricted Stock shall be set forth in the applicable Grant Agreement.

7.	RESTRICTED SHARE UNITS

7.1

Nature of Awards. RSUs are Awards denominated in Shares that will be settled, subject to the terms and conditions of the RSUs, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares, in the sole discretion of the Committee.

7.2

Terms and Conditions. RSUs shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Grant Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

(a)

The Committee shall, prior to or at the time of grant, condition the vesting of RSUs upon the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of RSUs need not be the same with respect to each Participant. An Award of RSUs shall be settled as and when the RSUs vest, at a later time specified by the Committee in the applicable Grant Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)

The Grant Agreement for RSUs shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Shares (subject to Section 14.5 below).

7.3

Rights of a Shareholder. A Participant to whom RSUs are awarded shall have no rights as a shareholder with respect to the Shares represented by the RSUs unless and until Shares are actually delivered to the Participant in settlement thereof.

7.4

Termination of Service; Other Events. The effect of a Participant’s Termination of Service, including due to the Participant’s death or Retirement, Period of Absence or Unpaid Leave of Absence on his or her RSUs shall be set forth in the applicable Grant Agreement.

8.	PERFORMANCE SHARE UNITS

Sections 7.1 through 7.4 shall apply to Awards of PSUs, mutatis mutandis. The Performance Criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each PSU. The conditions for grant or vesting and the other provisions of PSUs (including any applicable Performance Criteria) need not be the same with respect to each recipient. PSUs may be paid in cash or Shares, in the sole discretion of the Committee.

9.	OTHER SHARE-BASED AWARDS

Subject to applicable rules and policies of the TSX and NYSE (including, for greater certainty, any exchange or shareholder approval requirements), the Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Share-Based Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or

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payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award, and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States or Canada.

10.	CHANGE IN CONTROL PROVISIONS

10.1

General. The provisions of this Section 10 shall, subject to Section 3.6, apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in a Grant Agreement.

(a)

In the event of a Change in Control, all such Awards credited to the Participant immediately prior to such Change in Control shall vest immediately prior to the time of such Change in Control (“CIC Vested Awards”), except to the extent that an Award meeting the requirements set out below in this Section 10.1(a) (such award, a “Replacement Award”) is provided to the Participant to replace such Award (each Award intended to be replaced by a Replacement Award, a “Replaced Award”) effective on or immediately after the time of such Change in Control. An award shall meet the requirements of this Section 10.1(a) (and hence qualify as a Replacement Award) if (i) it has a value equal to the value of the Replaced Award as of the date of the Change in Control determined with reference to the Change in Control Value of the Award comprising the Replaced Award and the fair market value of the securities underlying the Replacement Award, (ii) it relates to publicly traded equity securities of (A) the Corporation, (B) the entity surviving the Corporation following the Change in Control or (C) the parent company of such surviving entity, (iii) it contains terms relating to vesting that are substantially identical to those of the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable Performance Period (or such shorter period as determined by the Committee) and the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period)), and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not immediately vest upon the Change in Control giving rise to the replacement. The determination whether the conditions of this Section 10.1(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. All Awards that become CIC Vested Awards pursuant to this Section 10.1(a) shall be paid as follows:

(i)

as soon as practicable, and in any event within 30 days, following a Change in Control, (i) to the extent a Participant’s CIC Vested Award is expressed in dollar value form, the Participant shall receive a cash payment equal to such dollar value, and (ii) subject to clause (iii) below with respect to Stock Options, to the extent a Participant’s CIC Vested Award is expressed by reference to a number of units or Shares, the Participant shall receive in cash or property (or a combination thereof), as may be determined by the Board or the Committee, a payment equal to (a) the number of Shares with respect to which the CIC Vested Award relates (determined, except as otherwise provided in the applicable Grant Agreement, in accordance with clause (ii) below for performance-based CIC Vested Awards) at the time of the Change in Control (rounded up to the nearest whole number), multiplied by (b) the price at which the Shares are valued for the purpose of the transaction or series of transactions giving rise to the Change in Control, or if there is no such transaction or transactions, the simple average of the closing price per Share on the Applicable Exchange on each day in the 30-day period ending on the date of the Change in Control (as applicable, the “Change in Control Value”);

(ii)

for each CIC Vested Award that is performance-based, the level of achievement of the Performance Criteria in respect of the applicable Performance Period shall be deemed to be the greater of (x) the median Performance Criteria and (y) the level of achievement of the Performance Criteria applicable to a Performance Period as determined by the Committee no later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but no later than the end of the Performance Period);

(iii)

with respect to Awards of Stock Options, in the event of a Change in Control, CIC Vested Awards together with previously vested but unexercised Stock Options outstanding immediately prior to the Change of Control may be exercised effective as of the time of the Change of Control provided that, for reasons of administrative convenience, the Participant submits an exercise election no later than three business days prior to the effective time of the Change of Control (or within such other period as may be specified by the Committee, acting reasonably); and

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(iv)

with respect to any Section 409A Amount (i) if the Change in Control constitutes a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as such terms are used in Section 409A of the Code and related regulations (a “409A Change of Control”), such Section 409A Amount shall be paid at the time specified in Section 10.1(a)(i) to the extent that such payment does not result in the application of any tax or penalty under Section 409A, and (ii) if the Change in Control does not constitute a 409A Change of Control, or payment at the time specified in Section 10.1(a)(i) would result in the application of any tax or penalty under Section 409A, such Section 409A Amount shall in all events be paid during the calendar year or years in which such amount would have been paid had there been no Change in Control.

(b)

Notwithstanding any other provision of this Plan to the contrary, upon the Participant’s Termination of Service by the Corporation or an Affiliate, as applicable, without CIC Cause, or by the Participant for Good Reason, within the Specified Period following a Change in Control, all Replacement Awards held by such Participant shall vest in full and be paid or, become exercisable (if applicable), in full as soon as practicable, and in any event within 30 days, following such Termination of Service; provided that if the Replacement Award is a Section 409A Amount, and the Change in Control is not a 409A Change in Control, then such Replacement Award shall in all events be paid during the calendar year or years in which it would have been paid had there been no Change in Control.

10.2	Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)

any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any persons acting jointly or in concert with the foregoing (each, a “Person”), is or becomes the beneficial owner directly or indirectly of 30% or more of either (A) the then-outstanding Shares (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this Section 10.2(a), the following acquisitions of shares or other voting securities of the Corporation shall not constitute a Change in Control: (i) any acquisition directly from the Corporation; (ii) any acquisition made by the Corporation; (iii) any acquisition by any employee plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries; or (iv) any acquisition pursuant to a transaction that complies with Sections 10.2(b)(1), 10.2(b)(2) and 10.2(b)(3);

(b)

consummation of a reorganization, merger, arrangement, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(c)

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

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(d)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(e)	For the purposes of this definition:

(i)	the term “acting jointly or in concert” shall be interpreted in accordance with Section 1.9 of National Instrument 62-104 Take-Over Bids and Issuer Bids, as amended; and

(ii)

and the term “beneficial ownership” shall be interpreted in accordance with Sections 5 and 6 of the Securities Act (Alberta) and “beneficial owner” shall have a corresponding meaning, except that for purposes of this Plan, options and convertible securities granted by the Corporation to employees, officers or directors shall not be included in determining the percentage of beneficial ownership of any Person.

11.	SECTION 16(B); SECTION 409A

11.1

The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.2

This Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a U.S. Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Grant Agreement to the contrary, if a U.S. Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” subject to Section 409A of the Code that would otherwise be payable by reason of a U.S. Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the U.S. Participant’s Separation from Service. If the U.S. Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the U.S. Participant’s estate within 30 days following the date of the U.S. Participant’s death.

12.	TERM AND AMENDMENTS

12.1	Effectiveness. This Plan is effective as of February 13, 2019, contingent upon approval by the Corporation’s shareholders at its 2019 annual meeting of shareholders (the “Effective Date”).

12.2

Termination. This Plan may be terminated at any time by the Board in whole or in part and will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

12.3

Amendments. Subject to Section 5.4 and this Section 12.3, the Board or the Committee may, at any time and from time to time, amend, alter, or discontinue this Plan or amend the terms of any Award theretofore granted, without approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, provided, however, that:

(a)	approval of the holders of a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares, shall be obtained for any:

(i)	increase to the maximum number of Shares issuable pursuant to Awards granted under the Plan as set out in Section 3.1;

(ii)

amendment that would reduce the exercise price of an outstanding Stock Option or SAR (or any other similar entitlement granted pursuant to the Plan as an Other Share Based Award) (including a cancellation and reissue constituting a reduction of the exercise price);

(iii)	amendment to extend the maximum term of any Award granted under the Plan;

(iv)	amendment to permit the transfer or assignment of Awards beyond what is contemplated by Section 14.8;

(v)	amendment to increase the limits on non-employee director participation as stated in Section 3.3;

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(vi)	amendment that removes or exceeds the insider participation limit contained in Section 3.3;

(vii)	amendment to the Plan’s amendment provisions contained in this Section 12.3; or

(viii)	amendment for which the applicable rules or policies of any Applicable Exchange listing standards or any Applicable Law, shareholder approval is required;

unless the change to the Plan or an Award results from the application of Section 3.6 of the Plan; and

(b)	the consent of the Participant is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the Participant with respect to a previously granted Award.

12.4

Compliance with Laws. Notwithstanding the provisions of this Section 12, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Corporation now is or hereafter becomes subject, or otherwise to comply with Applicable Law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Corporation and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

13.	UNFUNDED STATUS OF PLAN

It is intended that this Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

14.	GENERAL PROVISIONS

14.1

Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion determine to be necessary or advisable.

14.2

Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees or directors.

14.3

No Contract of Service. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee or director any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment of any employee, or the right of shareholders of the Corporation to remove any director, at any time.

14.4

Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, provincial, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, provincial, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation and set out in the Grant Agreement for the relevant Award, and except with respect to Stock Options held by Participants who are subject to tax under the Income Tax Act (Canada), withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a fair value determined in accordance with applicable tax laws and policies on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

14.5

Dividends and Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

14.6

Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

Ovintiv Inc.	2025 Proxy Statement | 93

14.7

Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to principles of conflict of laws, and the federal laws of Canada, as applicable. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or” where the context so requires. Each Participant shall acknowledge and agree (and shall be conclusively deemed to have so acknowledged and agreed by participating in the Plan) that the Participant will, at all times, act in strict compliance with Applicable Law and all other laws and any policies of the Corporation applicable to the Participant in connection with the Plan including, without limitation, furnishing to the Corporation all information and undertakings as may be required to permit compliance with Applicable Law. Such laws, regulations, rules and policies shall include, without limitation, those governing “insiders” or “reporting issuers” as those terms are construed for the purposes of applicable securities laws, regulations and rules.

14.8

Non-Transferability. Unless otherwise provided in the Plan, Awards under this Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes).

14.9

Administration Costs. The Corporation will be responsible for all costs relating to the administration of the Plan, including for greater certainty, and unless otherwise determined by the Committee, brokerage fees and other administration or transaction costs relating to the transfer, sale or other disposition of Shares on behalf of the Participant that have been held by the Participant in the Participant’s account with the Plan’s service provider since initial distribution of Shares to the Participant pursuant to the Plan.

94 | 2025 Proxy Statement	Ovintiv Inc.

AMENDING AGREEMENT

TO OMNIBUS INCENTIVE PLAN OF ENCANA CORPORATION

RECITALS:

A.

It was determined that Encana Corporation (“Encana”) reorganize the structure of Encana and its subsidiaries pursuant to a series of reorganization transactions, which included, among other things, (i) completing an arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act, pursuant to which, among other things, Encana completed a consolidation of the common shares of Encana (“Encana Common Shares”) on the basis of one post-consolidation share for each five pre-consolidation shares (the “Share Consolidation”), (ii) Ovintiv Inc. (the “Corporation”), a wholly-owned subsidiary of Encana, ultimately acquiring all of the issued and outstanding Encana Common Shares in exchange for shares of the Corporation on a one-for-one basis and becoming the parent company of Encana and its subsidiaries, and (iii) following the completion of the Arrangement, the Corporation migrating out of Canada and becoming a Delaware corporation (collectively, the “Reorganization”).

B.

Prior to the Reorganization, Encana administered the “Omnibus Incentive Plan of Encana Corporation” (the “Omnibus Plan”), which was adopted as of February 13, 2019, pursuant to which a number of incentive awards were made to Encana employees, officers and directors (the “Encana Awards”).

C.	As part of the Reorganization, and as of the Effective Date (as defined below), the Corporation assumed all of the outstanding Encana Awards.

D.

The Corporation wishes to continue the administration of an omnibus incentive plan for employees, officers and directors of the Corporation on substantially the same terms as set forth in the Omnibus Plan and the Grant Agreements (as defined below) and hereby adopts the Omnibus Plan in its entirety, subject to certain modifications.

E.	To clarify and confirm the above, the Corporation wishes to amend the Omnibus Plan as more particularly set forth in this Agreement.

F.	Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Omnibus Plan.

THEREFORE:

ARTICLE 1

AMENDMENTS

1.1	Effective Date

This Amending Agreement (this “Agreement”) is effective as of January 24, 2020 (the “Effective Date”).

1.2	References

All references to “Encana Corporation”, including its logo, in the Omnibus Plan are deleted and replaced with “Ovintiv Inc.” and the Corporation’s logo.

All references to “principal office in Calgary, Alberta” are deleted and replaced with “principal office in Denver, Colorado”.

1.3	Cover Page

The language on the cover page and page 1 of the Omnibus Plan, which reads “Effective from February 13, 2019” is deleted and replaced with:

Adopted with effect from January 24, 2020

1.4	Definitions

Section 1.2(q) of the Omnibus Plan is deleted and replaced with:

(q) “Corporation” means Ovintiv Inc., a corporation incorporated under the laws of the State of Delaware, and any successor corporation whether by amalgamation, merger or otherwise.

1.5	Plan Maximums

The provision forming part of Section 3.1 of the Omnibus Plan that reads “granted under this Plan shall be 30,000,000.” is deleted and replaced with:

granted under this Plan shall be 6,000,000.

Ovintiv Inc.	2025 Proxy Statement | 95

1.6	Governing Law and Interpretation

The provision forming part of Section 14.7 of the Omnibus Plan that reads “This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the Province of Alberta, without reference to principles of conflict of laws, and the federal laws of Canada, as applicable.”, is deleted and replaced with:

This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

1.7	Effectiveness

Section 12.1 of the Omnibus Plan is deleted and replaced with:

Effectiveness. This Plan is effective as of January 24, 2020 (the “Effective Date”).

1.8	Adjustment and Redenomination

In accordance with Section 3.6 of the Omnibus Plan, the Board has determined that:

(a)

the Encana Awards awarded under the Omnibus Plan prior to the Effective Date have been redenominated to reflect the Share Consolidation, such that for every five Encana Awards held by a Participant prior to the Share Consolidation, the Participant now holds one Award following completion of the Reorganization (including the Share Consolidation). Such Encana Awards have been evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant, in accordance with Section 6.2 of the Omnibus Plan, as amended by this Agreement (the “Amended Plan”) and shall thereafter be considered Awards for purposes of the Amended Plan. For greater certainty, any elections made by a Participant in connection with the Encana Awards (including but not limited to elections made by U.S. Participants as of the date(s) on which such Awards are to be redeemed) remain valid and binding, and cannot be revoked or otherwise modified except in accordance with the terms of the Amended Plan. Further, any provisions under the Omnibus Plan or the Grant Agreements with respect to the timing of payments of the Encana Awards awarded under the Omnibus Plan will continue to apply to the Awards to which such Encana Awards relate, as applicable;

(b)

the “Exercise Price” of the Encana stock options awarded under the 2019 Stock Option Grant Agreement (the “Option Grant Agreement”) prior to the Effective Date, as defined in Section 1(e) and as set forth on the cover page of the Option Grant Agreement, has been adjusted to reflect the Share Consolidation, such that the “Exercise Price” of such Encana stock options is the value of the “Exercise Price” of the Encana stock options as set forth on the cover page of the Option Grant Agreement multiplied by five; and

(c)

the “Grant Price” of the Encana stock appreciation rights awarded under the 2019 Stock Appreciation Rights Grant Agreement (the “SARS Grant Agreement”) prior to the Effective Date, as set forth on the cover page of the SARS Grant Agreement, has been adjusted to reflect the Share Consolidation, such that the “Grant Price” is the value of the “Grant Price” of such Encana stock appreciation rights as set forth on the cover page of the SARS Grant Agreement multiplied by five.

1.9	Cost Allocation

Notwithstanding anything else in the Omnibus Plan or this Agreement, the Corporation and Ovintiv Canada ULC (formerly known as Encana) (“Ovintiv Canada”) may allocate the cost of the Encana Awards between them based on the amount of time that each such Encana Award was outstanding on a pre-Share Consolidation and post-Share Consolidation basis, or on such other basis as may be agreed to between the Corporation and Ovintiv Canada, acting reasonably .

ARTICLE 2

GENERAL

2.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

2.2	Execution and Delivery

This Agreement may be signed or executed by facsimile or portable document format and the signing or execution by way of facsimile or portable document format shall have the same effect as the signing or execution of the original.

[Signature Page Follows]

96 | 2025 Proxy Statement	Ovintiv Inc.

IN WITNESS OF WHICH the Corporation has executed this Agreement as of the Effective Date set forth above.

OVINTIV INC.

By:
	Name:	Mike Williams

	Title:	Executive Vice-President, Corporate Services

[Signature Page to Amendment to Omnibus Incentive Plan of Encana Corporation]

Ovintiv Inc.	2025 Proxy Statement | 97

SECOND AMENDMENT TO

OMNIBUS INCENTIVE PLAN OF OVINTIV INC.

THIS SECOND AMENDMENT TO OMNIBUS INCENTIVE PLAN OF OVINTIV INC. (this “Second Amendment”), is made this 5 day of May, 2022 (the “Effective Date”), by Ovintiv, Inc., a Delaware corporation (“Ovintiv”).

WHEREAS, Ovintiv administers and maintains the Omnibus Incentive Plan of Ovintiv Inc., dated effective February 13, 2019 (as amended on January 24, 2020, the “Omnibus Plan”);

WHEREAS, pursuant to Section 12.3(a)(i) of the Omnibus Plan, and as required by applicable securities laws and exchange rules, a majority of Shares present and voting in person or by proxy at a meeting of holders of Shares must be obtained to increase the maximum number of Shares issuable pursuant to Awards granted under the Omnibus Plan (the “Share Reserve”);

WHEREAS, on February 24, 2022, the Board of Directors, upon recommendation of the Human Resources and Compensation Committee, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Plan increasing the Share Reserve by 6,000,000 Shares to an aggregate of 12,000,000 Shares (the “Share Reserve Increase”);

WHEREAS, a majority of Shares present and voting in person or by proxy at Ovintiv’s May 4, 2022 annual general meeting authorized the Share Reserve Increase; and

WHEREAS, Ovintiv desires to amend the Omnibus Plan to provide for the Share Reserve Increase.

NOW, THEREFORE, as of the Effective date, the Omnibus Plan is amended as follows:

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined will have the meanings given to such terms in the Omnibus Plan

2.	Amendment to Omnibus Plan.
a.	Section 3.1 of the Omnibus Plan is deleted in its entirety and replaced with the following:

Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 12,000,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.

3.	From and after the Effective Date, all references in the Omnibus Plan to “Plan” will mean the Omnibus Plan as amended by this Second Amendment.

4.	Governing Law. This Second Amendment will be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

5.

Execution and Delivery. This Second Amendment may be signed or executed by facsimile or portable document format (pdf) and the signing or execution by way of facsimile or pdf shall have the same effect as the signing or execution of the original.

[Remainder of Page Left Intentionally Blank]

98 | 2025 Proxy Statement	Ovintiv Inc.

IN WITNESS OF, Ovintiv has executed this Second Amendment as of the Effective Date.

OVINTIV INC.

Name:	Rachel M. Moore
Title:	Executive Vice-President, Corporate Services

[Signature Page to Second Amendment to Omnibus Incentive Plan of Ovintiv Inc (May 5, 2022)]

Ovintiv Inc.	2025 Proxy Statement | 99

THIRD AMENDMENT TO

OMNIBUS INCENTIVE PLAN OF OVINTIV INC.

THIS THIRD AMENDMENT TO THE OMNIBUS INCENTIVE PLAN OF OVINTIV INC. (this “Third Amendment”), is made this 1st day of May, 2025 (the “Effective Date”), by Ovintiv Inc., a Delaware corporation (“Ovintiv”).

WHEREAS, Ovintiv administers and maintains the Omnibus Incentive Plan of Ovintiv Inc. (as originally adopted effective February 13, 2019 and amended on each of January 24, 2020, and May 5, 2022, the “Omnibus Plan”);

WHEREAS, pursuant to Section 12.3 of the Omnibus Plan, the Company’s Board of Directors (the “Board”) may amend the Omnibus Plan at any time and for any purpose as permitted by law, subject to the requirement for stockholder approval as set forth in Section 12.3(a) of the Omnibus Plan and as required by applicable securities laws and exchange rules; and

WHEREAS, on February 21, 2025, the Board, upon recommendation of the Human Resources and Compensation Committee of the Board, unanimously approved, subject to shareholder approval, an amendment to the Omnibus Plan (i) increasing the maximum number of Shares issuable pursuant to Awards granted under the Omnibus Plan by 5,700,000 Shares to an aggregate of 17,700,000; (ii) revising the definition of “Fair Market Value” and “Grant Date” thereunder for ease of administration and to eliminate certain unnecessary blackout period restrictions; (iii) expanding the minimum vesting provisions thereunder; and (iv) clarifying certain share recycling provisions thereunder.

NOW, THEREFORE, pursuant to its authority under Section 12.3 of the Omnibus Plan, the Board hereby amends the Omnibus Plan as follows, subject to the approval of the stockholders of Ovintiv:

1.

Capitalized Terms. Capitalized terms used herein and not otherwise defined will have the meanings given to such terms in the Omnibus Plan. Except as expressly amended hereby, the Omnibus Plan shall remain in full force and effect in accordance with its terms.

2.	Definitions.

a.	Section 1.2(y) of the Omnibus Plan is deleted and replaced with the following:

“Fair Market Value” means, with respect to any particular date, except as otherwise determined by the Committee, the closing price per Share on the Applicable Exchange designated in the Grant Agreement on such date, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Shares, the Fair Market Value of the Common Shares shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.”

b.	Section 1.2(dd) of the Omnibus Plan is deleted and replaced with the following:

“Grant Date” means the date upon which the Committee grants an Award to an Eligible Individual as stated in the Eligible Individual’s Grant Agreement.

3.	Minimum Vesting Period. Section 2.6 of the Omnibus Plan is deleted in its entirety and replaced with the following:

“Minimum Vesting Period. Notwithstanding any other provisions of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the Grant Date; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirements: (i) Awards granted to Participants who are non-employee directors of the Corporation that vest on the earlier of the one-year anniversary of the Grant Date and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting, (ii) Awards for which vesting is accelerated in connection with the Participant’s death, Disability, Retirement, or a Change in Control; and (iii) other Awards covering up to a maximum of 5% of the maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards under Section 3.1.”

4.	Plan Maximums. Section 3.1 of the Omnibus Plan is deleted in its entirety and replaced with the following:

“Plan Maximums. The maximum number of Shares that may be issued from treasury or purchased in the open market and delivered to Participants pursuant to Awards, including Incentive Stock Options, granted under this Plan shall be 17,700,000. Shares made available under this Plan in respect of Awards may, subject to the terms of the Grant Agreement in respect of an Award, be issued from treasury or purchased in the open market or otherwise, at the sole discretion of the Committee.”

5.	Rules for Calculating Shares Issued. Section 3.4 of the Omnibus Plan is deleted in its entirety and replaced with the following:

“Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Award will not be counted as Shares issued

100 | 2025 Proxy Statement	Ovintiv Inc.

pursuant to Awards granted under this Plan. Notwithstanding the foregoing, if the exercise price of any Stock Option or SAR and/or the tax withholding obligations relating to any Stock Option or SAR are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Stock Option or SAR shall nonetheless be deemed to have been issued under this Plan and shall reduce the Shares available under section 3.1 hereof. In addition, any Shares reacquired by the Corporation using the cash proceeds received upon the exercise of a Stock Option shall not be made available for issuance under this Plan. If the tax withholding obligations relating to any Full Value Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Full Value Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been issued under this Plan.”

6.	Governing Law. This Third Amendment will be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

7.

Execution and Delivery. This Third Amendment may be signed or executed by facsimile or portable document format (pdf) and the signing or execution by law of facsimile or pdf shall have the same effect as the signing or execution of the original.

[Remainder of Page Left Intentionally Blank]

Ovintiv Inc.	2025 Proxy Statement | 101

IN WITNESS WHEREOF, Ovintiv Inc. has executed this Third Amendment as of the Effective Date.

OVINTIV INC.

Name:	Rachel M. Moore
Title:	Executive Vice-President, Corporate Services

[Signature Page to Third Amendment to Omnibus Incentive Plan of Ovintiv Inc.]

102 | 2025 Proxy Statement	Ovintiv Inc.

SCHEDULE D

Description of Key Terms – Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Ovintiv and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, stock options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.

As of December 31, 2024, there were 57,628 stock options outstanding under the ESOP and zero additional options available for issuance under the ESOP, representing 0.1% and 0%, respectively, of the total number of outstanding shares of Ovintiv common stock at such date.

The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any stock option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to stock options granted under the ESOP.

The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year period, or issuable to insiders of Ovintiv, at any time, under the ESOP and any other security-based compensation arrangement of Ovintiv cannot exceed 10% of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted basis).

Stock options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of stock options granted, which are set out in the ESOP and corresponding grant agreement with the recipient.

Stock options granted are exercisable for a period of seven years from the grant date. Stock options vest 30% on the first anniversary of grant, an additional 30% on the second anniversary of the grant, and an additional 40% on the third anniversary of the grant.

Upon termination of employment (other than by death or retirement), the stock option holder has until the earlier of 60 trading days or the stock option expiry date to exercise any vested unexercised stock options. In the event of death or retirement before age 60, the stock option holder has until the earlier of six months from such date or the stock option expiry date to exercise any vested unexercised stock options. In any of these events, any stock options that are unvested as of the date of termination of employment, death or retirement do not vest and are canceled. In the event of death or retirement after age 60, the stock option holder may exercise vested stock options, and any unvested stock options continue to vest until the stock option expiry date.

Stock options granted and outstanding under the ESOP have associated TSARs that entitle the stock option holder to surrender the right to exercise his or her stock option to purchase shares of Ovintiv common stock and to instead receive cash. Such amount is valued based on the difference between the strike price and the VWAP of shares of Ovintiv common stock on the TSX on the five trading days prior to vesting. The VWAP is multiplied by the number of optioned shares of Ovintiv common stock surrendered. Where a TSAR is exercised, the right to the underlying shares of Ovintiv common stock is forfeited and such number of shares of Ovintiv common stock are returned to the shares of Ovintiv common stock reserved for issuance under the ESOP.

A stock option can only be exercised by the stock option holder and is not assignable, except on death by the stock option holder’s estate. A stock option holder only has rights as a shareholder of Ovintiv with respect to shares of Ovintiv common stock he or she has acquired through exercise of a stock option.

Adjustments may be made to the exercise price of a stock option, the number of shares of Ovintiv common stock delivered to a stock option holder upon exercise of a stock option and the maximum number of shares of Ovintiv common stock that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares of Ovintiv common stock or other similar corporate change.

Where a stock option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).

The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of stock option holders, adversely affect the rights under any stock option previously granted to the stock option holder under the ESOP.

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Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of shares of Ovintiv common stock reserved for issuance under the ESOP;

•	any reduction in the exercise price or cancellation and reissue of stock options;

•	any extension of the term of a stock option beyond the original expiry date, except as permitted under the Blackout Extension Period;

•	any extension to the length of the Blackout Extension Period;
•	the inclusion of non-employee directors as eligible participants under the ESOP;

•	any allowance for the transferability of stock options (other than upon death of a stock option holder); or

•	amendments which require shareholder approval under applicable law.

For the fiscal year ended December 31, 2022, December 31, 2023 and December 31, 2024, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0%, 0% and 0%, respectively.

104 | 2025 Proxy Statement	Ovintiv Inc.

FREQUENTLY ASKED QUESTIONS

Please read this section carefully for important information on how to vote your shares of Ovintiv common stock.

When is the Meeting?

The Meeting will be held at 8:00 a.m. (Mountain Time) on May 1, 2025. The Meeting will be held virtually. Shareholders as of the Record Date can participate in the Meeting by visiting www.virtualshareholdermeeting.com/ovv2025. If you wish to only listen to the Meeting, you can simply follow the Meeting link and sign on. If you wish to vote or ask a question during the Meeting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only shareholders as of the close of business on the Record Date are entitled to vote at the Meeting, or at any adjournments or postponements thereof.

Am I a registered or non-registered shareholder?

You are a registered shareholder if you hold shares of Ovintiv common stock in your own name. If your name appears on a certificate for shares of Ovintiv common stock, you are a registered shareholder.

You are a non-registered shareholder if your shares of Ovintiv common stock are not registered in your name and are instead registered in the name of a nominee, such as a trustee, financial institution or securities broker. If your shares of Ovintiv common stock are listed in an account statement provided to you by your broker, you are likely a non-registered shareholder.

How do I vote?

Registered Shareholders

If you are a registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock using the methods described below.

YOU CAN VOTE YOUR SHARES OF OVINTIV COMMON STOCK IN ANY OF THE FOLLOWING WAYS:

ONLINE

Before the Meeting, you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2025. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Non-Registered Shareholders

If you are a non-registered shareholder as of the Record Date, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

Ovintiv Inc.	2025 Proxy Statement | 105

Who is soliciting my proxy?

The Board is soliciting proxies in connection with the Meeting. This solicitation is being made primarily by mail, but proxies may also be solicited personally by directors, employees or agents of Ovintiv using telephone, email or other electronic means.

Who pays for the proxy solicitation?

Ovintiv pays the costs of preparing, printing and distributing the proxy materials used in the solicitation of proxies. These costs may include the reimbursement of brokers and other entities who incur costs forwarding proxy materials to Ovintiv’s non-registered shareholders. Ovintiv has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies. Aggregate fees payable to Innisfree in connection with the solicitation of proxies will be approximately $25,000, plus reasonable out-of-pocket disbursements.

What is the deadline to return my voting instructions?

The deadline for submitting voting instructions by Internet, telephone or mail as a registered shareholder is 9:59 p.m., MT, on April 30, 2025. For shareholders whose shares are registered in the name of a bank, broker or another nominee, please refer to the information provided by your nominee for information about the deadline for submitting voting instructions.

How will my shares be voted if I am represented at the Meeting by proxy?

All shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions.

What happens if I return a proxy card without voting instructions?

If you submit a proxy and do not provide instructions regarding any matter identified in the Notice of the Meeting, your shares will be voted by the proxy holders as follows:

•	FOR the election of each of the 11 director nominees nominated in this Proxy Statement;

•	FOR advisory approval of the Company’s executive compensation;

•	FOR the increase share reserve of Omnibus Incentive Plan; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

What should I do if I receive more than one form of proxy or voting instruction form?

If some of your shares are registered in your name and some are registered in the name of one or more nominees (such as a bank or broker), you will need to return more than one proxy card in order to vote all of your shares.

Please follow the instructions provided on the proxy card carefully, as the voting process differs for registered and non-registered shareholders.

Can I change or revoke my proxy once I have given it?

If you are a registered shareholder, you can change or revoke your proxy prior to the vote being taken at the Meeting by:

•	submitting a written notice to Ovintiv’s Corporate Secretary at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado, 80202 prior to the Meeting;

•	submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above; or

•	voting online at the Meeting.

If you are a non-registered shareholder, you can change or revoke your proxy by following the specific instructions provided to you by your respective bank, broker or other nominee. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee as soon as possible to ensure any changes to voting instructions are communicated sufficiently in advance of the Meeting.

Only the latest validly executed proxy that you submit will be counted.

What is the quorum requirement for the Meeting?

The quorum requirement for the Meeting is a majority of all outstanding shares of Ovintiv common stock entitled to vote at the Meeting, either present in person or represented by proxy. As of March 4, 2025, the Record Date there were 260,324,464 issued and outstanding shares of Ovintiv common stock.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are providing access to this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, via the Internet using the U.S. SEC’s “notice and access” system. As a result, a Notice of Internet Availability of Proxy Materials will be mailed to each shareholder of record as of the Record Date. Shareholders may choose to access our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials or may request to receive a printed set of our proxy materials.

106 | 2025 Proxy Statement	Ovintiv Inc.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice of Internet Availability of Proxy Materials will find instructions on how to obtain a paper copy of such materials on their notice.

How many votes do I have?

You have one vote for each share of Ovintiv common stock that you held as of the close of business on the Record Date.

What happens if amendments, variations, or other matters are brought before the Meeting?

The appointee or appointees named in your proxy card will have discretionary authority to vote on any amendments or variations to the matters identified in the Notice of the Meeting and on any other matters that properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter.

What is a broker non-vote?

Without specific instructions, U.S. brokers and their agents or nominees cannot vote shares of common stock for their clients on certain proposals. Without specific instructions, Canadian brokers and their agents or nominees cannot vote shares of common stock for their clients. If the beneficial owner does not provide voting instructions and the broker elects to vote the beneficial owner’s shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting but will not be tabulated in determining whether any of the items presented at the Meeting has obtained the requisite vote to be approved.

What vote is required to approve each item?

In the election of directors, each nominee must receive more “FOR “ votes than “AGAINST” votes in order to be elected as a director. Abstentions and broker non-votes will have no effect on the election of directors.

For Item 2 (advisory approval of executive compensation), Item 3 (increase share reserve of Omnibus Incentive Plan), and Item 4 (ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors) the affirmative vote of a majority of the voting power of shares of stock of the Company present in person or represented by proxy and entitled to vote on the items will be required for approval. Abstentions will have the effect of a vote against these Items. Broker non-votes will have no effect on outcome of votes for these items.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and act as inspectors of election for the Meeting. Broadridge maintains the confidentiality of individual shareholder votes, but proxies will be submitted to management if they contain comments clearly intended for management or to meet legal requirements.

Do shareholders have dissenters’ rights?

Ovintiv’s shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who can I contact if I have questions?

Innisfree M&A Incorporated

If you have questions about this Proxy Statement or require assistance completing your form of proxy or voting instruction form, please contact Innisfree at:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

Ovintiv Inc.	2025 Proxy Statement | 107

Shareholder Proposals and Director Nominations

Shareholder Proposals For Inclusion In Next Year’s Proxy Statement

Ovintiv is subject to the rules of the SEC under the Exchange Act with respect to shareholder proposals. Shareholder proposals submitted pursuant to SEC rules must be received no later than November 20, 2025 to be considered at Ovintiv’s 2026 Annual Meeting of Shareholders.

All shareholder proposals should be directed to the attention of the Corporate Secretary of Ovintiv, 370

17th Street, Suite 1700, Denver, Colorado 80202. Shareholders are advised that, under the rules of the SEC, the submission of a shareholder proposal does not guarantee its inclusion in the Company’s proxy materials. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Director Nominations For Inclusion In Next Year’s Proxy Statement

Ovintiv’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Ovintiv’s outstanding common stock continuously for at least three years to nominate and include in Ovintiv’s proxy statement, director nominees constituting up to the greater of two individuals or 20% (rounding down), provided that any nominating shareholders and nominees satisfy certain requirements specified in the Ovintiv bylaws, including in respect to form of notice and timely delivery.

Any proxy access nomination notice must be received no earlier than October 21, 2025 and no later than November 20, 2025.

Other Shareholder Proposals And Director Nominations

If a shareholder wishes to propose items of business or nominate a director for election to the Board without including such proposal or nomination in Ovintiv’s proxy statement, that proposal or nomination must comply with the notice procedures set out in Sections 2.2 and 3.3 of Ovintiv’s bylaws (which includes information required by Rule 14a-19 of the Exchange Act), respectively. These procedures require that Ovintiv receive written notice of shareholder proposals and director nominees at least 90 days (and not more than 120 days) before the anniversary of the prior year’s annual meeting of shareholders, which will be no earlier than January 1, 2026 and no later than January 31, 2026 for Ovintiv’s 2026 Annual Meeting.

A copy of our amended and restated bylaws are filed on EDGAR and SEDAR+, and also are available on our website under the “Investors-Corporate Governance” tab.

Management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement.

Communication with the Board of Directors

Shareholders and other interested parties can communicate directly with our directors, including our Board Chair, at the following address:

Ovintiv Inc.

Attention:	Corporate Secretary 370 17th Street, Suite 1700 Denver, Colorado 80202 corporatesecretary@ovintiv.com

Shareholders can also direct inquiries to our investor relations personnel at investor.relations@ovintiv.com.

108 | 2025 Proxy Statement	Ovintiv Inc.

ADDITIONAL SHAREHOLDER INFORMATION

Additional Information

Additional information about Ovintiv, including copies of our Proxy Statement and Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2024), is available on our website at www.ovintiv.com and can also be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR+ at www.sedarplus.com. Shareholders can also request copies of these documents, free of charge, by contacting our Investor Relations department:

Ovintiv Inc. Attention: Investor Relations 370 17th Street, Suite 1700 Denver, Colorado 80202

References to information contained on our website at www.ovintiv.com is not incorporated by reference into, and do not constitute a part of, this Proxy Statement.

Certain statements contained herein may constitute forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially from the estimated or anticipated events or results expressed or implied in such forward-looking statements. For additional information on such assumptions, risks and uncertainties, please consult Ovintiv’s Annual Report on Form 10-K, which can be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR+ at www.sedarplus.com. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Although Ovintiv believes such forward-looking statements are reasonable, there can be no assurance that they will prove to be correct.

Housing of Proxy Materials

Only one proxy statement is being delivered to multiple security holders sharing an address unless Ovintiv has received contrary instructions from one of the security holders. Ovintiv undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement and provide instructions as to how a security holder can notify Ovintiv that such security holder wishes to receive a separate copy of the proxy statement. A security holder who wishes to receive a separate copy of the proxy statement can notify Ovintiv of such request by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300. Security holders sharing an address who are receiving multiple copies of annual reports to security holders or proxy statements can request the delivery of single copies of such documents by notifying Ovintiv by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300.

Ovintiv Inc.	2025 Proxy Statement | 109

Any questions and requests for assistance may be directed to:

Strategic Shareholder Advisor and Proxy Solicitation Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

OVINTIV INC. 370 17TH STREET, SUITE 1700 DENVER, CO 80202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Virtually During The Meeting - Go to www.virtualshareholdermeeting.com/ovv2025

You may virtually attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V64359-P21800 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVINTIV INC.
The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:
ITEM 1.	Election of the 11 Director Nominees Named in the Proxy Statement

Nominees:			For	Against	Abstain

	1a. Peter A. Dea		☐	☐	☐			For	Against	Abstain

	1b. Sippy Chhina		☐	☐	☐	ITEM 2. Advisory Vote to Approve Compensation of Named Executive Officers		☐	☐	☐

	1c. Meg A. Gentle		☐	☐	☐	ITEM 3. Third Amendment to the Omnibus Incentive Plan		☐	☐	☐

	1d. Ralph Izzo		☐	☐	☐	ITEM 4. Ratify PricewaterhouseCoopers LLP as Independent Auditors		☐	☐	☐
	1e. Terri G. King		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1f. Howard J. Mayson		☐	☐	☐

	1g. Brendan M. McCracken		☐	☐	☐

	1h. Steven W. Nance		☐	☐	☐

	1i. George L. Pita		☐	☐	☐

	1j. Thomas G. Ricks		☐	☐	☐

	1k. Brian G. Shaw		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V64360-P21800

OVINTIV INC. Annual Meeting of Shareholders May 1, 2025 8:00 AM (MT) This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter A. Dea and Brendan M. McCracken, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVINTIV INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM (MT) on May 1, 2025, at www.virtualshareholdermeeting.com/ovv2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side